As filed with the U.S. Securities and Exchange Commission on September 15, 2009

File No. 811-7436

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X)

Amendment No. 39

THE DFA INVESTMENT TRUST COMPANY
(Exact Name of Registrant as Specified in Charter)

6300 Bee Cave Road, Building One, Austin, Texas 78746
(Address of Principal Executive Offices) (Zip Code)

(512) 306-7400
(Registrant’s Telephone Number, Including Area Code)

Catherine L. Newell, 6300 Bee Cave Road, Building One, Austin, Texas 78746
(Name and Address of Agent for Service of Process)

Please Send Copy of Communications to: Mark A. Sheehan, Esq. Stradley, Ronon, Stevens & Young, LLP 2600 One Commerce Square Philadelphia, Pennsylvania 19103

THE DFA INVESTMENT TRUST COMPANY
The U.S. Large Company Series
The U.S. Large Cap Value Series
The Tax-Managed U.S. Marketwide Value Series
The Tax-Managed U.S. Equity Series
The DFA International Value Series
The Japanese Small Company Series
The Asia Pacific Small Company Series
The United Kingdom Small Company Series
The Continental Small Company Series
The Canadian Small Company Series
The Emerging Markets Series
The Emerging Markets Small Cap Series
The DFA One-Year Fixed Income Series
The DFA Two-Year Global Fixed Income Series

September 15, 2009

FORM N-1A, Part A:

Responses to Items 1 through 3 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

Items 4(a) and (b) Investment Objectives and Implementation of Investment Objectives.
The DFA Investment Trust Company (the “Trust”) issues the fourteen series that are listed above, each of which operates as a diversified investment company and represents a separate class (“Series”) of the Trust’s shares of beneficial interest. Dimensional Fund Advisors LP (the “Advisor”) serves as investment advisor to each of the Series.

The investment objectives, policies and investment limitations of each Series are set forth below. The investment objective of a Series may not be changed without the affirmative vote of a majority of the outstanding voting securities of that Series. The Trust sells its shares to institutional investors only. Shares of each Series may be issued for cash and/or securities in which a Series is authorized to invest. In addition, when acquiring securities from an institutional investor in consideration of the issuance of its shares, a Series may accept securities from the transferor that it would not otherwise purchase pursuant to its investment policies, as described below. Any such acquisition would be very small in relation to the then total current value of the assets acquired by a Series in any such transaction.

The U.S. Large Company Series

The U.S. Large Company Series seeks, as its investment objective, to approximate the total investment return of the Standard & Poor’s 500 Composite Stock Index® (the “S&P 500® Index”). The Series intends to purchase all of the stocks that comprise the S&P 500® Index in approximately the proportions as they are represented in the S&P 500® Index. The S&P 500® Index is comprised of a broad and diverse group of stocks. Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S. stocks. For this Series, the Advisor considers the stocks that comprise the S&P 500® Index to be those of large companies. Under normal market conditions, at least 95% of the Series’ assets will be invested in the stocks that comprise the S&P 500® Index. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The U.S. Large Company Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. The Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. In addition, the Series may enter into futures contracts and options on futures contracts for U.S. equity market securities and indices. In addition to money market instruments and other short-term investments, The U.S. Large Company Series may invest in affiliated and unaffiliated unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

Ordinarily, portfolio securities will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500® Index, including as a result of mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series’ shares. Given the impact on prices of securities affected by the reconstitution of the S&P 500® Index around the time of a reconstitution date, the Series may purchase or sell securities that may be impacted by the reconstitution before or after the reconstitution date of the S&P 500® Index. For information concerning Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies (“S&P”) and disclaimers of S&P with respect to the Series, see “STANDARD & POOR’S - INFORMATION AND DISCLAIMERS,” below.

STANDARD & POOR’S - INFORMATION AND DISCLAIMERS

The U.S. Large Company Series is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of The U.S. Large Company Series or any member of the public regarding the advisability of investing in securities generally or in The U.S. Large Company Series particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to The U.S. Large Company Series is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to The U.S. Large Company Series. S&P has no obligation to take the needs of The U.S. Large Company Series or their respective owners into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the prices and amount of The U.S. Large Company Series or in the issuance or sale of shares of The U.S. Large Company Series or in the determination or calculation of the equation by which The U.S. Large Company Series shares are to be converted into cash. S&P has no obligation liability in connection with the administration, marketing or trading of The U.S. Large Company Series.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES AND U.S. EQUITY SERIES

U.S. VALUE SERIES

The investment objective of The U.S. Large Cap Value Series (the “Large Cap Value Series”) and The Tax-Managed U.S. Marketwide Value Series (the “Tax-Managed Value Series”) (collectively, the “U.S. Value Series”) is to achieve long-term capital appreciation. Ordinarily, each U.S. Value Series generally will purchase a broad and diverse group of readily marketable common stocks of U.S. companies that the Advisor determines to be value stocks at the time purchase. Securities are considered value stocks primarily because a company’s shares have high book value in relation to their market value (a “book-to-market ratio”). In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time.

The Large Cap Value Series generally will purchase a broad and diverse group of the common stocks of large cap companies traded on a U.S. national securities exchange or the over-the counter market that the Advisor determines to be value stocks at the time of purchase. As of the date of this registration statement, for the purposes of this Series, the Advisor considers large cap companies to be companies whose market capitalizations are generally in the highest 90% total market capitalization or companies whose market capitalizations are larger than the 1000th largest U.S. company, whichever results in the higher market capitalization break. For purposes of this registration statement, “total market capitalization” is based on the market capitalization of U.S. operating companies listed on the New York Stock Exchange (“NYSE”), NYSE

Alternext US LLC, the Nasdaq Global Market® (“Nasdaq”) and such other national securities exchanges deemed appropriate by the Advisor. Under the Advisor’s market capitalization guidelines described above, as of December 31, 2008, the market capitalization of a large cap company was defined by the 90% market capitalization guideline to be $1,737 million or above. This dollar amount will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Large Cap Value Series will invest at least 80% of its net assets in securities of large cap U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Tax-Managed Value Series generally will purchase a broad and diverse group of the common stocks of companies traded on a U.S. national securities exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers for purchase by the Series securities of companies whose market capitalizations generally fall within the range of total market capitalization. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in securities of U.S. companies. If the Series changes this policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

On at least a semi-annual basis, the Advisor will prepare lists of companies whose stock is eligible for investment by a U.S. Value Series. The total market capitalization ranges, and the value criteria used by the Advisor for the U.S. Value Series, as described above, generally apply at the time of purchase by the Series. Each U.S. Value Series is not required to dispose of a security if the security’s issuer is no longer within the total market capitalization range or does not meet current value criteria. Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization and/or value criteria nevertheless may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale. See “INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES AND U.S. EQUITY SERIES—Portfolio Transactions” in this registration statement.

Each U.S. Value Series may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. Each U.S. Value Series also may enter into futures contracts and options on futures contracts for U.S. equity securities and indices. The Tax-Managed Value Series also may invest in ETFs and similarly structured pooled investments for the purpose of gaining exposure to the U.S. equity markets while maintaining liquidity.

In addition to money market instruments and other short-term investments, the Large Cap Value Series may invest in affiliated and unaffiliated unregistered money market funds and the Tax-Managed Value Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

U.S. EQUITY SERIES

The investment objective of The Tax-Managed U.S. Equity Series (the “Tax-Managed Equity Series”) is to achieve long-term capital appreciation. The Tax-Managed Equity Series generally will purchase a broad and diverse group of the common stocks of companies traded on a U.S. national securities exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers for purchase by the Series securities of all companies whose market capitalizations generally fall within the range of total market capitalization. As a non-fundamental policy, under normal circumstances, the Tax-Managed Equity Series will invest at least 80% of its net assets in equity securities of U.S. companies. If the Series changes this policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

On at least a semi-annual basis, the Advisor will prepare lists of companies whose stock is eligible for investment by the Tax-Managed Equity Series. The total market capitalization range used by the Advisor for the Tax-Managed Equity Series, as described above, generally applies at the time of purchase by the Series. The Tax-Managed Equity Series is not required to dispose of a security if the security’s issuer is no longer within the total market capitalization range. Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization criteria nevertheless may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale. See “INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES AND U.S. EQUITY SERIES—Portfolio Transactions” in this registration statement. The Tax-Managed Equity Series may invest in exchange-traded funds (“ETFs”) and similarly structured pooled investments for the purpose of gaining exposure to the U.S. equity markets while maintaining liquidity. The Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Series may enter into futures contracts and options on futures contracts for U.S. equity securities and indices.

The Tax-Managed Series. Except as described under “Portfolio Structure,” the Tax-Managed Value Series and Tax-Managed Equity Series (collectively, the “Tax-Managed Series”) intend to invest in a large portion of the universe of companies whose shares are eligible for investment. The investment portfolio of each Tax-Managed Series generally will be structured using a market capitalization weighted approach. Ordinarily, the amount of each security is purchased based on the issuer’s relative market capitalization. However, the Tax-Managed Series should not be expected to adhere to the market capitalization weighted approach to the same extent as non-tax-managed Series.

Each Tax-Managed Series seeks to maximize the after-tax value of shareholders’ investment in the Series by managing its portfolio in a manner that will defer the realization of net capital gains where possible and may attempt to reduce dividend income.

When selling securities, a Tax-Managed Series typically will select the highest cost shares of the specific security in order to minimize the realization of capital gains. In certain cases, the highest cost shares may produce a short-term capital gain. Since short-term capital gains generally are taxed at higher tax rates than long-term capital gains, the highest cost shares with a long-term holding period may be disposed of instead. A Tax-Managed Series, when possible, will refrain from disposing of a security until the long-term holding period for capital gains for tax purposes has been satisfied. Additionally, a Tax-Managed Series, when consistent with all other tax management policies, may sell securities in order to realize capital losses. Realized capital losses can be used to offset realized capital gains, thus reducing capital gains distributions.

The Advisor may attempt to time the purchases and sales of securities to reduce the receipt of dividends when possible. With respect to dividends that are received, a Tax-Managed Series may not be eligible to pass through the dividends received deduction attributable to holdings in U.S. equity securities to corporate shareholders if, because of certain timing rules, hedging activities, or debt financing activities at the level of the Series, a feeder portfolio of the Series, or the corporate shareholder of the feeder portfolio, the requisite holding period of the dividend-paying stock is not met.

Each Tax-Managed Series is expected to deviate from its market capitalization weighted approach to a greater extent than the non-tax-managed Series. For example, the Advisor may delay buying or exclude the stock of a company that meets applicable market capitalization criteria in order to avoid dividend income, and may sell the stock of a company that meets applicable market capitalization criteria in order to realize a capital loss. Also, while other Series are managed with the expectation that securities generally will be held for longer than one year, a Tax-Managed Series may dispose of securities whenever the Advisor determines that disposition is consistent with its tax management strategies or is otherwise in the best interest of the Tax-Managed Series.

Although the Advisor intends to manage each Tax-Managed Series in a manner that considers the effects of the realization of capital gains and taxable dividend income each year, each Tax-Managed Series may nonetheless distribute taxable gains and dividends to shareholders. Realization of capital gains is not entirely within the Advisor’s control. Capital gains distributions may vary considerably from year to year; there will be no capital gains distributions in years when a Tax-Managed Series realizes a net capital loss. Furthermore, redeeming shareholders will be required to pay taxes on their capital gains, if any, on a redemption of the Series’ shares, whether paid in cash or in-kind, if the amount received on redemption is greater than the amount of the shareholder’s tax basis in the shares redeemed.

Portfolio Structure. The U.S. Value Series may invest a portion of their assets, ordinarily not more than 20%, in high quality, highly liquid fixed income securities, such as money market instruments and short-term repurchase agreements. The Tax-Managed Equity Series also may invest a portion of its assets, ordinarily not more than 20%, in a wide variety of cash investments, such as money market instruments. In addition, the Large Cap Value Series is permitted to purchase shares of affiliated and unaffiliated unregistered money market funds and both Tax-Managed Series are permitted to purchase shares of affiliated and unaffiliated registered and unregistered money market funds.

The U.S. Value Series and the Tax-Managed Equity Series will purchase securities that are listed on the U.S. national securities exchanges or traded on the over-the-counter market. Each of the

U.S. Value Series and the Tax-Managed Equity Series will be structured using a market capitalization weighted approach. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization (except as described above in “The Tax-Managed Series”). Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as momentum, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may deviate from market capitalization weighting to limit or fix the exposure of a Series to a particular issuer to a maximum proportion of the assets of the Series. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Deviation from market capitalization weighting also will occur in the U.S. Value Series and the Tax-Managed Equity Series because the Advisor generally intends to purchase round lots. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by a Series may be reduced, from time to time. A portion, but generally not in excess of 20% of a Series’ assets, may be invested in interest-bearing obligations, as described above, thereby causing further deviation from market capitalization weighting. The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange in exchange for the issuance of their shares. (See “In-kind Purchases” in Item 6(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of a Series. On not less than a semi-annual basis, for each U.S. Value Series, the Advisor will calculate the book-to-market ratio necessary to determine those companies whose stocks may be eligible for investment.

Portfolio Transactions. The U.S. Value Series and the Tax-Managed Equity Series do not intend to purchase or sell securities based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase. As described above under “Portfolio Structure,” investments generally will be made in most of the eligible securities using a market capitalization weighted approach.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. The Large Cap Value Series and the Tax-Managed Series may sell portfolio securities when the issuer’s market capitalization falls below that of the issuer with the minimum market capitalization that is then eligible for purchase by the Series. However, securities, including securities that are eligible for purchase, may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale.

In addition, the Large Cap Value Series and the Tax-Managed Value Series may sell portfolio securities when their book-to-market ratios fall below that of the security with the lowest such ratio that is then eligible for purchase by the Series.

INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES

Each of The Japanese Small Company Series, The Asia Pacific Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series and The Canadian Small Company Series of the Trust (collectively, the “Small Company Series”) has an investment objective to achieve long-term capital appreciation. The Small Company Series provide investors with access to securities portfolios consisting of small Japanese, United Kingdom, European, Asia Pacific and Canadian companies. Company size will be determined for purposes of these Series on the basis of a company’s market capitalization. “Market capitalization” will be calculated by multiplying the price of a company’s stock by the number of its shares of outstanding common stock.

The Japanese Small Company Series

The Japanese Small Company Series (the “Japanese Series”) generally will purchase a broad and diverse group of readily marketable stocks of Japanese small companies. The Japanese Series also may invest in securities of companies associated with Japan, which is the Series’ Approved Market (for a description of the securities approved for investment, see “International Equity Series-Approved Markets”). The Advisor measures company size based primarily on market capitalization. The Advisor first ranks eligible companies by market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in Japan. As of December 31, 2008, the Advisor considered Japanese small companies to be those companies with a market capitalization below $1,190 million. This dollar amount will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Japanese Series will invest at least 80% of its net assets in securities of Japanese small companies. If the Japanese Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions. The Japanese Series intends to purchase the stock of eligible companies using a market capitalization weighted approach. The Japanese Series also may invest up to 5% of its assets in convertible debentures issued by Japanese small companies. (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Structure.”) The Japanese Series may invest in ETFs and similarly structured pooled investments that provide exposure to the Japanese equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The Japanese Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Japanese Series may enter into futures contracts and options on futures contracts for Japanese equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Japanese Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The United Kingdom Small Company Series

The United Kingdom Small Company Series (the “United Kingdom Series”) generally will purchase a broad and diverse group of readily marketable stocks of United Kingdom small companies. The United Kingdom Series also may invest in securities of companies associated with the United Kingdom, which is the Series’ Approved Market (for a description of the securities approved for investment, see “International Equity Series-Approved Markets”). The Advisor measures company size based primarily on the market capitalization of companies in the United Kingdom. The Advisor first ranks eligible companies by market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in the United Kingdom. As of December 31, 2008, the Advisor considered United Kingdom small companies to be those companies with a market capitalization below $1,790 million. This dollar amount will change due to market conditions. The United Kingdom Series, however, will not purchase shares of any investment trust or of any company whose market capitalization is less than $5 million. As a non-fundamental policy, under normal circumstances, the United Kingdom Series will invest at least 80% of its net assets in securities of United Kingdom small companies. If the United Kingdom Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions. The United Kingdom Series also may invest up to 5% of its assets in convertible debentures issued by United Kingdom small companies. (See “INVESTMENT OBJECTIVES AND POLICIES -SMALL COMPANY SERIES—Portfolio Structure.”) The United Kingdom Series may invest in ETFs and similarly structured pooled investments that provide exposure to the United Kingdom equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The United Kingdom Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The United Kingdom Series may enter into futures contracts and options on futures contracts for United Kingdom equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the United Kingdom Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The Continental Small Company Series

The Continental Small Company Series (the “Continental Series”) generally will purchase readily marketable stocks of a broad and diverse group of small companies associated with certain European countries designated by the Advisor’s Investment Committee as Approved Markets. As of the date of this registration statement, the Continental Series may invest in small companies associated with the following Approved Markets: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain,

Sweden, and Switzerland (for a description of the securities approved for investment, see “International Equity Series-Approved Markets”). The Investment Committee also may designate other countries as Approved Markets for investment in the future in addition to the countries listed above. Also, the Series may continue to hold investments in countries that are not currently designated as Approved Markets, but had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets. The Advisor determines company size on a country or region specific basis and based primarily on market capitalization. In the countries or regions authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Continental Series with respect to each country or region. As of December 31, 2008, on an aggregate basis for the Continental Series, the Advisor considered small companies to be those companies with a market capitalization below $2,571 million. This threshold will vary by country or region. For example, as of December 31, 2008, the Advisor considered a small company in the European Monetary Union (“EMU”) to have a market capitalization below $2,571 million, a small company in Denmark to have a market capitalization below $516 million, and a small company in Sweden to have a market capitalization below $1,408 million. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Continental Series will invest at least 80% of its net assets in securities of small companies located in continental Europe. If the Continental Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions. The Continental Series intends to purchase the stock of eligible companies using a market capitalization weighted approach within each country. The Continental Series also may invest up to 5% of its assets in convertible debentures issued by European small companies. In addition, the Advisor may, in its discretion, either limit further investments in a particular country or divest the Continental Series of holdings in a particular country. (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Structure.”) The Continental Series may invest in ETFs and similarly structured pooled investments that provide exposure to the continental European equity markets or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The Continental Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Continental Series may enter into futures contracts and options on futures contracts for continental European equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Continental Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The Asia Pacific Small Company Series

The Asia Pacific Small Company Series (the “Asia Pacific Series”) generally will purchase stocks of a broad and diverse group of small companies associated with Australia, New Zealand and Pacific Rim Asian countries that have been designated as Approved Markets by the Advisor’s Investment Committee. As of the date of this registration statement, the Asia Pacific Series may invest in small companies associated with the following Approved Markets: Australia, Hong Kong, New Zealand and Singapore (for a description of the securities approved for investment, see “International Equity Series-Approved Markets”). Also, the Series may continue to hold investments in countries that are not currently designated as Approved Markets, but had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.

The Advisor measures company size on a country specific basis and based primarily on market capitalization. In the countries authorized for investment, the Advisor first ranks eligible companies listed based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Asia Pacific Series with respect to each country authorized for investment. As of December 31, 2008, on an aggregate basis for the Asia Pacific Series, the Advisor considered small companies to be those with a market capitalization below $1,084 million. This threshold will vary by country. As of December 31, 2008, the Advisor considered Pacific Rim small companies to be those companies with a market capitalization below $724 million in Australia, $630 million in Hong Kong, $1,084 million in New Zealand and $746 million in Singapore. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Asia Pacific Series will invest at least 80% of its net assets in securities of small companies located in Australia, New Zealand and Pacific Rim Asian countries. If the Asia Pacific Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions. The Asia Pacific Series intends to acquire a portion of the stock of eligible companies using a market capitalization weighted approach within each country. The Asia Pacific Series also may invest up to 5% of its assets in convertible debentures issued by small companies located in the Asia Pacific. (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Structure.”) The Asia Pacific Series may invest in ETFs and similarly structured pooled investments that provide exposure to Asia Pacific equity markets or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The Asia Pacific Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Asia Pacific Series may enter into futures contracts and options on futures contracts for Asia Pacific equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Asia Pacific Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The Canadian Small Company Series

The Canadian Small Company Series (the “Canadian Series”) generally will purchase a broad and diverse group of readily marketable stocks of Canadian small companies. The Canadian Series invests in securities of companies associated with Canada, which is the Series’ Approved Market (for a description of the securities approved for investment, see “International Equity Series-Approved Markets”). The Advisor measures company size based primarily on the market capitalization of companies. The Advisor first ranks eligible companies by market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in Canada. As of December 31, 2008, the Advisor considered Canadian small companies to be those companies with a market capitalization of $1,018 million or below. This dollar amount will change due to market conditions. The Advisor also will establish a minimum market capitalization that a company must meet in order to be considered for purchase, which minimum will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Canadian Series will invest at least 80% of its net assets in securities of Canadian small companies. If the Canadian Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Canadian Series intends to purchase the stock of eligible companies using a market capitalization weighted approach. The Canadian Series also may invest up to 5% of its assets in convertible debentures issued by Canadian small companies. (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Structure.”) The Canadian Series may invest in ETFs and similarly structured pooled investments that provide exposure to the Canadian equity market or other equity markets, including the United States, for the purpose of gaining exposure to the equity markets while maintaining liquidity. The Canadian Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Canadian Series may enter into futures contracts and options on futures contracts for Canadian equity securities and indices or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Canadian Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

Portfolio Structure

Each Small Company Series uses a market capitalization weighted approach as described below. The following discussion applies to the investment policies of the Small Company Series.

The decision to include or exclude the shares of an issuer will be made on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country or region. Company size is measured in terms of local currencies in order to eliminate the effect of variations in currency exchange rates. Even though a company’s stock may meet the applicable market capitalization criterion, it may not be purchased if: (i) in the Advisor’s judgment, the issuer is in extreme financial difficulty; (ii) the issuer is involved in a merger or consolidation or is the subject of an acquisition; (iii) a significant portion of the issuer’s securities are closely held; or (iv) the Advisor determines in its judgment that the purchase of such stock is inappropriate given other conditions. Further, securities of real estate investment trusts will not be acquired (except as a part of a merger, consolidation or acquisition of assets).

The portfolio structures of the Small Company Series involve market capitalization weighting in determining individual security weights and, where applicable, country or region weights. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization. Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as free float, momentum, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may deviate from market capitalization weighting to limit or fix the exposure of a Series to a particular issuer to a maximum proportion of the assets of the Series. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float adjusts market capitalization weighting to exclude the share capital of a company that is not freely available for trading in the public equity markets by international investors. For example, the following types of shares may be excluded: (i) those held by strategic investors (such as governments, controlling shareholders and management); (ii) treasury shares; or (iii) shares subject to foreign ownership restrictions.

Deviation from market capitalization weighting also will occur because the Advisor generally intends to purchase in round lots. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held may be reduced from time to time. A portion, but generally not in excess of 20%, of assets may be invested in interest-bearing obligations, such as money-market instruments, for this purpose, thereby causing further deviation from market capitalization weighting.

Block purchases of eligible securities may be made at opportune prices, even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, each Small Company Series may, in exchange for the issuance of shares, acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange. (See “In-kind Purchases” in Item 6(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of assets.

If securities must be sold in order to obtain funds to make redemption payments, such securities may be repurchased as additional cash becomes available. In most instances, however, management would anticipate selling securities that had appreciated sufficiently to be eligible for sale and, therefore, would not need to repurchase such securities. (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES—Portfolio Transactions.”)

Changes in the composition and relative ranking (in terms of market capitalization) of the stocks that are eligible for purchase take place with every trade when the securities markets are open for trading due, primarily, to price fluctuations of such securities. Common stocks whose market capitalizations are not greater than such company will be purchased. Additional investments generally will not be made in securities that have appreciated in value sufficiently to be excluded from the Advisor’s then current market capitalization requirement for eligible portfolio securities. This may result in further deviation from market capitalization weighting and such deviation could be substantial if a significant amount of holdings increase in value sufficiently to be excluded from the requirement for eligible securities, but not by a sufficient amount to warrant their sale. (See “INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY PORTFOLIOS—Portfolio Transactions.”) A further deviation from market capitalization weighting may occur if a Series invests a portion of its assets in convertible debentures.

Country weights may be based on the total market capitalization of companies within each country. The calculation of country market capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy. In addition, to maintain a satisfactory level of diversification, the Investment Committee may limit or fix the exposure to a particular country or region to a maximum proportion of the assets of the Series. Country weights also may deviate from target weights due to general day-to-day trading patterns and price movements. As a result, the weighting of certain countries may vary from their weighting in published international indices.

Generally, current income is not sought as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be selected for investment do pay dividends. It is anticipated, therefore, that dividend income will be received. Also, each Small Company Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See “Securities Loans” below.)

Portfolio Transactions

On a periodic basis, the Advisor will review the holdings of each Small Company Series and determine which, at the time of such review, are no longer considered small Japanese, United Kingdom, European, Asia Pacific or Canadian companies.

Securities that have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive, or due to an expected or realized general decline in securities prices. Securities may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances, such as (but not limited to) tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices, warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalizations.

The DFA International Value Series

The investment objective of The DFA International Value Series (the “International Value Series”) is to achieve long-term capital appreciation. The Series operates as a diversified investment company and seeks to achieve its objective by purchasing the stocks of large non-U.S. companies that the Advisor believes to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value (a “book-to-market ratio”). In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time. The Series intends to purchase the stocks of large companies associated with countries with developed markets designated as Approved Markets by the Advisor’s Investment Committee. As of the date of this registration statement, the Series may purchase the stocks of large companies associated with the following Approved Markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom (for a description of the securities approved for investment, see “International Equity Series-Approved Markets”). The Advisor will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, such as asset growth in the Series and characteristics of each country’s markets. In addition to the countries listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets. The Investment Committee of the Advisor may authorize other developed markets for investment in the future, in addition to the countries identified above.

Under normal market conditions, the Series intends to invest its assets in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S. countries and no more than 40% of the Series’ assets will be invested in such companies in any one country.

The International Value Series intends to purchase the stocks of large companies in countries with developed markets. The Advisor determines company size on a country or region specific basis and based primarily on market capitalization. In the countries or regions authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the minimum market capitalization of a large company that may be purchased by the International Value Series with respect to each country or region. As of December 31, 2008, on an aggregate basis for the International Value Series, the Advisor considered large companies to be those companies with a market capitalization of at least $516 million. This threshold will vary by country or region. For example, as of December 31, 2008, the Advisor considered a large company in the EMU to have a market capitalization of at least $2,571 million, a large company in Australia to have a market capitalization of at least $724 million and a large company in Hong Kong to have a market capitalization of at least $630 million. These dollar amounts will change due to market conditions.

The International Value Series intends to purchase securities within each applicable country using a market capitalization weighted approach. The Advisor, using this approach and its judgment, will set country weights based on the relative market capitalizations of eligible large companies within each country. As a result, the weightings of certain countries in the Series may vary from their weightings in international indices, such as those published by FTSE International, Morgan Stanley Capital International or Citigroup.

The International Value Series also may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The International Value Series may enter into futures contracts and options on futures contracts for foreign or U.S. equity securities and indices. In addition to money market instruments and other short-term investments, the International Value Series may invest in affiliated and unaffiliated unregistered money market funds to manage the Series’ cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

The portfolio structure of the International Value Series involves market capitalization weighting in determining individual security weights and country or region weights. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization. Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as free float, momentum, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may deviate from market capitalization weighting to limit or fix the exposure of a Series to a particular issuer to a maximum proportion of the assets of the Series. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float adjusts market capitalization weighting to exclude the share capital of a company that is not freely available for trading in the public equity markets by international investors. For example, the following types of shares may be excluded: (i) those held by strategic investors (such as governments, controlling shareholders and management); (ii) treasury shares; or (iii) shares subject to foreign ownership restrictions.

Deviation from market capitalization weighting also will occur because the Series generally intends to purchase in round lots. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by the Series may be reduced, from time to time. A portion, but generally not in excess of 20%, of the Series’ assets may be invested in interest-bearing obligations, such as money-market instruments, thereby causing further deviation from market capitalization weighting. Such investments would be made on a temporary basis pending investment in equity securities pursuant to the Series’ investment objective.

The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise represented in its portfolio at the time of the exchange in exchange for the issuance of its shares. (See “In-kind Purchases” in Item 6(b).) While such transactions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of the Series.

Changes in the composition and relative ranking (in terms of market capitalization and book-to-market ratio) of the stocks that are eligible for purchase by the Series take place with every trade when the securities markets are open for trading, due primarily to price fluctuations of such securities. On not less than a semi-annual basis, the Advisor will prepare a list of eligible large companies with high book-to-market ratios whose stock are eligible for investment. Additional investments will not be made in securities that have depreciated in value to such an extent that they are not then considered by the Advisor to be large companies. This may result in further deviation from market capitalization weighting and such deviation could be substantial if a significant amount of the Series’ holdings decreases in value sufficiently to be excluded from the then current market capitalization requirement for eligible securities, but not by a sufficient amount to warrant sale of the holdings.

Country weights may be based on the total market capitalization of companies within each country. The calculation of country market capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy. In addition, to maintain a satisfactory level of diversification, the Investment Committee may limit or fix the exposure to a particular country or region to a maximum proportion of the assets of that vehicle. Country weights also may deviate from target weights due to general day-to-day trading patterns and price movements. As a result, the weighting of certain countries may vary from their weighting in published international indices.

The Series does not seek current income as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be owned by the Series do pay dividends. It is anticipated, therefore, that the Series will receive dividend income. The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See “Securities Loans” below.)

Securities which have depreciated in value since their acquisition will not be sold by the Series solely because prospects for the issuer are not considered attractive, or due to an expected or realized general decline in securities prices. Securities may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, such as tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year, and will be held until such times as they are no longer considered an appropriate holding in light of the policy of maintaining a portfolio of companies with large market capitalizations and high book-to-market ratios.

In addition to the policies discussed in response to this Item, investment limitations have been adopted by each Series and are noted in response to Items 11(b) and (c) of Part B.

International Equity Series – Approved Markets

The Japanese Series, United Kingdom Series, Continental Series, Asia Pacific Series, Canadian Series and International Value Series (the “International Equity Series”) invest in countries designated as Approved Markets for the Series by the Advisor’s Investment Committee. The International Equity Series invest in securities of Approved Markets (as identified in investment objectives and policies sections above) listed on bona fide securities exchanges or traded on the over-the-counter markets. These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country. For example, the securities may be listed or traded in the form of European Depository Receipts, Global Depository Receipts, American Depository Receipts, or other types of depository receipts (including non-voting depositary receipts) or may be listed on bona fide securities exchanges in more than one country. An International Equity Series will consider for purchase securities that are associated with an Approved Market, and include, among others: (a) securities of companies that are organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market, its agencies or instrumentalities, or the central bank of such country or territory; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (f) equity securities of companies in Approved Markets in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in securities of Approved Markets or derivative instruments that derive their value from securities of Approved Markets; or (h) securities included in the Series’ benchmark index. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries or regions. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries or regions as well as in the Approved Markets. The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets. For example, the Advisor may invest in companies organized and located in the United States or other countries or regions outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the criteria discussed above to be considered associated with Approved Markets.

The Emerging Markets Series and The Emerging Markets Small Cap Series

The investment objective of both The Emerging Markets Series and The Emerging Markets Small Cap Series is to achieve long-term capital appreciation. Each Series seeks to achieve its investment objective by investing in companies associated with emerging markets designated by the Investment Committee of the Advisor (“Approved Markets”). Each Series invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets. These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country. For example, the securities may be listed or traded in the form of European Depositary Receipts, Global Depositary Receipts, American Depositary Receipts or other types of depositary receipts (including non-voting depositary receipts) or may be listed on bona fide securities exchanges in more than one country.

Series’ Characteristics and Policies. The Emerging Markets Series will seek to purchase a broad market coverage of larger companies within each Approved Market. The Advisor’s definition of large varies across countries and is based primarily on market capitalization. In each country authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalizations. The Advisor then defines the minimum market capitalization for a large company in that country. As of December 31, 2008, China had the highest size threshold, $2,214 million, and the lowest size threshold, $352 million, was in Thailand. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, The Emerging Markets Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as Approved Market securities. If The Emerging Markets Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

The Emerging Markets Small Cap Series will seek to purchase a broad market coverage of smaller companies within each Approved Market. The Advisor’s definition of small varies across countries and is based primarily on market capitalization. In each country authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalizations. The Advisor then defines the maximum market capitalization for a small company in that country. As of December 31, 2008, China had the highest size threshold, $2,214 million, and the lowest size threshold $352 million was in Thailand. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, The Emerging Markets Small Cap Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as small company Approved Market securities. If The Emerging Markets Small Cap Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series.

Each Series may not invest in all such companies or Approved Markets described above or achieve approximate market weights, for reasons which include constraints imposed within Approved Markets (e.g., restrictions on purchases by foreigners), and each Series’ policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined as securities that are associated with an Approved Market, and include, among others: (a) securities of companies that are organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (f) Approved Markets equity securities in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in Approved Markets securities or derivative instruments that derive their value from Approved Markets securities; or (h) securities included in the Series’ benchmark index. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Markets securities.

In determining what countries are eligible markets for each Series, the Advisor may consider various factors, including without limitation, the data, analysis, and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank), the International Finance Corporation, FTSE International, Morgan Stanley Capital International, Citigroup and the Heritage Foundation. Approved emerging markets may not include all such emerging markets. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, investor information, government regulation, including fiscal and foreign exchange repatriation rules and the availability of other access to these markets by each of the Series.

As of the date of this registration statement, the Series invest in the following countries that are designated as Approved Markets: Brazil, Chile, China, Czech Republic (for The Emerging Markets Series only), Hungary, India, Indonesia, Israel, Malaysia, Mexico, the Philippines, Poland, South Africa, South Korea, Taiwan, Thailand and Turkey. In addition to the Approved Markets listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but that had been authorized for investment in the past, and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.

Pending the investment of new capital in Approved Markets securities, each Series will typically invest in money market instruments or other highly liquid debt instruments, including those denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, each Series may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although neither Series expects the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances. Each Series also may invest in ETFs and similarly structured pooled investments that provide exposure to Approved Markets or other equity markets, including the United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity. In addition to money market instruments and other short-term investments, each Series may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve a duplication of certain fees and expenses.

To the extent permitted by the Investment Company Act of 1940, both Series also may purchase shares of other investment companies that invest in one or more Approved Markets, although they intend to do so only where access to those markets is otherwise significantly limited. In some Approved Markets, it will be necessary or advisable for a Series to establish a wholly-owned subsidiary or a trust for the purpose of investing in the Approved Markets. Each Series also may invest up to 5% of its assets in convertible debentures issued by companies organized in Approved Markets.

Both Series may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Series may enter into futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States.

Portfolio Structure. Each Series’ policy of seeking broad market diversification means that the Advisor will not utilize “fundamental” securities research techniques in identifying securities selections. The decision to include or exclude the shares of an issuer will be made primarily on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country. Company size is measured in terms of reference to other companies located in the same country and in terms of local currencies in order to eliminate the effect of variations in currency exchange rates. Even though a company’s stock may meet the applicable market capitalization criterion, it may not be included in a Series for one or more of a number of reasons. For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a “passive foreign investment company” (as defined in the Code). The Advisor also will exercise discretion in purchasing securities in an Approved Market and in determining the allocation of investments among Approved Markets.

Neither Series seeks current income as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be included in a Series do pay dividends. It is anticipated, therefore, that both Series will receive dividend income.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities may be disposed of at any time when, in the Advisor’s judgment, circumstances warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, each Series may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative values of foreign currencies, each Series may purchase foreign currency futures contracts. However, the Series generally do not hedge foreign currency risk. A Series will only enter into such futures contracts if it is expected that the Series will be able readily to close out such contracts. There, however, can be no assurance that it will be able in any particular case to do so, in which case the Series may suffer a loss.

INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES

The DFA One-Year Fixed Income Series

The investment objective of The DFA One-Year Fixed Income Series (“One-Year Fixed Income Series”) is to achieve a return in excess of the rate of inflation with a minimum of risk. The Series will pursue its objective by investing its assets in U.S. government obligations, U.S. government agency obligations, dollar-denominated obligations of foreign issuers issued in the U.S., foreign government and agency obligations, bank obligations, including U.S. subsidiaries and branches of foreign banks, corporate obligations, commercial paper, repurchase agreements and obligations of supranational organizations. Generally, the Series will acquire obligations that mature within one year from the date of settlement, but substantial investments may be made in obligations maturing within two years from the date of settlement when greater returns are available. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in fixed income securities and maintain a weighted average portfolio maturity that will not exceed one year. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series. The Series principally invests in certificates of deposit, commercial paper, bankers’ acceptances, notes and bonds. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (“banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the NYSE is open for trading. (See “Investments in the Banking Industry” in this Item 4 below.)

The DFA Two-Year Global Fixed Income Series

The investment objective of The DFA Two-Year Global Fixed Income Series (“Two-Year Global Fixed Income Series”) is to maximize total returns consistent with preservation of capital. The Series will invest in obligations issued or guaranteed by the U.S. and foreign governments, their agencies and instrumentalities, corporate debt obligations, bank obligations, commercial paper, repurchase agreements, obligations of other domestic and foreign issuers having quality ratings meeting the minimum standards described in “Description of Investments,” securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States, and obligations of supranational organizations, such as the World Bank, the European Investment Bank, European Economic Community and European Coal and Steel Community. As of the date of this registration statement, the Advisor expects that most investments will be made in the obligations of issuers that are in developed countries, such as those countries that are members of the Organization of Economic Cooperation and Development. However, in the future, the Advisor anticipates investing in issuers located in other countries as well. Under normal market conditions, the Series intends to invest in issuers organized or having a majority of their assets in, or deriving a majority of their operating income in, at least three different countries, one of which may be the United States.

As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in fixed income securities that mature within two years from the date of settlement. If the Series changes this investment policy, the Series will notify shareholders at least 60 days before the change, and will change the name of the Series. It is the policy of the Series that the weighted average length of maturity of investments will not exceed two years. However, investments may be made in obligations maturing in a shorter time period (from overnight, to up to less than two years from the date of settlement). Because many of the Series’ investments will be denominated in foreign currencies, the Series also will enter into forward foreign currency contracts solely for the purpose of hedging against fluctuations in currency exchange rates. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (“banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the NYSE is open for trading. (See “Investments in the Banking Industry” in this Item 4 below.)

Description of Investments

The following is a description of the categories of investments which may be acquired by the One-Year Fixed Income Series and the Two-Year Global Fixed Income Series (together, the “Fixed Income Series”).

Permissible
Categories

One-Year Fixed Income Series	1-8, 11
Two-Year Global Fixed Income Series	1-11

     1. U.S. Government Obligations - Debt securities issued by the U.S. Treasury that are direct obligations of the U.S. government, including bills, notes and bonds.

     2. U.S. Government Agency Obligations - Issued or guaranteed by U.S. government-sponsored instrumentalities and federal agencies, which have different levels of credit support. The U.S. government agency obligations include, but are not limited to, securities issued by agencies and instrumentalities of the U.S. Government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, including Ginnie Mae pass-through certificates. Other securities issued by agencies and instrumentalities sponsored by the U.S. government may be supported only by the issuer's right to borrow from the U.S. Treasury, subject to certain limits, such as securities issued by Federal Home Loan Banks, or are supported only by the credit of such agencies and not guaranteed by the U.S. government, such as Freddie Mac and Fannie Mae.

     3. Corporate Debt Obligations - Non-convertible corporate debt securities (e.g., bonds and debentures) which are issued by companies whose commercial paper is rated Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or A-1 or better by S&P or F1 or better by Fitch Ratings Ltd (“Fitch”) and dollar-denominated obligations of foreign issuers issued in the U.S. If the issuer’s commercial paper is unrated, then the debt security would have to be rated at least

AA by S&P or Aa2 by Moody’s or AA by Fitch. If there is neither a commercial paper rating nor a rating of the debt security, then the Advisor must determine that the debt security is of comparable quality to equivalent issues of the same issuer rated at least AA or Aa2.

     4. Bank Obligations - Obligations of U.S. banks and savings and loan associations and dollar-denominated obligations of U.S. subsidiaries and branches of foreign banks, such as certificates of deposit (including marketable variable rate certificates of deposit) and bankers’ acceptances. Bank certificates of deposit will only be acquired from banks having assets in excess of $1,000,000,000.

     5. Commercial Paper - Rated, at the time of purchase, A-1 or better by S&P or Prime-1 by Moody’s or F1 or better by Fitch, or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated Aaa by Moody’s or AAA by S&P or AAA by Fitch.

     6. Repurchase Agreements - Instruments through which the Series purchase securities (“underlying securities”) from a bank or a registered U.S. government securities dealer, with an agreement by the seller to repurchase the securities at an agreed price, plus interest at a specified rate. The underlying securities will be limited to U.S. government and agency obligations described in (1) and (2) above. The Series will not enter into a repurchase agreement with a duration of more than seven days if, as a result, more than 10% of the value of the Series’ total assets would be so invested. In addition, a repurchase agreement with a duration of more than seven days will be subject to a Series’ illiquid securities policy. The Series will invest in repurchase agreements with banks having at least $1,000,000,000 in assets and that are approved by the Investment Committee of the Advisor. The Advisor will monitor the market value of the underlying securities plus any accrued interest thereon so that they will at least equal the repurchase price.

     7. Foreign Government and Agency Obligations - Bills, notes, bonds and other debt securities issued or guaranteed by foreign governments, or their agencies and instrumentalities.

     8. Supranational Organization Obligations - Debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

     9. Foreign Issuer Obligations - Debt securities of non-U.S. issuers rated AA or better by S&P or Aa2 or better by Moody’s or AA or better by Fitch.

     10. Eurodollar Obligations - Debt securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States.

     11. Money Market Funds - The Fixed Income Series may invest in affiliated and unaffiliated unregistered money market funds. Investments in money market funds may involve a duplication of certain fees and expenses.

Investments by the Fixed Income Series may include both fixed and floating rate securities. Floating rate securities bear interest at rates that vary with prevailing market rates. Interest rate adjustments are made periodically (e.g., every six months), usually based on a money market index such as the London Interbank Offered Rate (LIBOR) or the Treasury bill rate.

Investors should be aware that the net asset values of the Fixed Income Series may change as general levels of interest rates fluctuate. When interest rates increase, the value of a portfolio of fixed income securities can be expected to decline. Conversely, when interest rates decline, the value of a portfolio of fixed income securities can be expected to increase.

Investments in the Banking Industry

Each Fixed Income Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (“banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the NYSE is open for trading. For purposes of this policy, the Advisor considers eligible portfolio investments to be those securities that are on the Advisor’s then current buy list that are available for purchase. For the purpose of this policy, which is a fundamental policy of each Series and can only be changed by a vote of the shareholders of each Series, banks and bank holding companies are considered to constitute a single industry, the banking industry. When investment in such obligations exceeds 25% of the total net assets of either Series, such Series will be considered to be concentrating its investments in the banking industry. Once a Series concentrates its investments in the banking industry, a Series may remain concentrated in the banking industry until the purchase of new investments in the normal course of executing the Series’ investment strategy result in less than 25% of the Series’ total assets consisting of banking industry securities. As of the date of this registration statement, the One-Year Fixed Income Series and the Two-Year Global Fixed Income Series are concentrating their investments in the banking industry. The types of bank and bank holding company obligations in which the Fixed Income Series may invest include: certificates of deposit, bankers’ acceptances, commercial paper and other debt obligations issued in the United States that mature within two years of the date of settlement, provided such obligations meet each Series’ established credit rating criteria as stated under “Description of Investments.” In addition, both Series are authorized to invest more than 25% of their total assets in Treasury bonds, bills and notes, and obligations of federal agencies and instrumentalities.

Portfolio Strategy

The Fixed Income Series will be managed with a view to capturing credit risk premiums and term or maturity risk premiums. The term “credit risk premium” means the anticipated incremental return on investment for holding obligations considered to have greater credit risk than direct obligations of the U.S. Treasury, and “maturity risk premium” means the anticipated incremental return on investment for holding securities having maturities of longer than one month compared to securities having a maturity of one month. The Advisor believes that credit risk premiums are available largely through investment in high grade commercial paper, certificates of deposit and corporate obligations. The holding period for assets of the Series will be chosen with a view to maximizing anticipated returns, net of trading costs.

The Fixed Income Series are expected to have high portfolio turnover rates.

Securities Loans

Each Series of the Trust may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While a Series may earn additional income from lending securities, such activity is incidental to the investment objective of the Series. The value of securities loaned may not exceed 33 1/3% of the value of a Series’ total assets, which includes the value of collateral received. To the extent a Series loans a portion of its securities, a Series will receive collateral consisting generally of cash or U.S. government securities, which will be maintained, by marking to market daily, in an amount equal to at least: (i) 100% of the current market value of the loaned securities with respect to U.S. government securities or its agencies; (ii) 102% of the current market value of the loaned securities with respect to securities of the U.S. government or its agencies; and (iii) 105% of the current market value of the loaned securities with respect to foreign securities. Subject to their stated investment policies, the Series may invest the cash collateral received for the loaned securities in securities of the U.S. government or its agencies, repurchase agreements collateralized by securities of the U.S. government or its agencies, and affiliated and unaffiliated registered and unregistered money market funds. For purposes of this paragraph, agencies include both agency debentures and agency mortgage backed securities. In addition, the Series will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. However, dividend income received from loaned securities may not be eligible to be taxed at qualified dividend income rates. See Part B for a further discussion of the tax consequences related to securities lending. A Series will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote securities if the Series knows a material event will occur. In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value. (See “Risks” in Item 4(c) for a discussion of the risks related to securities lending.)

Item 4(b) Other Investment Practices. The U.S. Large Company Series may invest generally not more than 5% of its net assets in the same types of short-term fixed income obligations as may be acquired by the One-Year Fixed Income Series, in order to maintain liquidity or to invest temporarily uncommitted cash balances. (See “INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES—The DFA One-Year Fixed Income Series” in Item 4(a).)

The Series are operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, such person is not subject to registration or regulation as a pool operator under the CEA. (See “Risks” in Item 4(c).)

Each of The U.S. Large Company Series, Large Cap Value Series, International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, Canadian Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Two-Year Global Fixed Income Series will not rely on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the Investment Company Act of 1940 to operate as a fund of funds.

Item 4(c) Risks.

Market Risk

Even a long-term investment approach cannot guarantee a profit. Economic, political and issuer specific events will cause the value of securities, and the Series that own them, to rise and fall. Because the value of an investment in a Series will fluctuate, there is the risk that an investor may lose money.

Small Company Securities

Securities of small companies are often less liquid than those securities of large companies. As a result, small company stocks may fluctuate relatively more in price.

Foreign Securities

The Japanese Series, United Kingdom Series, Continental Series, Asia Pacific Series, Canadian Series, the Fixed Income Series, International Value Series, The Emerging Markets Series and The Emerging Markets Small Cap Series invest in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the value of the assets held by the Series. (Also see “Foreign Currencies and Related Transactions” below.) Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies and there may be less publicly available information about such companies than comparable U.S. companies. The Fixed Income Series also may invest in obligations of supranational organizations. The value of the obligations of these organizations may be adversely affected if one or more of their supporting governments discontinue their support. Also, there can be no assurance that any Series will achieve its investment objective.

The economies of many countries in which the Japanese, United Kingdom, Continental, Asia Pacific, Canadian, the Fixed Income and International Value Series invest are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for those commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of a Series that holds the foreign securities. The net asset values of the Series are denominated in U.S. dollars, and therefore, declines in market price of both the foreign securities held by a Series and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Series’ shares.

Investing in Emerging Markets

The investments of The Emerging Markets Series and The Emerging Markets Small Cap Series involve risks that are in addition to the usual risks of investing in developed foreign markets. A number of emerging market securities markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter rather than longer term holdings. While The Emerging Markets Series and The Emerging Markets Small Cap Series will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to a Series’ investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, a Series may, among other things, discontinue the purchasing of securities in that country. Such restrictions will be considered in relation to the Series’ liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. Further, some attractive equity securities may not be available to the Series because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging market securities markets in which The Emerging Markets Series and The Emerging Markets Small Cap Series may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets, there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a Series to make intended securities purchases due to settlement problems could cause the Series to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a Series, due to subsequent declines in value of the portfolio security or, if a Series has entered into a contract to sell the security, could result in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a Series’ portfolio securities in such markets may not be readily available. The Series’ portfolio securities in the affected markets will be valued at fair value in good faith, in accordance with procedures adopted by the Board of Trustees of the Trust (the “Board”).

Government involvement in the private sector varies in degrees among the emerging securities markets contemplated for investment by the Series. Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures which could be detrimental to the investments of a Series.

Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that The Emerging Markets Series and The Emerging Markets Small Cap Series could in the future become subject to local tax liability that the Series had not reasonably anticipated in conducting their investment activities or valuing their assets.

Foreign Currencies and Related Transactions

Investments of the Japanese, United Kingdom, Continental, Canadian, Asia Pacific and International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, and many of the investments of the Two-Year Global Fixed Income Series will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Series. The Series may purchase or sell foreign currency futures contracts, forward contracts and/or options in order to hedge against changes in the level of foreign currency exchange rates, but typically, only the Two-Year Global Fixed Income Series will do so. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and enable the Series to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of Series securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures, forwards and options thereon depend on the direction of exchange rates, interest rates and other economic factors.

Securities Lending

The Series may lend their portfolio securities to generate additional income. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all.

As a result, Series may lose money and there may be a delay in recovering the loaned securities. A Series also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. Securities lending may have certain potential adverse tax consequences. (See “Securities Loans” for further information on securities lending.)

Borrowing

Each Series may borrow money as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions. Each Series has reserved the right to borrow amounts not exceeding 33 1/3% of the value of its total assets. When advantageous opportunities to do so exist, the Series may purchase securities when borrowings are outstanding. Such purchases can be considered to be “leveraging,” and in such circumstances, the net asset value of the Series may increase or decrease at a greater rate than would be the case if the Series had not leveraged. The interest payable on the amount borrowed would increase the Series’ expenses and if the appreciation and income produced by the investments purchased when the Series has borrowed are less than the cost of borrowing, the investment performance of the Series will be reduced as a result of leveraging.

Portfolio Strategies

The method employed by the Advisor to manage each Series, except The U.S. Large Company Series and the Fixed Income Series, will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions, rather than rely on this technique to select securities. Further, because securities generally will be held long term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors. The U.S. Large Company Series will operate as an index fund and, therefore, represents a passive method of investing in all stocks that comprise the S&P 500® Index, which does not entail selection of securities based on the individual investment merits of their issuers. The investment performance of The U.S. Large Company Series is expected to approximate the investment performance of the S&P 500® Index, which tends to be cyclical in nature, reflecting periods when stock prices generally rise or fall.

Futures Contracts and Options on Futures

All Series, except the One-Year Fixed Income Series, may invest in index futures contracts and options on index futures. These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Series and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting a Series’ ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of a Series to invest in futures contracts and options on futures contracts.

Banking Industry Concentrations

Each Fixed Income Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies (“banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the NYSE is open for trading. Concentrating in obligations of the banking industry may involve additional risk by foregoing the safety of investing in a variety of industries. Changes in the market’s perception of the riskiness of banks relative to non-banks could cause more fluctuations in the net asset values of the Fixed Income Series than might occur in less concentrated portfolios. Focus on the banking industry would link the performance of The DFA One-Year Fixed Income Series and/or The DFA Two-Year Global Fixed Income Series to changes in the performance of the banking industry generally. For example, a change in the market’s perception of the riskiness of banks compared to non-banks would cause the Series’ values to fluctuate. Banks are very sensitive to changes in money market and general economic conditions. The profitability of the banking industry is dependent upon banks being able to obtain funds at reasonable costs and upon liquidity in the capital and credit markets to finance their lending operations. Adverse general economic conditions can cause financial difficulties for a bank’s borrowers and the borrowers failure to repay their loans can adversely affect the bank’s financial situation. Banks are subject to extensive regulation and decisions by regulators may limit the loans banks make and the interest rates and fees they charge, which could reduce bank profitability.

Interest Rate Risk

The Fixed Income Series invest primarily in fixed income securities, which are subject to interest rate risk because the prices of fixed income securities tend to move in the opposite direction of interest rates. When interest rates rise, fixed income security prices fall. When interest rates fall, fixed income security prices rise. In general, fixed income securities with longer maturities are more sensitive to these price changes.

Credit Risk

The Fixed Income Series are subject to credit risk. Credit risk is the risk that the issuer of a security may be unable to make interest payments and/or repay principal when due. A downgrade to an issuer’s credit rating or a perceived change in an issuer’s financial strength may affect a security’s value, and thus, impact a Fixed Income Series’ performance. Credit Risk is greater for fixed income securities with ratings below investment grade (BB or below by S&P or Ba or below by Moody’s). Fixed income securities that are below investment grade involve higher credit risk and are considered speculative. Below investment grade fixed income securities also may fluctuate more in value than higher quality fixed income securities, and during periods of market volatility, may be more difficult to sell at the time and price a Series desires. Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the US government, that are supported only by the issuer’s right to borrow from the U.S. Treasury, subject to certain limitations, and securities issued by agencies and instrumentalities sponsored by the U.S. government that are sponsored by the credit of the issuing agencies, such as Freddie Mac and Fannie Mae, are subject to a greater degree of credit risk. U.S. government agency securities issued or guaranteed by the credit of the agency may still involve a risk of non-payment of principal and/or interest.

Call Risk

The Fixed Income Series are subject to call risk. Call risk is the risk that during periods of falling interest rates, a bond issuer will call or repay a higher-yielding bond before its maturity date, forcing a Fixed Income Series to reinvest in bonds with lower interest rates than the original obligations.

Item 4(d) Portfolio Holdings. Each Series generally will disclose up to its twenty-five largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent of the total assets of the Series, as of the most recent month-end by presenting this information for portfolios that invest in the Series. This information is disclosed online at the Advisor’s Web site, http://www.dimensional.com, which is accessible by shareholders, within twenty days after the end of each month. Each Series also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s Web site, which is accessible by shareholders, two months following the month-end or more frequently and at different periods when authorized in accordance with the Series’ policies and procedures. Please see Item 11(f) for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Series.

Item 5. Management, Organization, and Capital Structure.

Item 5(a)(1) Investment Adviser.

Item 5(a)(1)(i) Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, Texas 78746, serves as investment advisor to each Series. The Advisor is organized as a Delaware limited partnership and is controlled and operated by its general partner, Dimensional Holdings Inc., a Delaware corporation. The Advisor has been engaged in the business of providing investment management services since 1981. As of August 31, 2009 assets under management for all affiliated advisors totaled approximately $148 billion.

Pursuant to an investment management agreement with the Trust with respect to each Series, the Advisor manages the investment and reinvestment of their assets. The Advisor also provides the Trust with records concerning the Advisor’s activities, which the Trust is required to maintain, and renders regular reports to the Trust’s officers and the Board. The Advisor also provides the Series with a trading department and selects brokers and dealers to effect securities transactions.

Investment Services - United Kingdom and Continental Series

Pursuant to Sub-Advisory Agreements with the Advisor, Dimensional Fund Advisors Ltd. (“DFAL”), 7 Down Street, London, W1J7AJ, United Kingdom, a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the United Kingdom and Continental Series. DFAL’s duties include the maintenance of a trading desk for the Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the United Kingdom and Continental Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities that are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFAL. DFAL maintains and furnishes to the Advisor information and reports on United Kingdom and European small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Series and recommendations and elections on corporate actions. DFAL is a member of the Financial Services Authority, a self-regulatory organization for investment managers operating under the laws of England. The Advisor controls DFAL.

Investment Services - Japanese and Asia Pacific Series

Pursuant to Sub-Advisory Agreements with the Advisor, DFA Australia Limited (“DFA Australia”), Level 43 Gateway, 1 MacQuarie Place, Sydney, New South Wales 2000, Australia, has the authority and responsibility to select brokers and dealers to execute securities transactions for the Japanese and Asia Pacific Series. DFA Australia’s duties include the maintenance of a trading desk for each Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the Japanese and Asia Pacific Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities that are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFA Australia. DFA Australia maintains and furnishes to the Advisor information and reports on Japanese and Asia Pacific small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by each Series and recommendations and elections on corporate actions. The Advisor controls DFA Australia.

Consulting Services - International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Canadian Series

The Advisor has entered into a Consulting Services Agreement with DFAL and DFA Australia. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to the International Value Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Canadian Series.

Item 5(a)(1)(ii) The fiscal year-end for each Series was changed from November 30 to October 31. For the fiscal period from December 1, 2007 to October 31, 2008, the Advisor received a fee for its services, which, on an annual basis, equaled the following percentage of the average daily net assets of each Series:

Series	Management Fee

The U.S. Large Company	0.025%
Large Cap Value	0.10%
Tax-Managed Value	0.20%
Tax-Managed Equity	0.05%
International Value	0.20%
Japanese	0.10%
Asia Pacific	0.10%
United Kingdom	0.10%
Continental	0.10%
Canadian	0.10%
The Emerging Markets	0.10%
The Emerging Markets Small Cap	0.20%
One-Year Fixed Income	0.05%
Two-Year Global Fixed Income	0.05%

Item 5(a)(1)(iii) A discussion regarding the basis for the Board approving the investment management agreements with respect to the Series is available in the Trust’s semi-annual report for the six-month period ending April 30, 2009.

Item 5(a)(2) Portfolio Manager. The Advisor serves as investment advisor to each of the Series. As such, the Advisor is responsible for the management of their respective assets. Each of the Series is managed using a team approach. The investment team includes the Investment Committee of the Advisor, portfolio managers and trading personnel.

The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually. As of the date of this registration statement, the Investment Committee has seven members. Investment strategies for all Series are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues. The Investment Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types and brokers.

In accordance with the team approach used to manage the Series, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily investment decisions regarding the portfolios including running buy and sell programs based on the parameters established by the Investment Committee. The portfolio managers named below coordinate the efforts of all other portfolio managers with respect to the day-to-day management of the category of portfolios indicated.

Domestic equity Series	Stephen A. Clark
International equity Series	Karen E. Umland
Fixed income Series	David A. Plecha

Mr. Clark is a Senior Portfolio Manager and Vice President of the Advisor and chairman of the Investment Committee. Mr. Clark received his MBA from the University of Chicago and his BS from Bradley University. Mr. Clark joined the Advisor in 2001 and has been responsible for the portfolio management group since January 2006.

Ms. Umland is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. She received her BA from Yale University in 1988 and her MBA from the University of California at Los Angeles in 1993. Ms. Umland joined the Advisor in 1993 and has been responsible for the international equity portfolios since 1998.

Mr. Plecha is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. Mr. Plecha received his BS from the University of Michigan at Ann Arbor in 1983 and his MBA from the University of California at Los Angeles in 1987. Mr. Plecha has been responsible for the fixed income portfolios since the end of 1991.

Item 15 of Part B provides information about each portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of Series shares.

Item 5(a)(3) Legal Proceedings. Not applicable.

Item 5(b) Capital Stock. Not applicable.

Item 6. Shareholder Information.

Item 6(a) Pricing of Fund Shares. The net asset value per share of each Series is calculated after the close of the NYSE (normally, 1:00 p.m. PT) by dividing the total value of the Series’ investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Series. Note: The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PT.

The value of the shares of each Series will fluctuate in relation to its own investment experience. Securities held by the Series will be valued in accordance with applicable laws and procedures adopted by the Board, and generally, as described below.

Securities held by the Series (including over-the-counter securities) are valued at the last quoted sale price of the day. Securities held by the Series that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”). If there is no last reported sale price or NOCP of the day, the Series value the securities at the mean of the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Generally, securities issued by open-end investment companies, such as the Series, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.

The value of the shares of the Fixed Income Series will tend to fluctuate with interest rates because, unlike money market funds, these Series do not seek to stabilize the value of their respective shares by use of the “amortized cost” method of asset valuation. Net asset value includes interest on fixed income securities that is accrued daily. Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities.

Securities that are traded over-the-counter and on a stock exchange generally will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities, this ordinarily will be the over-the-counter market.

The value of the securities and other assets of the Series for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board. Fair value pricing also may be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated. When fair value pricing is used, the prices of securities used by the Series may differ from the quoted or published prices for the same securities on their primary markets or exchanges.

To the extent that a Series holds large numbers of securities, it is likely that it will have a larger number of securities that may be deemed illiquid and therefore must be valued pursuant to special procedures adopted by the Board, than would a fund that holds a smaller number of securities.

As of the date of this registration statement, the Series holding foreign equity securities (the “Foreign Equity Funds”) also will fair value price in the circumstances described below. Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (normally, 11:00 p.m. PT), which is fourteen hours prior to the close of the NYSE (normally, 1:00 p.m. PT) and the time that the net asset values of the Foreign Equity Funds are computed. Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Foreign Equity Funds price their shares at the close of the NYSE, the Foreign Equity Funds will fair value their foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available. The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Foreign Equity Funds’ foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. For these purposes, the Board of the Series have determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing. Consequently, fair valuation of portfolio securities may occur on a daily basis. The fair value pricing by the Series utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments). The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the net asset value of a Series. When a Foreign Equity Fund uses fair value pricing, the values assigned to the Foreign Equity Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges. The Board of the Series monitors the operation of the method used to fair value price the Foreign Equity Funds’ foreign investments.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that a Series could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Series determines its net asset value per share. As a result, the sale or redemption by a Series of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The net asset values per share of the Japanese Series, Asia Pacific Series, Continental Series, Canadian Series, United Kingdom Series, International Value Series, Two-Year Global Fixed Income Series, The Emerging Markets Series and The Emerging Markets Small Cap Series (the “International Series”) are expressed in U.S. dollars by translating the net assets of each International Series using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources. Since the International Series own securities that are primarily listed on foreign exchanges which may trade on days when the International Series do not price their shares, the net asset values of the International Series may change on days when shareholders will not be able to purchase or redeem shares.

Most Series generally calculate their net asset values per share and accept purchase and redemption orders on days that the NYSE is open for trading. The Japanese Series, United Kingdom Series and Continental Series are each closed on days that the foreign securities exchange(s) on which their portfolio securities are principally traded are closed. Purchase and redemption orders for shares of such Series will not be accepted on those days.

Certain of the securities holdings of The Emerging Markets Series and The Emerging Markets Small Cap Series in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities. For example, such Series might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). These Series also may be subject to certain contractual arrangements with investment authorities in an Approved Market, which require a Series to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by a Series is determined each day as of such close.

The Trust bears all of its own costs and expenses, including: services of its independent public accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and trustees, the cost of filing its registration statement under federal securities law, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees. Expenses allocable to a particular Series are so allocated and expenses of the Trust that are not allocable to a particular Series are borne by each Series on the basis of its relative net assets.

Item 6(b) Purchase of Fund Shares. The Trust’s shares have not been registered under the Securities Act of 1933, which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder’s account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

In-Kind Purchases. If accepted by the Trust, shares of the Series may be purchased in exchange for securities which are eligible for purchase or otherwise represented in the Series’ portfolios at the time of the exchange as described in this registration statement or as otherwise consistent with the Trust’s policies or procedures or in exchange for local currencies in which such securities of the Japanese, United Kingdom, Asia Pacific, Continental, Canadian, International Value, The Emerging Markets, The Emerging Markets Small Cap and Two-Year Global Fixed Income are denominated. Securities and local currencies which are accepted by the Trust for exchange and Trust shares to be issued in the exchange will be valued, as set forth under “Pricing of Fund Shares” in Item 6(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Japanese Series, United Kingdom Series, Asia Pacific Series, Continental Series, Canadian Series, International Value Series or Two-Year Global Fixed Income Series with local currencies should first contact the Advisor.

The Trust will not accept securities in exchange for shares of a Series unless: (1) such securities are eligible to be included, or otherwise represented, in the Series’ portfolios at the time of exchange and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; and (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Series, will not exceed 5% of the net assets of the Series immediately after the transaction. (See Items 4(a) and (b) above.) Investors interested in such exchanges should contact the Advisor. Investors also should know that an in-kind purchase of shares of a Series may result in taxable income; an investor desiring to make an in-kind purchase should consult its tax advisor.

Item 6(c) Redemption of Fund Shares. As stated above in response to Item 6(b), “Purchase of Fund Shares,” the Trust’s shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.

Investors who desire to redeem shares of a Series must first contact the Advisor at (888) 576-1167 or (512) 306-7400. Redemptions are processed on any day on which the Trust is open for business and are effected at the Series’ net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the Investment Company Act of 1940. The amount received upon redemption may be more or less than the amount paid for the shares, depending upon the fluctuations in the market value of the assets owned by the Series.

When in the best interests of a Series, the Series (other than the Tax-Managed Series) may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the Investment Company Act of 1940. Each Tax-Managed Series is authorized to make redemption payments solely by a distribution of portfolio securities (or to pay the redemption price with a combination of securities or cash) when it is determined by the Advisor to be in the best interests of the Series. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Japanese, United Kingdom, Continental, Asia Pacific, Canadian, The Emerging Markets, The Emerging Markets Small Cap, Two-Year Global Fixed Income and International Value Series reserve the right to redeem their shares in the currencies in which their investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares that were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to ten days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

The Trust reserves the right to involuntarily redeem shares of a Series owned by an investor if the investment advisory agreement between the investor and the Advisor is terminated.

For additional information about redemption of Trust shares, see Item 18 in Part B.

Item 6(d) Dividends and Distributions. Except for the Partnership Series (defined below), dividends from ordinary income of the Series are distributed quarterly and also in October of each year, and any investment company taxable income and capital gain net income are distributed annually in December.

Shareholders of the Trust (other than shareholders of the Partnership Series) will automatically receive all income dividends and capital gains distributions in additional shares of the Series whose shares they hold at net asset value (as of the business date following the dividend record date), unless, upon written notice to the Advisor, the shareholder selects one of the following options: (i) Income Option - to receive income dividends in cash and capital gains distributions in additional shares at net asset value; (ii) Capital Gains Option - to receive capital gains distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option - to receive both income dividends and capital gains distributions in cash.

Item 6(e) Frequent Purchases and Redemptions of Series Shares. The Series are designed for long-term investors (except as described below) and are not intended for investors that engage in excessive short-term trading activity that may be harmful to the Series, including but not limited to market timing. Short-term or excessive trading into and out of the Series can disrupt portfolio management strategies, harm performance and increase Series expenses for all shareholders, including long-term shareholders who do not generate these costs.

In addition, certain Series may be more susceptible to the risks of short-term trading than other Series. The nature of the holdings of the international Series may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of a Series’ holdings and the reflection of those changes in the Series’ net asset value (called “arbitrage market timing”). Such delays may occur because an international Series has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Series calculate their net asset values. In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the international Series calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of a Series’ shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.

The Board has adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities LLC (collectively, “Dimensional”) and Dimensional’s agents have implemented the following procedures, which are designed to discourage and prevent market timing or excessive short-term trading in the Series: (i) trade activity monitoring and purchase blocking procedures, and (ii) use of fair value pricing.

The Trust, Dimensional and their agents monitor trades and flows of money in and out of the Series from time to time in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy. The Trust reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase or exchange orders for any reason, without prior notice, particularly purchase or exchange orders that the Trust believes are made on behalf of market timers. The Trust, Dimensional and their agents reserve the right to restrict, refuse or cancel any purchase or exchange request made by an investor indefinitely if the Trust or Dimensional believe that any combination of trading activity in the accounts is potentially disruptive to a Series. In making such judgments, the Trust and Dimensional seek to act in a manner that is consistent with the interests of shareholders. For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Series, and accounts under common ownership, influence or control.

In addition to the Trust’s general ability to restrict potentially disruptive trading activity as described above, the Trust also has adopted purchase blocking procedures. Under the Trust’s purchase blocking procedures, where an investor has engaged in any two purchases and two redemptions (including redemptions that are part of an exchange transaction) in a Series in any rolling 30-calendar day monitoring period (i.e., two “round trips”), the Trust and Dimensional intend to block the investor from making any additional purchases in that Series for 90-calendar days (a “purchase block”). If implemented, a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Trust, Dimensional, or their agents. The Trust and Dimensional are permitted to implement a longer purchase block, or permanently bar future purchases by an investor, if they determine that it is appropriate.

Under the Trust’s purchase blocking procedures, the following purchases and redemptions will not trigger a purchase block: (i) purchases and redemptions of shares having a value in each transaction of less than $5,000; (ii) purchases and redemptions by U.S. registered investment companies that operate as fund of funds and non-U.S. companies that operate as fund of funds that the Trust or Dimensional, in their sole discretion, have determined are not designed and/or are not serving as vehicles for excessive short-term or other disruptive trading (in each case, the fund of funds shall agree to be subject to monitoring by Dimensional); (iii) purchases and redemptions by a feeder portfolio of a master fund’s shares; (iv) systematic or automated transactions where the shareholder, financial advisor or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions, loans, loan repayments and distributions (including hardship withdrawals) identified as such in the retirement plan recordkeeper’s system; (vi) purchase transactions involving transfers of assets, rollovers, Roth IRA conversions and IRA recharacterizations; (vii) purchases of shares with Series dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the same Series; and (ix) transactions by 529 Plans. Notwithstanding the Trust’s purchase blocking procedures, all transactions in Series shares are subject to the right of the Trust and Dimensional to restrict potentially disruptive trading activity (including purchases and redemptions described above that will not be subject to the purchase blocking procedures).

As of the date of this registration statement, the ability of the Trust and Dimensional to apply the purchase blocking procedures on purchases by all investors may be restricted due to systems limitations of the Trust’s service providers. The Trust expects that the application of the Trading Policy as described above, including the purchase blocking procedures (subject to the limitations described above), will be able to be implemented by Intermediaries in compliance with Rule 22c-2 under the Investment Company Act of 1940.

The One-Year Fixed Income Series is managed for both long-term investors and investors who may invest in the One-Year Fixed Income Series on a short-term basis. Dimensional and the Trust do not apply the purchase blocking procedures and may allow more frequent purchases and sales of shares by an investor in the One-Year Fixed Income Series than in the shares of other Series, in circumstances where the investor’s trading activity is not excessive and overly disruptive to the Series and portfolio management strategies, or undertaken for prohibited purposes (including market timing). In monitoring this activity, Dimensional, in its discretion, may determine that an investor’s frequent purchases and sales of shares of the One-Year Series are excessive and overly disruptive, or undertaken for prohibited purposes (including market timing), and therefore, inconsistent with the interests of the Series’ other shareholders. In those instances, Dimensional may refuse to process additional purchases or exchanges of shares of the One-Year Series by the investor. Permitting investors to purchase shares of the One-Year Series for short-term purposes may increase the costs of the Series and negatively impact the performance of the Series.

In addition, the purchase blocking procedures will not apply to a redemption transaction in which a Series distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Series and the redemption is consistent with the interests of the remaining shareholders of the Series.

In addition to monitoring trade activity, the Board has adopted fair value pricing procedures that govern the pricing of the securities of the Series. These procedures are designed to help ensure that the prices at which Series’ shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. (See Item 6(a) Pricing of Fund Shares above for additional details regarding fair value pricing of the Series’ securities.)

Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually nor all of the procedures taken together can completely eliminate the possibility that excessive short-term trading activity in a Series may occur. The Series do not knowingly accommodate excessive or disruptive trading activities, including market timing.

Item 6(f) Tax Consequences. Different tax rules apply, depending on whether, for federal income tax purposes, the Series are partnerships (the “Partnership Series,” including the Japanese Series, United Kingdom Series, Asia Pacific Series, Continental Series, Canadian Series, The U.S. Large Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, One-Year Fixed Income Series, Two-Year Global Fixed Income Series and International Value Series) or corporations (the “Corporate Series,” consisting of all the other Series, each of which has elected and qualified, or intends to elect and qualify, to be treated as a regulated investment company). Tax rules applicable to each type of entity affect the amount, timing, and character of the income received by an investor (i.e., a feeder portfolio) from each Series.

The Board reserves the right to change the entity classification of a Series for U.S. federal income tax purposes at any time, as may be permitted or required under the Code. For instance, the Board might cause a Series that is classified as a corporation and taxable as a regulated investment company to elect to be classified as a partnership (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa. Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of a Series, or the nature and number of shareholders of a Series or other factors or events adversely affecting the ability of a Series to comply with the Code. A change in entity classification of a Series may be a taxable event, causing the Series and shareholders of the Series that are subject to tax to recognize a taxable gain or loss. Such a change in entity classification also would cause the shareholders of the Series to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.

Series Classified as Corporations. Each Corporate Series has qualified, or intends to qualify, as a regulated investment company under the Code. As a regulated investment company, a Series generally pays no federal income tax on the income and gains it distributes to you. If you are a shareholder of a Corporate Series, you will automatically receive all income dividends and capital gain distributions in additional shares of the Corporate Series whose shares you hold at net asset value (as of the business date following the dividend record date) unless, upon written notice to the Advisor and completion of account information, you select one of the options listed below (i) Income Option—to receive income dividends in cash and capital gain distributions in additional shares at net asset value; (ii) Capital Gains Option—to receive capital gain distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option—to receive both income dividends and capital gain distributions in cash.

Every January, you will receive a statement that shows the tax status of distributions you received the previous calendar year. Distributions declared in December to shareholders of record in such month, but paid in January, are taxable as if they were paid in December.

If you are a taxable investor and invest in a Corporate Series shortly before the record date of a taxable distribution, the distribution will lower the value of the Series’ shares by the amount of the distribution and, in effect, you will receive some of your investment back in the form of a taxable distribution.

In general, if you are a taxable investor, Corporate Series distributions are taxable to you at either ordinary income or capital gains tax rates. This is true whether you reinvest your distributions in additional Series shares or receive them in cash.

For federal income tax purposes, Corporate Series distributions of short-term capital gains are taxable to you as ordinary income. Corporate Series distributions of long-term capital gains are taxable to you as long-term capital gains no matter how long you have owned your shares. With respect to taxable years of a Corporate Series beginning before January 1, 2011 (sunset date), unless such provision is extended or made permanent, a portion of income dividends designated by the Corporate Series may be qualified dividend income eligible for taxation by individual shareholders at long-term capital gain rates provided certain holding period requirements are met.

Certain Corporate Series may be subject to foreign withholding taxes on income from foreign securities. If at the end of the fiscal year more than 50% in value of the total assets of a Corporate Series is invested in securities of foreign corporations, the Series may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Series. If this election is made, shareholders will be required to include in their gross income their pro rata share of these foreign taxes paid by the Series, and will be entitled either to deduct (as an itemized deduction in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.

The sale of shares of a Corporate Series is a taxable event and may result in a capital gain or loss to you. Capital gain or loss may be realized from an ordinary redemption of shares or an exchange of shares between two Series. Any loss incurred on sale or exchange of a Series’ shares, held for six months or less, will be treated as a long-term capital loss to the extent of long term capital gains distributed to you with respect to such shares.

By law, a Corporate Series is required to withhold 28% of taxable dividends, capital gain distributions, and redemption proceeds paid to you if you do not provide your proper taxpayer identification number and certain required certifications. You may avoid this withholding requirement by providing and certifying on the account registration form your correct Taxpayer Identification Number and by certifying that you are not subject to backup withholding and are a U.S. person (including a U.S. resident alien). A Series also must withhold if the IRS instructs it to do so.

Non-U.S. investors may be subject to U.S. withholding tax at a 30% or lower treaty rate and U.S. estate tax and are subject to special U.S. tax certification requirements to avoid backup withholding and claim any treaty benefits. Exemptions from U.S. withholding tax are provided for capital gain dividends paid by a Corporate Series from long-term capital gains, if any, and, with respect to taxable years of a Corporate Series that begin before January 1, 2010 (sunset date), interest-related dividends paid by a Corporate Series from its qualified net interest income from U.S. sources and short-term capital gain dividends. However, notwithstanding such exemptions from U.S. withholding at the source, any such dividends and distributions of income and capital gains will be subject to backup withholding at a rate of 28% if you fail to properly certify that you are not a U.S. person.

In addition to federal taxes, you may be subject to state and local taxes on distributions from a Corporate Series and on gains arising on redemption or exchange of a Corporate Series’ shares.

Series Classified as Partnerships. The Partnership Series will not be subject to U.S. federal income tax. Instead, if you are an investor in a Partnership Series, you report separately on your own income tax return your distributive share of a Partnership Series’ income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on a Partnership Series). The Partnership Series’ taxable year-end will be October 31, but may be subject to change depending on the tax years of the investors in such Series. Although, as described above, the Partnership Series will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

Certain Partnership Series may be subject to foreign withholding taxes on income from foreign securities.

The sale of shares of a Partnership Series is a taxable event and may result in a capital gain or loss to you. For tax purposes, an exchange of shares in a Partnership Series for shares of a different Series is the same as a sale. A distribution in partial or complete redemption of your shares in a Partnership Series is taxable as a sale or exchange only to the extent the amount of money received exceeds your tax basis in the entire interest in the Partnership Series. Any loss may be recognized only if you redeem your entire interest in the Partnership Series for money.

If you are a tax-exempt investor, an allocable share of your income will be “unrelated business taxable income” (“UBTI”) to the extent that the Partnership Series borrows money to acquire property or invests in assets that produce UBTI. The Partnership Series will not be “regulated investment companies” for federal income tax purposes.

In addition to federal taxes, you may be subject to state and local taxes on your distributive share of a Partnership Series’ income and gains and on gains arising on redemption or exchange of a Partnership Series’ shares. Investors should consult their tax advisors to determine the applicability of state, local or foreign taxes to their distributive share of a Partnership Series’ income, gains, losses, deductions, and credits.

This discussion of “Tax Consequences” is not intended or written to be used as tax advice. Prospective investors should consult Item 19 hereof. Because everyone’s tax situation is unique, investors should consult their own tax professionals about federal, state, local or foreign tax consequences before making an investment in a Series.

Item 7. Distribution Arrangements.

Item 7(a) Sales Loads. Not applicable.

Item 7(b) Rule 12b-1 Fees. Not applicable.

Item 7(c) Master-Feeder Funds. Certain shareholders of the Series are open-end investment companies and unregistered investment companies that seek to achieve their investment objectives by investing all of their investable assets in a corresponding Series of the Trust (the “Feeder Portfolios”). Each Feeder Portfolio has the same investment objective, policies and limitations as the corresponding Series in which it invests. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each Feeder Portfolio will correspond directly with the investment experience of its corresponding Series.

Responses to Item 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Part B:

Item 9. Cover Page and Table of Contents. Not applicable.

Item 10. Fund History.

Item 10(a) The Trust is a Delaware statutory trust (formerly known as a Delaware business trust), which was organized on October 27, 1992. Until September 21, 2001, The Tax-Managed U.S. Equity Series was known as The Tax-Managed U.S. Marketwide Series. Until September 13, 2005, the Asia Pacific Series was known as The Pacific Rim Small Company Series.

Item 10(b) Not applicable.

Item 11. Description of the Fund and Its Investments and Risks.

Item 11(a) Classification. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940. Each Series operates as a diversified investment company. Further, no Series will invest more than 25% of its total assets in securities of companies in a single industry, except for the Fixed Income Series’ investments in obligations of banks and bank holding companies, as otherwise noted in this registration statement.

Item 11(b) and (c) Investment Strategies and Risks and Fund Policies. In addition to the policies stated in response to Item 4 of Part A, each of the Series has adopted certain investment limitations that may not be changed with respect to any Series without the approval of a majority of the outstanding voting securities of the Series. A “majority” is defined as the lesser of: (1) at least 67% of the voting securities of the Series (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Series are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Series.

The Series will not:

(1)	purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent a Series from: (i) engaging in transactions involving currencies and futures contracts and options thereon, or (ii) investing in securities or other instruments that are secured by physical commodities;

(2)	purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent a Series from: (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) purchasing or selling real estate mortgage loans;

(3)	make loans, except to the extent permitted by the Investment Company Act of 1940, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the U.S. Securities & Exchange Commission (the “SEC”); provided that in no event shall a Series be permitted to make a loan to a natural person;

(4)	purchase the securities of any one issuer, if immediately after such investment, a Series would not qualify as a “diversified company” as that term is defined by the 1940 Act, as amended, and as modified or interpreted by regulatory authority having jurisdiction, from time to time;

(5)	borrow money, except to the extent permitted by the Investment Company Act of 1940, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC;

(6)	engage in the business of underwriting securities issued by others;

(7)	sell securities short; provided that The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series and the Canadian Series are not subject to this limitation; or

(8)	issue senior securities (as such term is defined in Section 18(f) of the Investment Company Act of 1940), except to the extent permitted under the Investment Company Act of 1940.

The Series (except for the Canadian Series) will not:

(9)	acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Series’ total assets would be invested in securities of companies within such industry; except The DFA One- Year Fixed Income and The Two-Year Global Fixed Income Series shall invest more than 25% of their total assets in obligations of banks and bank holding companies in the circumstances described in this registration statement in “Investments in the Banking Industry” under Item 4 of Part A.

The Canadian Series will not:

(10)	purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies) if immediately after such investment (a) more than 5% of the value of the Canadian Series’ total assets would be invested in such issuer or (b) more than 10% of the outstanding voting securities of such issuer would be owned by the Canadian Series, except that up to 25% of the value of the Canadian Series’ total assets may be invested without regard to such 5% and 10% limitations.

For purposes of the investment limitation described in (5) above, The Emerging Markets Series and The Emerging Markets Small Cap Series may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. Although (3) above prohibits loans, the Series are authorized to lend portfolio securities. (See “Securities Loans” in Item 4 of Part A.) With respect to (5) above, a Series will maintain asset coverage of at least 300% (as described in the Investment Company Act of 1940), inclusive of amounts borrowed, with respect to any borrowings made by a Series.

Each Series is required to operate in accordance with the SEC staff’s current position on illiquid securities, which limits investments in illiquid securities to 15% of a Series’ net assets. For these purposes, the One-Year Fixed Income Series and the Two-Year Global Fixed Income Series may invest in commercial paper that is exempt from the registration requirements of the Securities Act of 1933 (the “1933 Act”) subject to the requirements regarding credit ratings stated in this registration statement under Item 4 of Part A. Further, pursuant to Rule 144A under the 1933 Act, the Series may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the 15% limitation on holdings of illiquid securities. While maintaining oversight, the Board has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board and the Advisor will continue to monitor the liquidity of Rule 144A securities.

Notwithstanding any of the above investment restrictions, The Emerging Markets Series and The Emerging Markets Small Cap Series may establish subsidiaries or other similar vehicles for the purpose of conducting their investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors, such as the Series, or whose use is otherwise considered by the Series to be advisable. Such Series would “look through” any such vehicle to determine compliance with their investment restrictions.

Unless otherwise indicated, all limitations applicable to the Series’ investments apply only at the time that a transaction is undertaken.

Because the structure of each Series, except the Fixed Income Series, is based on the relative market capitalizations of eligible holdings, it is possible that the Series might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Trust and the issuer would be deemed “affiliated persons” under the Investment Company Act of 1940 and certain requirements of the Act regulating dealings between affiliates might become applicable.

Futures Contracts

All Series except the One-Year Fixed Income Series may enter into index futures contracts and options on index futures contracts to gain market exposure on the Series’ uninvested cash pending investments in securities and to maintain liquidity to pay redemptions.

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Series will be required to make a margin deposit in cash or government securities with a futures commission merchant (an “FCM”) to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange, and FCMs may establish margin requirements that are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin to be held by the FCM will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to custodial accounts of the Series. Variation margin payments may be made to and from the futures broker for as long as the contract remains open. The Series expect to earn income on their margin deposits. Each Series intends to limit its futures-related investment activity so that other than with respect to bona fide hedging activity (as defined in Commodity Futures Trading Commission General Regulations Section 1.3 (z)): (i) the aggregate initial margin and premiums paid to establish commodity futures and commodity option contract positions (determined at the time the most recent position was established) does not exceed 5% of the liquidation value of the Series’ portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating such 5% limitation), or (ii) the aggregate net “notional value” (i.e., the size of a commodity futures or commodity option contract in contract units (taking into account any multiplier specified in the contract), multiplied by the current market price (for a futures contract) or strike price (for an option contract) of each such unit) of all non-hedge commodity futures and commodity option contracts that the Series has entered into (determined at the time the most recent position was established) does not exceed the liquidation value of the Series’ portfolio, after taking into account unrealized profits and unrealized losses on any such contracts that the Series has entered into.

Positions in futures contracts may be closed out only on an exchange that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close out a futures position and, in the event of adverse price movements, the Series would continue to be required to make variation margin deposits. In such circumstances, if the Series has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market. Pursuant to published positions of the SEC and interpretations of the staff of the SEC, the Series (or their custodians) are required to maintain segregated accounts or to segregate assets through notations on the books of the custodian, consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with their futures contract transactions in order to cover their obligations with respect to such contracts. These requirements are designed to limit the amount of the leverage the Series may use by entering into futures transactions.

Forward Foreign Currency Transactions

The International Equity Series and DFA Two-Year Global Fixed Income Series may acquire and sell forward foreign currency exchange contracts in order to protect against uncertainty in the level of future foreign currency exchange rates. The Series will conduct their foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into forward contracts to purchase or sell foreign currencies. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies.

With respect to an International Equity Series, the Series may enter into a forward contract in connection with the purchase or sale of foreign equity securities, typically to “lock in” the value of the transaction with respect to a different currency. In addition, the Series, from time to time, may enter into a forward contract to transfer balances from one currency to another currency.

The DFA Two-Year Global Fixed Income Series may enter into forward foreign currency contracts to hedge against fluctuations in currency exchange rates or to transfer balances from one currency to another currency. The Series may enter into a forward contract to buy or sell the amount of foreign currency approximating the value of some or all of the portfolio securities quoted or denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it expires. The DFA Two-Year Global Fixed Income Series typically hedges its foreign currency exposure.

Repurchase Agreements

In addition, all Series may invest in repurchase agreements. In the event of the bankruptcy of the counter-party to a repurchase agreement, the Trust could experience delay in recovering the securities underlying such agreements. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

Item 11(d) Temporary Defensive Position. The information required by this item is provided in response to Item 4(b) of Part A.

Item 11(e) Portfolio Turnover. Generally, securities will be purchased by the Equity Series with the expectation that they will be held for longer than one year. Generally, securities will be held until such time as, in the Advisor’s judgment, the securities are no longer considered an appropriate holding for a Series.

Ordinarily, portfolio securities in The U.S. Large Company Series will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500® Index, including mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series’ shares.

The Fixed Income Series may have high portfolio turnover rates due to the relatively short maturities of the securities to be acquired. In addition, variations in turnover rates occur because securities are sold when, in the Advisor’s judgment, the return will be increased as a result of portfolio transactions after taking into account the cost of trading. There was no significant variation in any other Series’ portfolio turnover rate from that reported last fiscal year.

Item 11(f) Disclosure of Portfolio Holdings. The Advisor and the Board have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Series (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information. The Advisor has determined that the Policy and its procedures (1) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Series, and (2) appropriately address the potential for material conflicts of interest.

Disclosure of Holdings Information as Required by Applicable Law. Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.

Online Disclosure of Portfolio Holdings Information. Each Series generally discloses up to its twenty-five largest portfolio holdings (“largest holdings”) and the percentages that each of these largest portfolio holdings represent of the Series’ total assets, as of the most recent month-end by presenting this information for portfolios that invest in the Series. This information is disclosed online at the Advisor’s Web site, http://www.dimensional.com, which is accessible by shareholders, within twenty days after the end of each month. This online disclosure also may include information regarding the Series’ industry allocations. Each Series generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, online at the Advisor’s Web site, http://www.dimensional.com, which is accessible by shareholders, two months following the month-end, or more frequently and at different periods when authorized by a Designated Person (as defined below).

Disclosure of Holdings Information to Recipients. Each of the Advisor’s Chairmen, Director of Institutional Services, Head of Portfolio Management and Trading and General Counsel (together, the “Designated Persons”) may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who: (i) specifically request the more current non-public Holdings Information, and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”). Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information. Any non-public Holdings Information that is disclosed shall not include any material information about a Series’ trading strategies or pending portfolio transactions. The non-public Holdings Information provided to a Recipient under a Nondisclosure Agreement, unless indicated otherwise, is not subject to a time delay before dissemination. Designated Persons also may approve the distribution of Holdings Information for a Portfolio more frequently or at a period other than as described above.

As of January 31, 2009, the Advisor and the Series had ongoing arrangements with the following Recipients to make available non-public Holdings Information:

Recipient	Series	Business Purpose	Frequency

PFPC Trust Company	All Domestic Series	Fund Custodian	Daily

Citibank, N.A.	All International Equity	Fund Custodian	Daily
Series

PNC Global Investment	All Series	Fund Administrator,	Daily
Servicing		Accounting Agent and
Transfer Agent

PricewaterhouseCoopers	All Series	Independent registered	Upon request
LLP		public accounting firm

American Medical	DFA One-Year Fixed	Monitoring investor	Monthly
Association	Income Series	exposure and
investment strategy

Recipient	Series	Business Purpose	Frequency

Cambridge Associates	DFA International Value	Monitoring investor	Monthly
Limited	Series, Japanese Small	exposure and
	Company Series and	investment strategy
Emerging Markets Series

The College Board	Emerging Markets Series	Monitoring investor	Upon request
exposure and
investment strategy

Greycourt & Co., Inc.	Emerging Markets Series	Monitoring investor	Upon request
exposure and
investment strategy

Marquette Associates, Inc.	U.S. Large Company Series,	Monitoring investor	Upon request
	U.S. Large Cap Value	exposure and
	Series, DFA International	investment strategy
Value Series and Emerging
Markets Small Cap Series

Minnesota Mutual Life	DFA International Value	Monitoring investor	Upon request
Insurance	Series	exposure and
investment strategy

Steward Capital	U.S. Large Cap Value	Monitoring investor	Upon request
Management	Series and DFA	exposure and
	International Value Series	investment strategy

Stratford Advisory Group	DFA International Value	Monitoring investor	Monthly
	Series	exposure and
investment strategy

U.S. Institutional	DFA International Value	Monitoring investor	Upon request
Investment Consultants	Series	exposure and
investment strategy

Watershed Investment	DFA International Value	Monitoring investor	Quarterly
Consultants	Series	exposure and
investment strategy

Pricing Service Vendor	International Equity Series	Fair value information	Daily
services

Citibank North American,	All Series	Middle office	Daily
Inc.		operational support
service provider to the
Advisor

California Institute of	The Emerging Markets	Monitoring investor	Upon request
Technology	Series	exposure and
investment strategy

Recipient	Series	Business Purpose	Frequency

Plan B Financial Services	The Emerging Markets	Monitoring investor	Monthly*
Ltd.	Series	exposure and
investment strategy

Victorian Fund	All Series	Monitoring investor	Upon request
Management Corporation		exposure and
investment strategy

Northern Trust Company	All Series	Monitoring investor	Upon request
exposure and
investment strategy

Bank of New York	All Series	Monitoring investor	Upon request
exposure and
investment strategy

State Street Bank and Trust	Large Cap Value Series and	Monitoring investor	Monthly
	International Value Series	exposure and
investment strategy

Callan Associates	Large Cap Value Series	Monitoring investor	Monthly
exposure and
investment strategy

Colonial Consulting Co.	Large Cap Value Series	Monitoring investor	Monthly
exposure and
investment strategy

Consulting Services Group	All Series	Monitoring investor	Upon request
LLC		exposure and
investment strategy

Ennis, Knupp & Associates	International Value Series	Monitoring investor	Quarterly
exposure and
investment strategy

Evaluation Associates LLC	All Series	Monitoring investor	Quarterly
exposure and
investment strategy

Fincom Technologies, LLC	Large Cap Value Series,	Vendor to Advisor	Quarterly
	U.S. Large Company Series	providing Portfolio
	and Tax-Managed Value	analytics
Series

Hammond Associates LLC	The Emerging Markets	Monitoring investor	Monthly
	Series	exposure and
investment strategy

Madison Portfolio	Large Cap Value Series and	Monitoring investor	Quarterly
Consultants	International Value Series	exposure and
investment strategy

Recipient	Series	Business Purpose	Frequency

Mercer Investment	International Value Series	Monitoring investor	Quarterly
Consulting, Inc.		exposure and
investment strategy

Russell Mellon Analytical	International Value Series,	Monitoring investor	Monthly
Service	The Emerging Markets	exposure and
	Small Cap Series and Large	investment strategy
Cap Value Series

Sparinvest	Large Cap Value Series	Monitoring investor	Monthly
exposure and
investment strategy

Strategic Investment	Large Cap Value Series	Monitoring investor	Quarterly
Solutions		exposure and
investment strategy

Wilshire Associates	International Value Series	Monitoring investor	Quarterly
	and One-Year Fixed Income	exposure and
	Series	investment strategy

Wurts & Associates	All Series	Monitoring investor	Monthly
exposure and
investment strategy

Segal Advisors, Inc.	All Series	Monitoring investor	Upon request
exposure and
investment strategy

CTC Consulting, Inc.	All Series	Monitoring investor	Quarterly
exposure and
investment strategy

Tamarac (Savant)	U.S. Large Cap Value	Monitoring investor	Monthly
	Series, Tax-Managed U.S.	exposure and
	Marketwide Value Series,	investment strategy
Canadian Small Company
Series, Japanese Small
Company Series, Asia
Pacific Small Company
Series, Continental Small
Company Series and United
Kingdom Small Company
Series

	Recipient	Series	Business Purpose	Frequency

	Rachor Investment	Continental Small Company	Monitoring investor	Quarterly
	Advisory	Series, Asia Pacific Small	exposure and
		Company Series, Japanese	investment strategy
Small Company Series,
United Kingdom Small
Company Series, Emerging
Markets Series and
Emerging Markets Small
Cap Series

	Edelman Financial	Large Cap Value Series,	Monitoring investor	Quarterly
		International Value Series	exposure and
		and Emerging Markets	investment strategy
Series

	Cuprum AFP	Continental Small Company	Monitoring investor	Quarterly
		Series, Asia Pacific Small	exposure and
		Company Series, Emerging	investment strategy
Markets Series and
Emerging Markets Small
Cap Series, U.S. Large
Company Series, U.S. Large
Cap Value Series,
International Value Series,
Tax-Managed Value Series
and Tax-Managed Equity
Series

	Finance-Doc	Asia Pacific Small	Monitoring investor	Quarterly
		Company Series,	exposure and
		Continental Small Company	investment strategy
Series, Emerging Markets
Series, Emerging Markets
Small Cap Series, U.S.
Large Company Series, U.S.
Large Cap Value Series,
Tax-Managed Value Series
and Tax-Managed Equity
Series

*	Receive top 500 holdings fifteen to twenty days after month-end.

In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly or daily basis, or upon request, in order to perform their business functions. None of the Series, the Advisor or any other party receives any compensation in connection with these arrangements.

The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS or any affiliated person of the Trust, the Advisor or DFAS, on the other. In order to protect the interests of shareholders, the Series, and to ensure no adverse effect on shareholders, in the limited circumstances where a

Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Institutional Services and the Chief Compliance Officer will consider any conflicts of interest. If the Chief Compliance Officer, following appropriate due diligence, determines in his or her reasonable judgment that (1) the Series has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (2) disclosure of non-public Holdings Information to the Recipient would be in the interests of the shareholders and outweighs possible reasonably anticipated adverse effects, then the Chief Compliance Officer may approve the proposed disclosure.

The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the Board on such arrangements. The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information. Such arrangements are reviewed by the Chief Compliance Officer on an annual basis. Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement. Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.

The Board exercises continuing oversight of the disclosure of Holdings Information by: (1) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Trust; (2) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (3) considering whether to approve or ratify any amendments to the Policy. The Advisor and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.

Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation. No person is authorized to disclose Holdings Information or other investment positions (whether online at http://www.dimensional.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the Policy. In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.

The Policy prohibits a Series, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions. “Consideration” includes any agreement to maintain assets in the Series or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.

The Policy and its procedures are intended to provide useful information concerning the Series to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information. However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.

Item 12. Management of the Fund.

Items 12(a), (b) and (c) The Board is responsible for establishing the Trust’s policies and for overseeing the management of the Trust. The Board has three standing committees, an Audit Committee, a Nominating Committee and a Portfolio Performance and Service Review Committee (“Performance Committee”). The Board’s Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson and Abbie J. Smith. Each member of the Audit Committee is a disinterested Director. The Audit Committee for the Board oversees the Trust’s accounting and financial reporting policies and practices, the Trust’s internal controls, the Trust’s financial statements and the independent audits thereof and performs other oversight functions as requested by the Board. The Audit Committee for the Board recommends the appointment of the Trust’s independent registered public accounting firm and also acts as a liaison between the Trust’s independent registered public accounting firm and the full Board. There were three Audit Committee meetings for the Trust held during the fiscal period ended October 31, 2008.

The Board’s Nominating Committee is comprised of George M. Constantinides, John P. Gould, Roger G. Ibbotson, Robert C. Merton, Myron S. Scholes and Abbie J. Smith. Each member of the Nominating Committee is a disinterested Trustee. The Nominating Committee for the Board makes recommendations for nominations of disinterested and interested members on the Board to the disinterested Board members and to the full board. The Nominating Committee of the Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers. The Board established the Nominating Committee as of September 2008; no Nominating Committee meetings were held for the Trust during the fiscal period ended October 31, 2008. The Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among Board members. A Qualifying Fund Shareholder is a shareholder, or group of shareholders, that: (i) owns of record, or beneficially through a financial intermediary, 5% or more of the Trust’s outstanding shares, and (ii) has owned such shares for twelve months or more prior to submitting the recommendation to the Committee. Such recommendations shall be directed to the Secretary of the Funds at 6300 Bee Cave Road, Building One, Austin, Texas 78746. The Qualifying Fund Shareholder’s letter should include: (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of each Series of the Trust that are owned of record and beneficially by such Qualifying Fund Shareholder, and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s resume or curriculum vitae. The Qualifying Fund Shareholder’s letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders. The Committee also may seek such additional information about the nominee as the Committee considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of Board members.

The Board’s Performance Committee is comprised of Messrs. Constantinides and Ibbotson, Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton. Each member of a Trust’s Performance Committee is a disinterested Trustee. The Performance Committee regularly reviews and monitors the investment performance of the Trust’s series, and reviews the performance of the Trust’s service providers. There were five Performance Committee meetings for the Trust held during the fiscal period ended October 31, 2008.

Certain biographical information for each disinterested Trustee and each interested Trustee of the Trust is set forth in the tables below, including a description of each Trustee’s experience as a Trustee of the Trust and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Trustees

		Term of		Portfolios
		Office[1]		within the	Other
		and		DFA Fund	Directorships of
Name, Address		Length of	Principal Occupation	Complex[2]†	Public Companies
and Age	Position	Service	During Past 5 Years	Overseen	Held
George M.	Trustee	Since	Leo Melamed Professor of	89 portfolios	None
Constantinides		Inception	Finance, University of	in 4
University of			Chicago Booth School of	investment
Chicago Booth			Business.	companies
School of
Business
5807 S.
Woodlawn
Avenue
Chicago, IL
60637
Age: 61
John P. Gould	Trustee	Since	Steven G. Rothmeier	89 portfolios	Trustee, Harbor
University of		Inception	Distinguished Service	in 4	Fund (registered
Chicago Booth			Professor of Economics,	investment	investment
School of			University of Chicago Booth	companies	company) (27
Business			School of Business (since		Portfolios) (since
5807 S.			1965). Member of the Board		1994).
Woodlawn			of Milwaukee Insurance
Avenue			Company (since 1997).
Chicago, IL			Member and Chair,
60637			Competitive Markets
Age: 70			Advisory Council, Chicago
Mercantile Exchange (futures
trading exchange) (since
2004). Formerly, Director of
UNext Inc. (1999-2006).
Formerly, Senior Vice
President, Lexecon Inc.
(economics, law, strategy,
and finance consulting)
(1994-2004).

		Term of		Portfolios
		Office[1]		within the	Other
		and		DFA Fund	Directorships of
Name, Address		Length of	Principal Occupation	Complex[2]†	Public Companies
and Age	Position	Service	During Past 5 Years	Overseen	Held
Roger G.	Trustee	Since	Professor in Practice of	89 portfolios	None
Ibbotson		Inception	Finance, Yale School of	in 4
Yale School of			Management (since 1984).	investment
Management			Director, BIRR Portfolio	companies
P.O. Box 208200			Analysis, Inc. (software
135 Prospect			products) (since 1990).
Street			Consultant to Morningstar,
New Haven, CT			Inc. (since 2006). Chairman,
06520-8200			CIO and Partner, Zebra
Age: 66			Capital Management, LLC
(hedge fund manager) (since
2001). Formerly, Chairman,
Ibbotson Associates, Inc.,
Chicago, IL (software, data,
publishing and consulting)
(1977-2006).
Robert C. Merton	Trustee	Since	John and Natty McArthur	89 portfolios	Director, Vical
Harvard Business		2003	University Professor,	in 4	Incorporated
School			Graduate School of Business	investment	(biopharmaceutical
353 Baker			Administration, Harvard	companies	product
Library			University (since 1998).		development) (since
Soldiers Field			Director, MFRisk, Inc. (risk		2002).
Boston, MA			management software) (since
02163			2001). Director, Peninsula
Age: 64			Banking Group (bank) (since
2003). Director, Community
First Financial Group (bank
holding company) (since
2003). Member Competitive
Markets Advisory Council,
Chicago Mercantile
Exchange (futures trading
exchange) (since 2004).
Chairman and Director,
Daedalus Software (medical
software) (since 2008).
Formerly, Advisory Board
Member, Alpha Simplex
Group (hedge fund) (2001-
2007). Formerly, Co-
founder, Chief Science
Officer and Director,
Trinsum Group, a successor
to Integrated Finance
Limited (investment banking
advice and strategic
consulting) (2002-2008).

		Term of		Portfolios
		Office[1]		within the	Other
		and		DFA Fund	Directorships of
Name, Address		Length of	Principal Occupation	Complex[2]†	Public Companies
and Age	Position	Service	During Past 5 Years	Overseen	Held
Myron S. Scholes	Trustee	Since	Frank E. Buck Professor	89 portfolios	Director, American
Platinum Grove		Inception	Emeritus of Finance,	in 4	Century Fund
Asset			Stanford University (since	investment	Complex (registered
Management,			1981). Chairman, Platinum	companies	investment
L.P.			Grove Asset Management		companies) (37
Reckson			L.P. (hedge fund) (formerly,		Portfolios) (since
Executive Park			Oak Hill Platinum Partners)		1981).
1100 King Street,			(since 1999). Formerly,
Building 4			Managing Partner, Oak Hill
Rye Brook, NY			Capital Management (private
10573			equity firm) (until 2004).
Age: 67			Formerly, Director, Chicago
Mercantile Exchange (2001-
2008).
Abbie J. Smith	Trustee	Since	Boris and Irene Stern	89 portfolios	Director, HNI
University of		2000	Professor of Accounting,	in 4	Corporation
Chicago Booth			University of Chicago Booth	investment	(formerly known as
School of			School of Business (since	companies	HON Industries
Business			1980); Co-Director		Inc.) (office
5807 S.			Investment Research,		furniture) (since
Woodlawn			Fundamental Investment		2000); Director,
Avenue			Advisors (hedge fund) (since		Ryder System Inc.
Chicago, IL			2008).		(transportation,
60637					logistics and supply-
Age: 55					chain management)
(since 2003); and
Director/Trustee,
UBS Funds (fund
complex) (55
portfolios) (since
2008).

Interested Trustees

The following Interested Trustees are described as such because they are deemed to be “interested persons,” as that term is defined in the Investment Company Act of 1940, due to their positions with the Advisor.

		Term of		Portfolios
		Office[1]		within the
		and		DFA Fund	Other Directorships
Name, Address		Length of	Principal Occupation	Complex[2]†	of Public Companies
and Age	Position	Service	During Past 5 Years	Overseen	Held
David G. Booth	Chairman,	Since	Chairman, Director/Trustee,	89	None
6300 Bee Cave	Director,	Inception	President, Chief Executive	portfolios
Road, Building	President,		Officer and, formerly, Chief	in 4
One	and Chief		Investment Officer (2003 to	investment
Austin, TX	Executive		3/30/2007) of the following	companies
78746	Officer		companies: Dimensional
Age: 62			Fund Advisors LP, DFA
Securities LLC,
Dimensional Emerging
Markets Value Fund Inc.,
DFA Investment
Dimensions Group Inc.,
Dimensional Investment
Group Inc. and the Trust .
Chairman, Director,
President and Chief
Executive Officer of
Dimensional Holdings Inc.
and formerly Chief
Investment Officer. Director
of Dimensional Fund
Advisors Ltd. and formerly,
Chief Investment Officer.
Director of DFA Australia
Limited and formerly,
President and Chief
Investment Officer.
Formerly, Director of
Dimensional Funds PLC.
Limited Partner, Oak Hill
Partners (since 2001) and
VSC Investors, LLC (since
2007). Trustee, University
of Chicago Booth School of
Business. Formerly,
Director, SA Funds
(registered investment
company). Chairman,
Director and Chief
Executive Officer of
Dimensional Fund Advisors
Canada ULC.

		Term of		Portfolios
		Office[1]		within the
		and		DFA Fund	Other Directorships
Name, Address		Length of	Principal Occupation	Complex[2]†	of Public Companies
and Age	Position	Service	During Past 5 Years	Overseen	Held
Eduardo A.	Director,	Since	Chief Investment Officer	89	None
Repetto	Vice	2009	(beginning March 2007) and	portfolios
6300 Bee Cave	President,		Vice President of	in 4
Road, Building	and Chief		Dimensional Fund Advisors	investment
One	Investment		LP, Dimensional Holdings	companies
Austin, TX	Officer		Inc., DFA Securities LLC,
78746			Dimensional Emerging
Age: 42			Markets Value Fund Inc.,
DFA Investment
Dimensions Group Inc.,
Dimensional Investment
Group Inc., the Trust, DFA
Australia Limited,
Dimensional Fund Advisors
Ltd., and Dimensional Fund
Advisors
Canada ULC. Formerly,
Research Associate for
Dimensional Fund Advisors
LP (June 2000 to April
2002).

1	Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.
2	Each Trustee is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which include: the Trust; DFA Investment Dimensions Group Inc.; Dimensional Investment Group Inc.; and the Dimensional Emerging Markets Value Fund Inc. Each Disinterested Trustee also serves on the Independent Review Committee of the Dimensional Funds, mutual funds registered in the provinces of Canada and managed by the Advisor’s affiliate, Dimensional Fund Advisors Canada ULC.
†	The term DFA Fund Complex refers to all registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors on the boards of such companies.

Information relating to each Trustee’s ownership of shares of the Series of the Trust and in all registered investment companies in the DFA Fund Complex as of December 31, 2008 is set forth in the chart below.

Aggregate Dollar Range of
Shares Owned in All Funds
	Dollar Range of Series Shares	Overseen by Trustee in Family
Name	Owned	of Investment Companies

Disinterested Trustees:
None Directly; Over $100,000 in
George M. Constantinides	None	Simulated Funds**
None Directly; Over $100,000 in
John P. Gould	None	Simulated Funds**
Over $100,000; Over $100,000
Roger G. Ibbotson	None	in Simulated Funds**
None Directly; Over $100,000 in
Robert C. Merton	None	Simulated Funds**

Aggregate Dollar Range of
Shares Owned in All Funds
	Dollar Range of Series Shares	Overseen by Trustee in Family
Name	Owned	of Investment Companies
$10,001-$50,000;
Over $100,000 in Simulated
Myron S. Scholes	None	Funds**
None Directly; Over $100,000 in
Abbie J. Smith	None	Simulated Funds**

Aggregate Dollar Range of
Shares Owned in All Funds
	Dollar Range of Series Shares	Overseen by Trustees in Family
Name	Owned	of Investment Companies

Interested Trustees:
David G. Booth	None	Over $100,000
Eduardo A. Repetto	None	Over $100,000

**	As discussed below, the compensation to certain of the Disinterested Trustees may be in amounts that correspond to a hypothetical investment in a cross-section of the DFA Funds. Thus, the Disinterested Trustees who are so compensated experience the same investment returns that are experienced by shareholders of the DFA Funds although the Disinterested Trustees do not directly own shares of the DFA Funds.

Compensation. Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Trust during the fiscal period from December 1, 2007 to October 31, 2008 and the total compensation received from all four registered investment companies for which the Advisor served as investment advisor or administrator during that same fiscal year. The table also provides the compensation paid by the Trust to the Trust’s Chief Compliance Officer for the fiscal period from December 1, 2007 to October 31, 2008.

				Total
		Pension or	Estimated	Compensation
	Aggregate	Retirement	Annual	from Funds
	Compensation	Benefits as	Benefit	and DFA Fund
	from the	Part of	upon	Complex Paid
Name and Position	Trust	Expenses	Retirement	to Trustees†
George M. Constantinides	$52,219	N/A	N/A	$150,000
Trustee
John P. Gould	$52,219	N/A	N/A	$150,000
Trustee
Roger G. Ibbotson	$55,750	N/A	N/A	$160,000
Trustee
Robert C. Merton	$52,219	N/A	N/A	$150,000
Trustee
Myron S. Scholes	$52,219	N/A	N/A	$150,000
Trustee
Abbie J. Smith	$52,219	N/A	N/A	$150,000
Trustee

Total
		Pension or	Estimated	Compensation
	Aggregate	Retirement	Annual	from Funds
	Compensation	Benefits as	Benefit	and DFA Fund
	from the	Part of	upon	Complex Paid
Name and Position	Trust	Expenses	Retirement	to Trustees†
Christopher S. Crossan	$106,436	N/A	N/A	N/A
Chief Compliance Officer

†  The term “DFA Fund Complex” refers to the four registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.

*  Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the Disinterested Trustees may defer receipt of all or a portion of the compensation for serving as members of the four Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”). Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross- section of the DFA Funds (the “Reference Funds” or “Simulated Funds”). The amounts ultimately received by the Disinterested Trustees under the Plan will be directly linked to the investment performance of the Reference Funds. Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any Disinterested Trustee or to pay any particular level of compensation to the Disinterested Trustee. The total amount of deferred compensation accrued by the Disinterested Trustees from the DFA Fund Complex who participated in the Plan during the eleven-month period ended October 31, 2008 is as follows: $160,000 (Mr. Ibbotson); $150,000 (Mr. Scholes); and $150,000 (Ms. Smith). A Disinterested Trustee’s deferred compensation will be distributed at the earlier of: (a) January in the year after the Disinterested Trustee’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability, or (b) five years following the first deferral, in such amounts as the disinterested Trustee has specified. The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

Below is the name, age, information regarding positions with the Trust and the principal occupation for each officer of the Trust. The address of each officer is 6300 Bee Cave Road, Building One, Austin, Texas 78746. Each officer listed below holds the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors LP, DFA Securities LLC, Dimensional Holdings Inc., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., the Trust, and Dimensional Emerging Markets Value Fund Inc. (collectively, the “DFA Entities”).

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
April A. Aandal	Vice President and	Since 2008	Vice President of all the DFA Entities. Chief Learning Officer of
Age: 46	Chief Learning Officer		Dimensional Fund Advisors LP (since September 2008).
Formerly Regional Director of Dimensional Fund Advisors LP
(2004-2008); Vice President of Professional Development at
Assante Asset Management (1997-2004).
Darryl D. Avery	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, institutional
Age: 42			client service representative of Dimensional Fund Advisors LP
(June 2002 to January 2005).

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
Arthur H. Barlow	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President
Age: 53			of DFA Australia Limited and Dimensional Fund Advisors Ltd.
Scott A. Bosworth	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 40			Dimensional Fund Advisors LP (since November 1997).
Valerie A. Brown	Vice President and	Since 2001	Vice President and Assistant Secretary of all the DFA Entities,
Age: 42	Assistant Secretary		DFA Australia Limited, Dimensional Fund Advisors Ltd., and
Dimensional Fund Advisors Canada ULC.
David P. Butler	Vice President	Since 2007	Vice President of all the DFA Entities. Director of Global
Age: 44			Financial Advisor Services of Dimensional Fund Advisors LP
(since 2008). Formerly, Director US Financial Advisor Services
of Dimensional Fund Advisors LP (since January 2005).
Patrick E. Carter	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 47			Dimensional Fund Advisors LP (since March 2006). Formerly,
Director of Merrill Lynch Retirement Group (December 1998 to
March 2006).
Joseph H. Chi	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for
Age: 42			Dimensional Fund Advisors LP (since October 2005). Prior to
October 2005, Corporate Counsel at Hewitt Associates (July
2002 – August 2005)
Stephen A. Clark	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Portfolio
Age: 36			Manager of Dimensional Fund Advisors LP (April 2001 to April
2004).
Robert P. Cornell	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 59			Financial Services Group of Dimensional Fund Advisors LP
(since August 1993).
Christopher S. Crossan	Vice President and	Since 2004	Vice President and Chief Compliance Officer of all the DFA
Age: 43	Chief Compliance		Entities.
Officer
James L. Davis	Vice President	Since 1999	Vice President of all the DFA Entities. Formerly, Vice President
Age: 52			of DFA Australia Limited and Dimensional Fund Advisors Ltd.
Robert T. Deere	Vice President	Since 1994	Vice President of all the DFA Entities and DFA Australia
Age: 51			Limited.
Robert W. Dintzner	Vice President	Since 2001	Vice President of all the DFA Entities.
Age: 38
Kenneth Elmgren	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Managing
Age: 54			Principal of Beverly Capital (May 2004 to September 2006).
Richard A. Eustice	Vice President and	Since 1998	Vice President and Assistant Secretary of all the DFA Entities
Age: 43	Assistant Secretary		and DFA Australia Limited. Chief Operating Officer of
Dimensional Fund Advisors Ltd. (since July 2008). Formerly,
Vice President of Dimensional Fund Advisors Ltd.
Eugene F. Fama, Jr.	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President
Age: 48			of DFA Australia Limited and Dimensional Fund Advisors Ltd.
Gretchen A. Flicker	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 37			institutional client service representative of Dimensional Fund
Advisors LP.
Jed S. Fogdall	Vice President	Since 2008	Vice President of all the DFA Entities. Portfolio Manager for
Age: 34			Dimensional Fund Advisors LP (since September 2004). Prior to
September 2004, Staff Engineer at The Boeing Company (1997-
2004).
Glenn S. Freed	Vice President	Since 2001	Vice President of all the DFA Entities.
Age: 47
Jeremy P. Freeman	Vice President	Since 2009	Vice President of all the DFA Entities. Senior Technology
Age: 38			Manager for Dimensional Fund Advisors LP (since June 2006).
Formerly, Principal at AIM Investments/Amvescap PLC (now
Invesco) (June 1998 – June 2006).
Mark R. Gochnour	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 41			Dimensional Fund Advisors LP.
Henry F. Gray	Vice President	Since 2000	Vice President of all the DFA Entities. Formerly, Vice President
Age: 41			of DFA Australia Limited.

66

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
John T. Gray	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional
Age: 34			Director of Dimensional Fund Advisors LP (January 2005 to
February 2007).
Darla M. Hastings	Vice President	Since 2007	Vice President of all the DFA Entities. Chief Marketing Officer
Age: 53			of Dimensional Fund Advisors LP. Formerly, Senior Vice
President, Customer Experience for Benchmark Assisted Living
(May 2005 to April 2006); Executive Vice President and Chief
Marketing Officer of State Street Corporation (September 2001
to October 2005).
Joel H. Hefner	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 41			Dimensional Fund Advisors LP (since June 1998).
Julie C. Henderson	Vice President and Fund	Since 2005	Vice President and Fund Controller of all the DFA Entities.
Age: 34	Controller		Formerly, Senior Manager at PricewaterhouseCoopers LLP (July
1996 to April 2005).
Kevin B. Hight	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Regional
Age: 41			Director of Dimensional Fund Advisors LP (March 2003 to
March 2005).
Christine W. Ho	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 41			Assistant Controller of Dimensional Fund Advisors LP.
Jeff J. Jeon	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 35			Counsel of Dimensional Fund Advisors LP.
Patrick M. Keating	Vice President	Since 2003	Vice President of all the DFA Entities and Chief Operating
Age: 54			Officer of Dimensional Fund Advisors LP. Director, Vice
President, and Chief Privacy Officer of Dimensional Fund
Advisors Canada ULC. Director of DFA Australia Limited.
Joseph F. Kolerich	Vice President	Since 2004	Vice President of all the DFA Entities. Portfolio Manager for
Age: 37			Dimensional Fund Advisors LP (since April 2001).
Michael F. Lane	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Vice President
Age: 41			of Advisor Services at TIAA-CREF (July 2001 to September
2004).
Kristina M. LaRusso	Vice President	Since 2006	Vice President of all DFA Entities. Formerly, Operations
Age: 33			Supervisor of Dimensional Fund Advisors LP (March 2003 to
December 2006).
Inmoo Lee	Vice President	Since 2007	Vice President of all DFA Entities. Associate Professor,
Age: 42			Department of Finance and Accounting, Business School,
National University of Singapore (7/2004 – present) Associate
Professor, College of Business Administration, Korea University
(9/2001 – 5/2006).
Juliet H. Lee	Vice President	Since 2005	Vice President of all the DFA Entities. Human Resources
Age: 38			Manager of Dimensional Fund Advisors LP (since January
2004).
Apollo D. Lupesco	Vice President	Since 2009	Vice President of all the DFA Entities. Regional Director for
Age: 39			Dimensional Fund Advisors LP (since February 2004).
Aaron M. Marcus	Vice President and	Since 2008	Vice President and Head of Global Human Resources of
Age: 38	Head of Global Human		Dimensional Fund Advisors LP. Formerly, Global Head of
	Resources		Recruiting and Vice President of Goldman Sachs & Co. (June
2006 to January 2008); Global Co-Head of HR of the Equities &
FICC Division, and Vice President of Goldman Sachs & Co.
(May 2005 to May 2006); Head of Americas Campus Recruiting
and Vice President of Goldman Sachs & Co. (April 2003 to May
2005).
David R. Martin	Vice President, Chief	Since 2007	Vice President, Chief Financial Officer and Treasurer of
Age: 52	Financial Officer and		Dimensional Fund Advisors LP. Director, Vice President, Chief
	Treasurer		Financial Officer and Treasurer of Dimensional Fund Advisors
Ltd. and DFA Australia Limited. Chief Financial Officer,
Treasurer, and Vice President of Dimensional Fund Advisors
Canada ULC. Director of Dimensional Funds PLC and
Dimensional Funds II PLC. Formerly, Executive Vice President
and Chief Financial Officer of Janus Capital Group Inc. (June
2005 to March 2007); Senior Vice President of Finance at
Charles Schwab & Co., Inc. (March 1999 to May 2005).

67

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
Catherine L. Newell	Vice President and	Vice	Vice President and Secretary of all the DFA Entities. Director,
Age: 44	Secretary	President	Vice President and Secretary of DFA Australia Limited.
		since 1997	Director, Vice President and Secretary of Dimensional Fund
		and	Advisors Ltd. (since February 2002, April 1997, and May 2002,
		Secretary	respectively). Vice President and Secretary of Dimensional Fund
		since 2000	Advisors Canada ULC. Director of Dimensional Funds PLC and
Dimensional Funds II PLC (since 2002 and 2006, respectively).
Formerly, Assistant Secretary of all DFA Entities, DFA
Australia Limited and Dimensional Fund Advisors Ltd.
Christian Newton	Vice President	Since 2009	Vice President of all the DFA Entities. Web Services Manager
Age: 33			for Dimensional Fund Advisors LP (since January 2008).
Formerly, Design Manager (2005 – 2008) and Web Developer
(2002 – 2005) of Dimensional Fund Advisors LP.
Gerard K. O’Reilly	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Research
Age: 32			Associate of Dimensional Fund Advisors LP (2004 to 2006);
Research Assistant in PhD program, Aeronautics Department
California Institute of Technology (1998 to 2004).
Daniel C. Ong	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for
Age: 35			Dimensional Fund Advisors LP (since July 2005). Prior to 2005,
Graduate Student at the University of Chicago Booth School of
Business (2003-2005).
Carmen Palafox	Vice President	Since 2006	Vice President of all the DFA Entities. Operations Manager of
Age: 34			Dimensional Fund Advisors LP (since May 1996).
Sonya K. Park	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Institutional
Age: 36			client service representative of Dimensional Fund Advisors LP
(February 2002 to January 2005).
David A. Plecha	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited
Age: 47			and Dimensional Fund Advisors Ltd.
Theodore W. Randall	Vice President	Since 2008	Vice President of all the DFA Entities. Formerly, Research
Age: 35			Associate of Dimensional Fund Advisors LP (2006 to 2008);
Systems Developer of Dimensional Fund Advisors LP (2001 to
2006).
L. Jacobo Rodríguez	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Institutional
Age: 37			client service representative of Dimensional Fund Advisors LP
(August 2004 to July 2005); Financial Services Analyst, Cato
Institute (September 2001 to June 2004); Book Review Editor,
Cato Journal, Cato Institute (May 1996 to June 2004).
David E. Schneider	Vice President	Since 2001	Vice President of all the DFA Entities. Director of Institutional
Age: 63			Services.
Bruce A. Simmons	Vice President	Since 2009	Vice President of all the DFA Entities. Investment Operations
Age: 44			Manager for Dimensional Fund Advisors LP (since May 2007).
Formerly, Vice President Client and Fund Reporting at Mellon
Financial (September 2005 – May 2007); Vice President
Business Development at CUADPRO Marketing (July 2003 –
September 2005).
Ted R. Simpson	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of
Age: 40			Dimensional Fund Advisors (since December 2002).
Bryce D. Skaff	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional
Age: 34			Director of Dimensional Fund Advisors (December 1999 to
January 2007).
Grady M. Smith	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Portfolio
Age: 52			Manager of Dimensional Fund Advisors LP (August 2001 to
April 2004).
Carl G. Snyder	Vice President	Since 2000	Vice President of all the DFA Entities. Formerly, Vice President
Age: 45			of DFA Australia Limited.
Lawrence R. Spieth	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 61			Regional Director of Dimensional Fund Advisors LP.
Bradley G. Steiman	Vice President	Since 2004	Vice President of all the DFA Entities and Director and Vice
Age: 35			President of Dimensional Fund Advisors Canada ULC.

68

Term of
Office[1]
and
Length of
Name and Age	Position	Service	Principal Occupation During Past 5 Years
Robert C. Trotter	Vice President	Since 2009	Vice President of all the DFA Entities. Senior Manager
Age: 50			Technology for Dimensional Fund Advisors LP (since March
2007). Formerly, Director of Technology at AMVESCAP (2002
– 2007).
Karen E. Umland	Vice President	Since 1997	Vice President of all the DFA Entities, DFA Australia Limited,
Age: 42			Dimensional Fund Advisors Ltd., and Dimensional Fund
Advisors Canada ULC.
Sunil Wahal	Vice President	Since 2009	Vice President of all the DFA Entities. Formerly, Research
Age: 42			Associate for Dimensional Fund Advisors LP (July 2008 –
January 2009); Consultant to Dimensional Fund Advisors LP
(September 2005 – July 2008); Jack D. Furst Professor of
Finance at Arizona State University, WP Carey School of
Business (July 2005 – July 2008); Associate Professor of
Finance at Goizueta Business School, Emory University (1997 –
2005).
Brian J. Walsh	Vice President	Since 2009	Vice President of all the DFA Entities. Portfolio Manager for
Age: 39			Dimensional Fund Advisors LP (since 2004). Formerly, Trader
for Dimensional Fund Advisors LP (1997-2004).
Carol W. Wardlaw	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004,
Age: 50			Regional Director of Dimensional Fund Advisors LP.
Weston J. Wellington	Vice President	Since 1997	Vice President of all the DFA Entities. Formerly, Vice President
Age: 57			of DFA Australia Limited.
Daniel M. Wheeler	Vice President	Since 2001	Vice President of all the DFA Entities. Previously, Director of
Age: 63			Global Financial Advisor Services of Dimensional Fund
Advisors LP. Director of Dimensional Fund Advisors Ltd. (since
October 2003) and President of Dimensional Fund Advisors
Canada ULC. (since June 2003).
Ryan J. Wiley	Vice President	Since 2007	Vice President of all the DFA Entities. Senior Trader of
Age: 32			Dimensional Fund Advisors LP. Formerly, Portfolio Manager
(2006 to 2007) and Trader (2001 to 2006).
Paul E. Wise	Vice President	Since 2005	Vice President of all the DFA Entities. Chief Technology Officer
Age: 53			for Dimensional Fund Advisors LP (since 2004). Formerly,
Principal of Turnbuckle Management Group (January 2002 to
August 2004).

1	Each officer holds office for an indefinite term at the pleasure of the Board and until his or her successor is elected and qualified.

Item 12(d) Sales Loads. Not applicable.

Item 12(e) Code of Ethics. The Trust, the Advisor and DFA Securities LLC have adopted a Code of Ethics, under Rule 17j-1 of the Investment Company Act of 1940, for certain access persons of the Series. The Code of Ethics is designed to ensure that access persons act in the best interests of the Series and their shareholders with respect to any personal trading of securities. Under the Code of Ethics, access persons are generally prohibited from knowingly buying or selling securities (except for shares of mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by a Series unless the access persons’ proposed purchases are approved in advance. The Code of Ethics also contains certain reporting requirements and securities trading clearance procedures.

Item 12(f) Proxy Voting Policies. The Board has delegated the authority to vote proxies for the portfolio securities held by the Series to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor. The Voting Guidelines have been developed by

Institutional Shareholder Services, a wholly owned subsidiary of RiskMetrics Group Inc. (“ISS”), an independent third-party service provider, except with respect to certain matters for which the Advisor has modified the standard voting guidelines. A concise summary of the Voting Guidelines is provided in an Appendix to this SAI.

The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee has formed a Corporate Governance Committee (“Committee”) composed of certain officers, directors and other personnel of the Advisor and has delegated to its members authority to (i) oversee the voting of proxies; (ii) make determinations as to how to vote certain specific proxies; (iii) verify the on-going compliance with the Voting Policies; and (iv) review the Voting Policies from time to time and recommend changes to the Investment Committee. The Committee may designate one or more of its members to oversee specific, ongoing compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Series, including all authorized traders of the Advisor.

The Advisor votes (or refrains from voting) proxies in a manner consistent with the best interests of the Series as understood by the Advisor at the time of the vote. Generally, the Advisor analyzes proxy statements on behalf of the Series in accordance with the Voting Policies and the Voting Guidelines. Most proxies that the Advisor receives will be voted in accordance with the Voting Guidelines. Since most proxies are voted in accordance with the Voting Guidelines, it normally will not be necessary for the Advisor to make an actual determination of how to vote a particular proxy, thereby largely eliminating conflicts of interest for the Advisor during the proxy voting process. However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Series and the interests of the Advisor or its affiliates. If a Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines (or in the case where the Voting Guidelines do not prescribe a particular vote and the proposed vote is contrary to the recommendation of ISS), the Committee member will bring the vote to the Committee which will (a) determine how the vote should be cast keeping in mind the principle of preserving shareholder value, or (b) determine to abstain from voting, unless abstaining would be materially adverse to the interest of the Series. To the extent the Committee makes a determination regarding how to vote or to abstain for a proxy on behalf of a Series in the circumstances described in this paragraph, the Advisor will report annually on such determinations to the Board.

The Advisor will usually vote proxies in accordance with the Voting Guidelines. The Voting Guidelines provide a framework for analysis and decision-making; however, the Voting Guidelines do not address all potential issues. In order to be able to address all the relevant facts and circumstances related to a proxy vote, the Advisor reserves the right to vote counter to the Voting Guidelines if, after a review of the matter, the Advisor believes that the best interests of the Series would be served by such a vote. In such a circumstance, the analysis will be documented in writing and periodically presented to the Committee. To the extent that the Voting Guidelines do not cover potential voting issues, the Advisor will vote on such issues in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interests of the Series.

The Advisor votes (or refrains from voting) proxies in a manner that the Advisor determines is in the best interests of a Series and which seeks to maximize the value of that Series’ investments. In some cases, the Advisor may determine that it is in the best interests of a Series to refrain from exercising proxy voting rights. The Advisor may determine that voting is not in the best interest of a Series and refrain from voting if the costs, including the opportunity costs, of voting would, in the view of the Advisor, exceed the expected benefits of voting. For securities on loan, the Advisor will balance the revenue-producing value of loans against the difficult-to-assess value of casting votes. It is the Advisor’s belief that the expected value of casting a vote generally will be less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor recalling loaned securities in order to ensure they are voted. The Advisor does intend to recall securities on loan if it determines that voting the securities is likely to materially affect the value of the Series’ investment and that it is in the Series’ best interests to do so. In cases where the Advisor does not receive a solicitation or enough information within a sufficient time (as reasonably determined by the Advisor) prior to the proxy-voting deadline, the Advisor may be unable to vote.

With respect to non-U.S. securities, it is typically both difficult and costly to vote proxies due to local regulations, customs, and other requirements or restrictions. The Advisor does not vote proxies of non-U.S. companies if the Advisor determines that the expected economic costs from voting outweigh the anticipated economic benefit to a Series associated with voting. The Advisor determines whether to vote proxies of non-U.S. companies on a portfolio-by-portfolio basis, and generally implements uniform voting procedures for all proxies of companies in a country. The Advisor periodically reviews voting logistics, including costs and other voting difficulties, on a portfolio by portfolio and country by country basis, in order to determine if there have been any material changes that would affect the Advisor’s decision of whether or not to vote. In the event the Advisor is made aware of and believes an issue to be voted is likely to materially affect the economic value of a Series, that its vote is reasonably likely to influence the ultimate outcome of the contest, and the expected benefits of voting the proxies exceed the costs, the Advisor will make every reasonable effort to vote such proxies.

The Advisor and the Trust have retained ISS to provide certain services with respect to proxy voting. ISS will provide information on shareholder meeting dates and proxy materials; translate proxy materials printed in a foreign language; provide research on proxy proposals and voting recommendations in accordance with the Voting Guidelines; effect votes on behalf of the Series; and provide reports concerning the proxies voted. Although the Advisor may consider the recommendations of ISS on proxy issues, the Advisor remains ultimately responsible for all proxy voting decisions.

Information regarding how each of the Series voted proxies related to its portfolio securities during the twelve-month period ended June 30 of each year is available, no later than August 31 of each year, without charge, (i) upon request, by calling collect: (512) 306-7400; (ii) on the Advisor’s Web site at http://www.dimensional.com; or (iii) on the SEC’s Web site at http://www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

Item 13(a) Control Persons. As of July 31, 2009, there were no persons who may be deemed to control the following Series either by owning more than 25% of the voting securities of a Series directly, or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of a feeder portfolio investing its assets in a Series.

Item 13(b) Principal Holders. As of July 31, 2009, the following shareholders owned beneficially at least 5% of the outstanding shares of the Series, as set forth below. Unless otherwise indicated, the address of each shareholder is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

The U.S. Large Company Series
DFA Investment Dimensions Group Inc. -
U.S. Large Company Portfolio	77.78%

Dimensional Investment Group Inc. -
U.S. Large Company Institutional Index Portfolio	22.22%

Tax-Managed Equity Series
DFA Investment Dimensions Group Inc. -
Tax-Managed U.S. Equity Portfolio	100.00%

Large Cap Value Series
DFA Investment Dimensions Group Inc. -
U.S. Large Cap Value Portfolio	77.99%

Dimensional Investment Group Inc. -
U.S. Large Cap Value Portfolio III	19.51%

Tax-Managed Value Series
DFA Investment Dimensions Group Inc. -
Tax-Managed U.S. Marketwide Value Portfolio	70.81%

Dimensional Investment Group Inc. -
Tax-Managed U.S. Marketwide Value Portfolio II	29.19%

International Value Series
Dimensional Investment Group Inc. -
DFA International Value Portfolio	71.12%

Dimensional Investment Group Inc. -
DFA International Value Portfolio III	16.73%

Dimensional Investment Group Inc. -
DFA International Value Portfolio IV	5.78%

Japanese Series
DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	90.42%

DFA Investment Dimensions Group Inc. -
Japanese Small Company Portfolio	9.58%

Asia Pacific Series
DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	85.24%

DFA Investment Dimensions Group Inc. -
Asia Pacific Small Company Portfolio	14.76%

United Kingdom Series
DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	96.15%

Continental Series
DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	93.07%

DFA Investment Dimensions Group Inc. -
Continental Small Company Portfolio	6.93%

Canadian Series
DFA Investment Dimensions Group Inc. -
International Small Company Portfolio	100.00%

The Emerging Markets Series
DFA Investment Dimensions Group Inc. -
Emerging Markets Portfolio	93.24%

DFA Investment Dimensions Group Inc. –
Emerging Markets Portfolio II	6.76%

The Emerging Markets Small Cap Series
DFA Investment Dimensions Group Inc. -
Emerging Markets Small Cap Portfolio	97.07%

One-Year Fixed Income Series
DFA Investment Dimensions Group Inc. -
DFA One-Year Fixed Income Portfolio	100.00%

Two-Year Global Fixed Income Series
DFA Investment Dimensions Group Inc. -
DFA Two-Year Global Fixed Income Portfolio	98.65%

* Owner of record only.

Item 13(c) Management Ownership. As of July 31, 2009, the Trustees and officers as a group owned less than 1% of each Series’ outstanding stock.

Item 14. Investment Advisory and Other Services.

Item 14(a) Investment Advisers. The information provided in response to this item is in addition to the information provided in response to Items 5(a)(1) and (2) in Part A and Items 12(a), (b) and (c) in this Part B.

David G. Booth and Rex A. Sinquefield, directors and/or officers of the Advisor and shareholders of the outstanding voting stock of the Advisor’s general partner, may be considered controlling persons of the Advisor. Mr. Booth also serves as Trustee and officer of the Trust.

For the services it provides as investment advisor to each Series of the Trust, the Advisor is paid a monthly fee calculated as a percentage of average daily net assets of the Series. For the fiscal period from December 1, 2007 to October 31, 2008 and the fiscal years ended November 30, 2006 and 2007, as applicable, the Series paid management fees as set forth in the following table:

Series	2006	2007	2008
	(000)	(000)	(000)
U.S. Large Company	$ 1,122	$ 1,201	$ 981
Large Cap Value	$ 7,124	$ 10,188	$ 8,436
Tax-Managed Value	$ 5,973	$ 7,949	$ 6,098
International Value	$ 11,736	$ 18,039	$ 14,643
Japanese Small Company	$ 1,369	$ 1,524	$ 1,220
Asia Pacific Small Company	$ 568	$ 1,016	$ 871
United Kingdom Small Company	$ 888	$ 1,234	$ 899
Continental Small Company	$ 1,446	$ 2,231	$ 1,806
The Emerging Markets	$ 2,146	$ 3,029	$ 2,744
The Emerging Markets Small Cap	$ 1,431	$ 2,461	$ 2,174
One-Year Fixed Income	$ 1,136	$ 1,510	$ 1,563
Two-Year Global Fixed Income	$ 1,163	$ 1,468	$ 1,546
Tax-Managed Equity	$ 622	$ 860	$ 793
Canadian Small Company	N/A	$ 81	$ 330

Item 14(b) Principal Underwriter. The Trust’s shares are distributed by DFA Securities LLC (formerly, DFA Securities Inc.) (“DFAS”), a wholly-owned subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The principal business address of DFAS is 1299 Ocean Avenue, Santa Monica, CA 90401.

DFAS acts as an agent of the Trust by serving as the principal underwriter of the Trust’s shares. Pursuant to the Trust’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Trust, which are continuously offered. No sales charges are paid by investors or the Trust. No compensation is paid by the Trust to DFAS under the Distribution Agreement.

Item 14(c) Services Provided by Each Investment Adviser and Expenses Paid by Third Parties. The information provided in response to this item is in addition to the information provided in response to Item 5(a)(1) and (2) of Part A.

Initially, the investment management agreement with respect to each Series is in effect for a period of two years. Thereafter, each agreement may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Board, or by a vote of the holders of a majority of the Series’ outstanding voting securities, and in either event by a majority of the trustees who are not parties to the agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for that purpose. An investment management agreement may be terminated without penalty at any time by the Series or by the Advisor on 60 days’ written notice and will automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940.

Item 14(d) Service Agreements. Not applicable.

Item 14(e) Other Investment Advice. Not applicable.

Item 14(f) Dealer Reallowances. Not applicable.

Item 14(g) Rule 12b-1 Plans. Not applicable.

Item 14(h) Other Service Providers.

Items 14(h)(1) and (2) PNC Global Investment Servicing (U.S.) Inc. (formerly, PFPC, Inc.) (“PNC Global”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the administrative and accounting services, dividend disbursing and transfer agent for all Trust Series. The services provided by PNC Global are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with the Trust’s custodians, and transfer and dividend disbursing agency services. For the administrative and accounting services provided by PNC Global, each Series pays PNC Global annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate assets in the Fund Complex, which included four registered investment companies and a group trust. The fee schedule is set forth below:

.0110% of the Fund Complex’s first $50 billion of average net assets;
.0085% of the Fund Complex’s next $25 billion of average net assets; and
.0075% of the Fund Complex’s average net assets in excess of $75 billion.

The fees charged to each Series under the fee schedule are allocated to the Series based on the Series’ pro rata portion of the aggregate net assets of the Fund Complex.

The Series are also subject to monthly base fees. The following domestic equity and fixed income Series are subject to a monthly base fee of $1,666: The U.S. Large Company Series, Large Cap Value Series, the Tax-Managed Series and One-Year Fixed Income Series. The following international equity and fixed income Series are subject to a monthly base fee of $2,083: The International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, Canadian Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and Two-Year Global Fixed Income Series.

The Series also pays separate fees to PNC Global with respect to the services PNC Global provides as transfer agent and dividend disbursing agent of the Series.

Item 14(h)(3) Citibank, N.A., 111 Wall Street, New York, New York 10005, is the global custodian for the following Series: International Value Series, Japanese Series, Asia Pacific Series, United Kingdom Series, Continental Series, the Canadian Series, the Two-Year Global Fixed Income Series, The Emerging Markets Series and The Emerging Markets Small Cap Series, and PFPC Trust Company, 301 Bellevue Parkway, Wilmington, DE 19809, serves as the custodian for all other Series of the Trust. The custodians maintain separate accounts for the Series; make receipts and disbursements of money on behalf of the Series; and collect and receive income and other payments and distributions on account of the Series’ portfolio securities. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, Pennsylvania 19103-7042, the Trust’s independent registered public accounting firm, audits the Trust’s financial statements on an annual basis.

Item 14(h)(4) Not applicable.

Item 15. Portfolio Managers

In accordance with the team approach used to manage the Series, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily investment decisions regarding the Series including running buy and sell programs based on the parameters established by the Investment Committee. The portfolio managers named below coordinate the efforts of all other portfolio managers with respect to the day-to-day management of the category of portfolios indicated.

Domestic Equity Series	Stephen A. Clark
International Equity Series	Karen E. Umland
Fixed Income Series	David A. Plecha

Item 15(a) Other Accounts Managed. In addition to the Series, each portfolio manager manages: (i) other U.S. registered investment companies advised or sub-advised by the Advisor; (ii) other pooled investment vehicles that are not U.S. registered mutual funds; and (iii) other accounts managed for organizations and individuals. The following table sets forth information regarding the total accounts for which each portfolio manager has the primary responsibility for coordinating the day-to-day management responsibilities.

Name of Portfolio	Number of Accounts Managed and Total
Manager	Assets by Category As of October 31, 2008
Stephen A. Clark	·	28 U.S. registered mutual funds with $35,793 million in
total assets under management.
	·	7 unregistered pooled investment vehicles with $5,237
million in total assets under management. Out of these

Name of Portfolio	Number of Accounts Managed and Total
Manager	Assets by Category As of October 31, 2008
unregistered pooled investment vehicles, one client with
an investment of $188 million in an unregistered pooled
investment vehicle pays a performance-based advisory
fee.
	·	51 other accounts with $3,339 million in total assets
under management.
Karen E. Umland	·	37 U.S. registered mutual funds with $27,993 million in
total assets under management.
	·	5 unregistered pooled investment vehicles with $582
million in total assets under management.
	·	17 other accounts with $2,459 million in total assets
under management of which one account with $315
million in assets may be subject to a performance fee.
David A. Plecha	·	16 U.S. registered mutual funds with $15,226 million in
total assets under management.
	·	8 unregistered pooled investment vehicles with $12,003
million in total assets under management.
	·	6 other accounts with $123 million in total assets under
management.

Potential Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to more than one Series and other accounts. Other accounts include registered mutual funds (other than the Series in this registration statement), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”). An Account may have similar investment objectives to a Series, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by a Series. Actual or apparent conflicts of interest include:

  Time Management. The management of multiple Series and/or Accounts may result in a portfolio manager devoting unequal time and attention to the management of each Series and/or Accounts. The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most Accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the Series.

  Investment Opportunities. It is possible that at times identical securities will be held by more than one Series and/or Account. However, positions in the same security may vary and the length of time that any Series or Account may choose to hold its investment in the same security may likewise vary. If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one Series or Account, a Series may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible Series and Accounts. To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across multiple Series and Accounts.

  Broker Selection. With respect to securities transactions for the Series, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for a Series and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Series or the Account.

  Performance-Based Fees. For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee. These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.

  Investment in a Series. A portfolio manager or his/her relatives may invest in a Series that he or she manages (or in a Feeder Portfolio that he or she manages the corresponding Master Fund) and a conflict may arise where he or she may therefore have an incentive to treat the Series (or the corresponding Feeder Portfolio) in which the portfolio manager or his/her relatives invest preferentially as compared to other Series or Accounts for which they have portfolio management responsibilities.

The Advisor and the Trust have adopted certain compliance procedures that are reasonably designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Item 15(b) Compensation. Portfolio managers receive a base salary and bonus. Compensation of a portfolio manager is determined at the discretion of the Advisor and is based on a portfolio manager's experience, responsibilities, the perception of the quality of his or her work efforts and other subjective factors. The compensation of portfolio managers is not directly based upon the performance of the Series or other accounts that the portfolio managers manage. The Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as it deems necessary to reflect changes in the market. Each portfolio manager’s compensation consists of the following:

  Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.

  Semi-Annual Bonus. Each portfolio manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.

Portfolio managers may be awarded the right to purchase restricted shares of the Advisor’s stock as determined from time to time by the Board of Directors of the Advisor or its delegees. Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.

Item 15(c) Ownership of Securities. Information relating to each portfolio manager’s ownership (including the ownership of his or her immediate family) in the Series (or their respective Feeder Portfolios) in this registration statement as of October 31, 2008 is set forth in the chart below.

Stephen A. Clark

Dollar Range of
Series/Feeder Portfolio
Series/Feeder Portfolio	Shares Owned
U.S. Large Company Series[1]	$1 - $10,000
Large Cap Value Series[1]	$1 - $10,000
Tax-Managed Value Series	None
Tax-Managed Equity Series	None

1	Stephen A. Clark does not invest in this Series but invests in a Feeder Portfolio that invests all its assets in this Series.

Karen E. Umland

Dollar Range of
Series/Feeder Portfolio
Series/Feeder Portfolio	Shares Owned
International Value Series[1]	$50,001 - $100,000
Japanese Series[1]	$1 - $10,000
Asia Pacific Series	None
United Kingdom Series	None
Continental Series	None
Canadian Series	None
The Emerging Markets Series[1]	$10,001 - $50,000
The Emerging Markets Small Cap Series	None

1	Karen E. Umland does not invest in this Series but invests in a Feeder Portfolio that invests all its assets in this Series.

David A. Plecha

Dollar Range of
Series/Feeder Portfolio
Series/Feeder Portfolio	Shares Owned
One-Year Fixed Income Series	None
Two-Year Global Fixed Income Series	None

Item 16. Brokerage Allocation and Other Practices.

Items 16(a) and (c) Brokerage Transactions and Brokerage Selection. The following table depicts brokerage commissions paid by the following Series during the fiscal period from December 1, 2007 to October 31, 2008 and the fiscal years ended November 30, 2006 and 2007:

	2006	2007	2008
U.S. Large Company	$ 61,034	$ 50,729	$ 105,549
Large Cap Value	$ 2,648,808	$ 1,273,333	$ 1,904,981
Tax-Managed Value	$ 1,942,517	$ 1,762,515	$ 2,194,755
Japanese Small Company	$ 439,939	$ 374,308	$ 102,948
Asia Pacific Small Company	$ 470,185	$ 678,503	$ 344,087
United Kingdom Small Company	$ 281,425	$ 223,447	$ 166,519
Continental Small Company	$ 944,970	$ 735,400	$ 345,580
The Emerging Markets	$ 966,487	$ 936,030	$ 1,403,836
The Emerging Markets Small Cap	$ 934,592	$ 1,043,875	$ 754,597
Tax-Managed Equity	$ 587,886	$ 273,640	$ 330,932
Canadian Small Company	N/A	$ 163,863	$ 275,235
International Value Series	$ 1,247,749	$ 1,982,470	$ 1,078,752

The substantial increases or decreases in the amount of brokerage commissions paid by certain Series from year to year indicated in the foregoing table resulted primarily from asset changes requiring increases or decreases in the amount of securities bought and sold by those Series.

The Fixed Income Series acquire and sell securities on a net basis with dealers which are major market makers in such securities. The Investment Committee of the Advisor selects dealers on the basis of their size, market making and credit analysis ability. When executing portfolio transactions, the Advisor seeks to obtain the most favorable price for the securities being traded among the dealers with whom the Fixed Income Series effect transactions.

Portfolio transactions will be placed with a view to receiving the best price and execution. The Series will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers which effect transactions for the Series to determine the effect that the brokers’ trading has on the market prices of the securities in which the Series invest. The Advisor also checks the rate of commission being paid by the Series to their brokers to ascertain that the rates are competitive with those charged by other brokers for similar services. Dimensional Fund Advisors Ltd. performs these services for the United Kingdom Series and the Continental Series, and DFA Australia performs these services for the Japanese Series and The Asia Pacific Small Company Series.

Subject to obtaining best price and execution, transactions may be placed with brokers that have assisted in the sale of Series shares. The Advisor, however, pursuant to policies and procedures approved by the Board, is prohibited from selecting brokers and dealers to effect a Series’ portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by a Series or any other registered investment companies.

Companies eligible for purchase by the Tax-Managed Series may be thinly traded securities. Therefore, the Advisor believes that it needs maximum flexibility to effect trades on a best execution basis. As deemed appropriate, the Advisor places buy and sell orders for the Series of the Trust with various brokerage firms that may act as principal or agent. The Advisor also may make use of direct market access and algorithmic, program or electronic trading methods. The Advisor may extensively use electronic trading systems as such systems can provide the ability to customize the orders placed and can assist in the Advisor's execution strategies.

Item 16(b) Commissions. No commissions were paid to affiliates or affiliates of affiliates during the fiscal period ended October 31, 2008 or the fiscal years 2006 and 2007.

Item 16(d) Directed Brokerage. Transactions also may be placed with brokers who provide the Advisor or the sub-advisors with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services. The investment advisory agreements permit the Advisor knowingly to pay commissions on these transactions that are greater than another broker, dealer or exchange member might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the accounts under its management. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Series. During the fiscal period ended October 31, 2008, the following Series paid commissions for securities transactions to brokers that provided market price monitoring services, market studies and research services to the Series as follows:

	VALUE OF
	SECURITIES	BROKERAGE
SERIES	TRANSACTIONS	COMMISSIONS
U.S. Large Company	$160,110,930	$26,810
Large Cap Value	$3,166,893,969	$1,850,327
International Value	$569,643,059	$267,757
Japanese Small Company	$7,240,241	$3,620

	VALUE OF
	SECURITIES	BROKERAGE
SERIES	TRANSACTIONS	COMMISSIONS
Tax-Managed Value	$1,886,337,881	$1,451, 640
Tax-Managed Equity	$440,185,128	$278,859
United Kingdom Small Company	$337,057,967	$138,841
Continental Small Company	$356,649,557	$148,125
Asia Pacific Small Company	$19,073,914	$18,761
Emerging Markets	$416,315,343	$206,026
Emerging Markets Small Cap	$27,903,451	$47,516

Item 16(e) Regular Broker Dealers. Certain Series may purchase securities of their regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act of 1940). The table below lists the regular brokers or dealers of each Series whose securities (or securities of the broker’s or dealer’s parent company) were acquired by the Series during the fiscal period ended October 31, 2008, as well as the value of such securities held by the Series as of October 31, 2008.

		Value of
Series	Broker or Dealer	Securities

U.S. Large Company	Citigroup Inc.	$28,257,548
Large Cap Value	Citigroup Inc.	$25,091,935
DFA International Value Series	Credit Suisse Group	$65,721,526
DFA International Value Series	Deutsche Bank AG	$29,049,763
DFA International Value Series	Macquarie Group	$1,399,664
DFA International Value Series	UBS AG	$3,684,159
United Kingdom Small Company Series	Shore Capital Group	$441,590
United Kingdom Small Company Series	Close Brothers Group PLC	$4,147,268
Tax-Managed Equity Series	Jeffries Group Inc.	$336,546
Tax-Managed Equity Series	Investment Technology Group, Inc.	$123,562

Item 17. Capital Stock and Other Securities.

Item 17(a) Capital Stock. All fourteen Series issue shares of beneficial interest without a sales load. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and nonassessable shares. Each share of beneficial interest of a Series represents an equal proportional interest in the assets and liabilities of the Series and has non-cumulative voting rights, except as described below, and no preferences as to conversion, exchange, dividends, redemptions or any other feature. In addition, the Trust has arranged with the Feeder Portfolios for voting rights as provided in Section 12(d)(1)(E)(iii)(a) of the Investment Company Act of 1940. If a shareholder of a Series that is taxed as a partnership becomes bankrupt, a majority in interest of the remaining shareholders in such Series must vote within 120 days to approve the continuing existence of the Series or the Series will be liquidated. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided, however, if a matter to be voted on affects only the interests of some Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. Investments in the Series may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of the investor’s investment at any time at net asset value. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class. Under the Investment Company Act of 1940, a meeting of shareholders of the Trust shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

The Trust does not intend to hold annual meetings; however, it may hold a meeting if called by the Board. Shareholders may receive assistance in communicating with other shareholders in connection with the election or removal of Trustees similar to the provisions contained in Section 16(c) of the Investment Company Act of 1940.

Item 17(b) Other Securities. Not applicable.

Item 18. Purchase, Redemption and Pricing of Shares.

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.

Items 18(a) and (c) Purchase of Shares and Offering Price. The Trust will accept purchase and redemption orders on each day that the NYSE is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Trust will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day. Orders for redemptions and purchases will not be processed if the Trust is closed.

The Tokyo Stock Exchange is closed on the following days in 2009: January 1, 2 and 12, February 11, March 20, April 29, May 4, 5 and 6, July 20, September 21, 22 and 23, October 12, November 3 and 23, and December 23 and 31. In addition, in 2009 the Tokyo Stock Exchange will have half-day trading on January 5. Orders for the purchase and redemption of shares of the Japanese Series received on those days will be priced as of the close of the NYSE on the next day that the Tokyo Stock Exchange is open for trading (provided that the NYSE is open on such day). The London Stock Exchange is closed on the following days in 2009: January 1, April 10 and 13, May 4 and 25, August 31, and December 25 and 28. Orders for the purchase and redemption of shares of the United Kingdom Series received on those days will be processed as of the close of the NYSE on the next day that the London Stock Exchange is open for trading. In 2009, the foreign securities exchanges on which the Continental Series’ portfolio securities are principally traded are all closed on January 1, April 10 and 13 and December 25. In 2009, the Toronto Stock Exchange, and any other Canadian foreign securities exchange on which the Canadian Series’ portfolio securities may be principally traded, is closed on January 1, February 16, April 10, May 18, July 1, August 3, September 7, October 12 and December 25 and 28.

The Japanese Series is closed on days that the Tokyo Stock Exchange is closed. The United Kingdom Series is closed on days that the London Stock Exchange is closed. The Continental Series is closed on January 1, April 10 and 13 and December 25. Purchase and redemption orders for shares of such Series will not be accepted on those days.

Because the Japanese, Asia Pacific, United Kingdom, Continental, Canadian Series, International Value, The Emerging Markets and The Emerging Markets Small Cap Series own securities that are primarily listed on foreign exchanges which may trade on days when the Series do not price their shares, the net asset values of such Series may change on days when shareholders will not be able to purchase or redeem shares.

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Trust or a Series. Securities accepted in exchange for shares of a Series will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Series.

The Trust may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the Exchange is restricted as determined by the SEC; (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Trust to dispose of securities owned by it, or fairly to determine the value of its assets; and (3) for such other periods as the SEC may permit.

Item 18(b) Fund Reorganizations. Not applicable.

Item 18(d) Redemption-in-kind. The Trust has filed a notice of election pursuant to Rule 18f-1 under the Investment Company Act of 1940. However, the Tax-Managed Series have opted out of this election. (See Item 6(c) of Part A.)

Item 18(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. The information required by this Item is provided in response to Item 6(e) of Part A.

Item 19. Taxation of the Fund.

The information provided in response to this item is in addition to the information provided in response to Items 6(d) and (f ) in Part A.

The following is a summary of some of the federal income tax consequences of investing in the Series. Shareholders should consider the tax implications of investing and consult their own tax advisor. Different tax rules may apply because, for federal income tax purposes, certain Series are classified as corporations for federal income tax purposes, and other Series are classified as partnerships. These rules could affect the amount, timing or character of the income distributed to shareholders of the Series.

Series Classified as Corporations

Distributions of Net Investment Income. A Series receives or derives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of a Series, constitutes its net investment income from which dividends may be paid to you. If you are a taxable investor, any distributions by a Series from such income (other than qualified dividend income received by individuals) will be taxable to you at ordinary income tax rates, whether you take them in cash or in additional shares. A portion of the income dividends paid to shareholders by the Series may be qualified dividends eligible to be taxed at reduced rates.

Distributions of Capital Gains. A Series may realize a capital gain or loss in connection with sales or other dispositions of its portfolio securities. Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be taxable to you as ordinary income. Distributions from the excess of net long-term capital gain over net short-term capital loss will be taxable to you as long-term capital gain, regardless of how long you have held your shares in a Series. Any net capital gain of a Series generally will be distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate federal excise or income taxes on the Series.

Returns of Capital. If a Series’ distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution generally will not be taxable, but will reduce each shareholder’s cost basis in a Series and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold. Any return of capital in excess of a shareholder’s basis, however, is taxable as a capital gain.

Investment in Foreign Securities. Certain of the Series may be subject to foreign withholding taxes on income from certain foreign securities. This, in turn, could reduce a Series’ income dividends paid to shareholders.

     Pass-through of foreign tax credits. If at the end of the fiscal year more than 50% in value of the total assets of a Series is invested in securities of foreign corporations, the Series may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Series. If this election is made, a Series may report more taxable income to you than it actually distributes. You will then be entitled either to deduct your share of these taxes in computing your taxable income, or to claim a foreign tax credit for these taxes against your U.S. federal income tax (subject to limitations for certain shareholders). A Series will provide you with the information necessary to complete your personal income tax return if it makes this election. Any Feeder Portfolios classified as regulated investment companies that invest in a Series will not be permitted to pass through a credit or deduction for their pro rata share of foreign withholding taxes paid by the Series.

     The amount of any foreign tax credits available to you (as a result of the pass-through to you of your pro rata share of foreign taxes by paid by a Series) will be reduced if you receive from a Series qualifying dividends from qualifying foreign corporations that are subject to tax at reduced rates. Shareholders in these circumstances should talk with their personal tax advisors about their foreign tax credits and the procedures that they should follow to claim these credits on their personal income tax returns.

     Effect of foreign debt investments on distributions. Most foreign exchange gains realized on the sale of debt securities are treated by a Series as ordinary income for federal income tax purposes. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to you as ordinary income, and any losses reduce the Series’ ordinary income otherwise available for distribution to you. This treatment could increase or decrease the Series’ ordinary income distributions to you, and may cause some or all of a Series’ previously distributed income to be classified as a return of capital.

     PFIC securities. Certain Series may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (“PFICs”). In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income. When investing in PFIC securities, the Series intends to mark-to-market these securities and recognize any unrealized gains as ordinary income at the end of its fiscal year. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that a Series is required to distribute, even though it has not sold or received dividends from these securities. You also should be aware that the designation of a foreign security as a PFIC security will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends. These dividends generally will not qualify for the reduced rate of taxation on qualified dividends when distributed to you by a Series. In addition, if a Series is unable to identify an investment as a PFIC and thus does not make a mark-to-market election, the Series may be subject to U.S. federal income tax (the effect of which might be mitigated by making a mark-to-market election in a year prior to the sale) on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Series to its shareholders. Additional charges in the nature of interest may be imposed on the Series in respect of deferred taxes arising from such distributions or gains. Any such taxes or interest charges could, in turn, reduce the Series’ distributions paid to you.

Information on the Amount and Tax Character of Distributions. The Series will inform you of the amount and character of your distributions at the time they are paid, and will advise you of the tax status of such distributions for federal income tax purposes shortly after the close of each calendar year. If you have not held Series shares for a full year, a Series may designate and distribute to you, as ordinary income, qualified dividends, or capital gains, and in the case of non-U.S. shareholders a Series may further designate and distribute as interest-related dividends and short-term capital gain dividends, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Series. Taxable distributions declared by a Series in December to shareholders of record in such month, but paid in January, are taxable to you as if they were paid in December.

Election to be Taxed as a Regulated Investment Company. Each Series intends to qualify each year as a regulated investment company by satisfying certain distribution and asset diversification requirements under the Internal Revenue Code (the “Code”). As a regulated investment company, each Series generally is not subject to entity level federal income tax on the income and gains it distributes to its shareholders. The Board reserves the right not to distribute a Series’ net long-term capital gain or not to maintain the qualification of a Series as a regulated investment company if it determines such a course of action to be beneficial to shareholders. If net long-term capital gain is retained, a Series would be taxed on the gain at the highest corporate tax rate, and shareholders would be notified that they are entitled to a credit or refund for the tax paid by the Series. If a Series fails to qualify as a regulated investment company, the Series would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you would be taxed as qualified dividend income to the extent of such Series’ earnings and profits.

In order to qualify as a regulated investment company for federal income tax purposes, each Series must meet certain specific requirements, including:

(i)	A Series must maintain a diversified portfolio of securities, wherein no security, including the securities of a qualified publicly traded partnership (other than U.S. government securities and securities of other regulated investment companies) can exceed 25% of the Series’ total assets, and, with respect to 50% of the Series’ total assets, no investment (other than cash and cash items, U.S. government securities and securities of other regulated investment companies) can exceed 5% of the Series’ total assets or 10% of the outstanding voting securities of the issuer;
(ii)	A Series must derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies, and net income derived from an interest in a qualified publicly traded partnership; and
(iii)	A Series must distribute to its shareholders at least 90% of its investment company taxable income and net tax-exempt income for each of its fiscal years.

Excise Tax Distribution Requirements. To avoid a 4% federal excise tax, the Code requires a Series to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve-month period ending October 31; and 100% of any undistributed amounts from the prior year. Each Series intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December) but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Sales, Exchanges and Redemptions of Series Shares. If you are a taxable investor, sales, exchanges and redemptions (including redemptions in kind) are taxable transactions for federal and state income tax purposes. If you redeem your Series shares, the Internal Revenue Service (the “IRS”) requires you to report any gain or loss on your redemption. If you held your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you have held your shares.

     Redemptions at a loss within six months of purchase. Any loss incurred on a redemption of shares of a Series held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributed to you by the Series on those shares.

     Wash sales. All or a portion of any loss that you realize on a redemption of your Series shares will be disallowed to the extent that you buy other shares in the Series (through reinvestment of dividends or otherwise) within thirty (30) days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares.

     Cost basis reporting. Under recently enacted provisions of the Emergency Economic Stabilization Act of 2008, a Series’ administrative agent will be required to provide you with cost basis information on the sale of any of your shares in a Series, subject to certain exceptions. This cost basis reporting requirement is effective for shares purchased in a Series on or after January 1, 2012.

U.S. Government Securities. To the extent a Series invests in certain U.S. government obligations, dividends paid by the Series to shareholders that are derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Series. Dividends derived from interest on these obligations and paid to a Feeder Portfolio that is classified as a regulated investment company, and, in turn, to you are unlikely to be exempt from state and local income tax. The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Ginnie Mae or Fannie Mae securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporate shareholders.

Deductibility of Losses. Losses incurred on the sale of securities by one Series to another Series will be disallowed if, as of the date of sale, the same persons (or, in the case of a sale of securities by one Corporate Series to another Corporate Series, five or fewer persons) own directly or indirectly more than 50% of the outstanding shares in both the selling and purchasing Series. Various attribution rules apply in testing the ownership of a Series for purposes of the foregoing loss disallowance rule.

Qualified Dividend Income for Individuals. For individual shareholders, a portion of the dividends paid by a Series may be qualified dividends eligible for taxation at long-term capital gain rates. This reduced rate generally is available for dividends paid by a Series out of dividends earned on the Series’ investment in stocks of domestic corporations and qualified foreign corporations. Income dividends from interest earned by these Series on debt securities will continue to be taxed at the higher ordinary income tax rates.

Both a Series and the investor must meet certain holding period requirements to qualify Series dividends for this treatment. Specifically, a Series must hold the stock for at least sixty-one (61) days during the 121-day period beginning sixty (60) days before the stock becomes ex-dividend. Similarly, investors must hold their Series shares for at least sixty-one (61) days during the 121-day period beginning sixty (60) days before the Series distribution goes ex-dividend. The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment. When counting the number of days you held your Series shares, include the day you sold your shares but not the day you acquired these shares.

While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes. For example, you will not be allowed to offset your long-term capital losses against qualified dividend income on your federal income tax return. Any qualified dividend income that you elect to be taxed at these reduced rates also cannot be used as investment income in determining your allowable investment interest expense. For other limitations on the amount of or use of qualified dividend income on your income tax return, please contact your personal tax advisor.

After the close of its fiscal year, each Series will designate the portion of its ordinary dividend income that meets the definition of qualified dividend income taxable at reduced rates. If 95% or more of a Series’ income is from qualified sources, it will be allowed to designate 100% of its ordinary income distributions as qualified dividend income.

This favorable taxation of qualified dividend income at long-term capital gain tax rates expires and will no longer apply to dividends paid by the Series with respect to its taxable years beginning after December 31, 2010 (sunset date), unless such provision is extended or made permanent.

Dividends-Received Deduction for Corporations. For corporate shareholders, a portion of the dividends paid by a Series may qualify for the dividends-received deduction. The portion of dividends paid by a Series that so qualifies will be designated each year in a notice mailed to the Series’ shareholders, and cannot exceed the gross amount of dividends received by the Series from domestic (U.S.) corporations that would have qualified for the dividends-received deduction in the hands of a Series if the Series was a regular corporation. Dividends paid by a Series from interest on debt securities or dividends earned on portfolio securities of non-U.S. issuers are not expected to qualify for the corporate dividends-received deduction.

The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions imposed under the Code on the corporation claiming the deduction. The amount that a Series may designate as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Series were debt-financed or held by the Series for less than a minimum period of time, generally forty-six (46) days during a 91-day period beginning forty-five (45) days before the stock becomes ex-dividend. Similarly, if your Series shares are debt-financed or held by you for less than a forty-six (46) day period then the dividends-received deduction for Series dividends on your shares also may be reduced or eliminated. Even if designated as dividends eligible for the dividends-

received deduction, all dividends (including any deducted portion) must be included in your alternative minimum taxable income calculation.

Investment in Complex Securities. A Series may invest in complex securities and such investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains or losses recognized by a Series are treated as ordinary income or capital gain, accelerate the recognition of income to the Series, defer a Series’ ability to recognize losses, and subject a Series to U.S. federal income tax on income from certain of the Series’ foreign investments. In turn, these rules may affect the amount, timing and/or tax character of a Series’ income and, in turn, of the income distributed to you.

     Derivatives. Certain Series are permitted to invest in certain options, futures and foreign currency contracts. If a Series makes these investments, it could be required to mark-to-market these contracts and recognize for federal income tax purposes any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts. Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses. In determining its net income for excise tax purposes, a Series also would be required to mark-to-market these contracts annually as of October 31 (for capital gain net income and ordinary income arising from certain foreign currency contracts), and to realize and distribute any resulting income and gains.

     Securities lending. A Series’ entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income and, to the extent that debt securities are loaned, will generally not qualify as qualified interest income for foreign withholding tax purposes.

     Short sales. A Series’ entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

     Tax straddles. A Series’ investment in options, futures and foreign currency contracts in connection with certain hedging transactions could cause a Series to hold offsetting positions in securities. If a Series’ risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds other securities, the Series could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

     Convertible debt. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt.

     Securities purchased at a discount. Certain Series are permitted to invest in securities issued or purchased at a discount, such as zero coupon, deferred interest or payment in-kind (“PIK”) bonds that could require them to accrue and distribute income not yet received. If a Series invests in these securities, the Series could be required to sell securities in its portfolio that it otherwise might have continued to hold in order to generate sufficient cash to make these distributions.

     Investment in certain mortgage pooling vehicles (excess inclusion income). A Series may invest in U.S. real estate investment trusts (“U.S.-REITs”) that hold residual interests in real estate mortgage investment conduits (“REMICs”) or which are, or have certain wholly-owned subsidiaries that are, “taxable mortgage pools.” Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of a Series’ income from a U.S.-REIT that is attributable to the REIT’s residual interest in a REMIC or equity interests in a taxable mortgage pool (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of a regulated investment company, such as a Series, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions); (ii) will constitute UBTI to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income; and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI) is a record holder of a share in a Series, then the Series will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income. While a Series does not intend to invest in U.S.-REITs, a substantial portion of the assets of which generates excess inclusion income, there can be no assurance that a Series will not allocate to shareholders excess inclusion income.

     The rules concerning excess inclusion income are complex and burdensome in their current form, and the Series are awaiting further guidance from the IRS on how these rules are to be implemented. These rules are potentially applicable to any Series that receives income from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S.-REIT. It is unlikely that these rules will apply to a Series’ non-REIT strategies. Shareholders should talk to their tax advisors about the potential tax consequences of a Series’ receipt and distribution of excess inclusion income.

     Investments in securities of uncertain tax character. A Series may invest in securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by a Series, it could affect the timing or character of income recognized by the Series, requiring a Series to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Code.

Backup Withholding. By law, a Series must withhold a portion of your taxable dividends and sales proceeds unless you:

  provide your correct social security or taxpayer identification number, certify that this number is correct,
  certify that you are not subject to backup withholding, and certify that you are a U.S. person (including a U.S. resident alien).

A Series also must withhold if the IRS instructs it to do so. When withholding is required, the amount will be 28% of any dividends or proceeds paid. The special U.S. tax certification requirements applicable to non-U.S. investors are described under the “Non-U.S. Investors” heading below.

Non-US Investors. Non-U.S. investors (shareholders who, as to the United States, are a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership) may be subject to U.S. withholding and estate tax and are subject to special U.S. tax certification requirements. Non-U.S. investors should consult their tax advisors about the applicability of U.S. tax withholding and the use of the appropriate forms to certify their status.

     In general. The United States imposes a flat 30% withholding tax (or a withholding tax at a lower treaty rate) on U.S. source dividends, including on income dividends paid to you by a Series. Exemptions from this U.S. withholding tax are provided for capital gain dividends paid by a Series from its net long-term capital gains, and with respect to taxable years of a Series beginning before January 1, 2010 (sunset date), interest-related dividends paid by a Series from its qualified net interest income from U.S. sources and short-term capital gain dividends. However, notwithstanding such exemptions from U.S. withholding at the source, any dividends and distributions of income and capital gains, including the proceeds from the sale of your Series shares, will be subject to backup withholding at a rate of 28% if you fail to properly certify that you are not a U.S. person.

     Capital gain dividends and short-term capital gain dividends. In general, (i) a capital gain dividend designated by a Series and paid from its net long-term capital gains, or (ii) with respect to taxable years of a Series beginning before January 1, 2010 (sunset date), a short-term capital gain dividend designated by a Series and paid from its net short-term capital gains, other than long- or short-term capital gains realized on disposition of U.S. real property interests (see the discussion below) are not subject to U.S. withholding tax unless you are a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the calendar year.

     Interest-related dividends. With respect to taxable years of a Series beginning before January 1, 2010 (sunset date), dividends designated by a Series as interest-related dividends and paid from its qualified net interest income from U.S. sources are not subject to U.S. withholding tax. “Qualified interest income” includes, in general, U.S. source (1) bank deposit interest; (2) short-term original discount; (3) interest (including original issue discount, market discount, or acquisition discount) on an obligation which is in registered form, unless it is earned on an obligation issued by a corporation or partnership in which a Series is a 10% shareholder or is contingent interest; and (4) any interest-related dividend from another regulated investment company. On any payment date, the amount of an income dividend that is designated by a Series as an interest-related dividend may be more or less than the amount that is so qualified. This is because the designation is based on an estimate of a Series’ qualified net interest income for its entire fiscal year, which can only be determined with exactness at fiscal year end. As a consequence, a Series may over withhold a small amount of U.S. tax from a dividend payment. In this case, the non-U.S. investor’s only recourse may be to either forgo recovery of the excess withholding, or to file a United States nonresident income tax return to recover the excess withholding.

     Further limitations on tax reporting for interest-related dividends and short-term capital gain dividends for non-U.S. investors. It may not be practical in every case for a Series to designate, and each Series reserves the right in these cases to not designate, small amounts of interest-related or short-term capital gain dividends. Additionally, a Series’ designation of interest-related or short-term capital gain dividends may not be passed through to shareholders by intermediaries who have assumed tax reporting responsibilities for this income in managed or omnibus accounts due to systems limitations or operational constraints.

     Net investment income from dividends on stock and foreign source interest income continue to be subject to withholding tax; effectively connected income. Ordinary dividends paid by a Series to non-U.S. investors on the income earned on portfolio investments in (i) the stock of domestic and foreign corporations, and (ii) the debt of foreign issuers continue to be subject to U.S. withholding tax. If you hold your Series shares in connection with a U.S. trade or business, your income and gains will be considered effectively connected income and taxed in the U.S. on a net basis, in which case you may be required to file a nonresident U.S. income tax return.

     Investment in U.S. real property. A Series may invest in equity securities of corporations that invest in U.S. real property, including U.S.-REITs. The sale of a U.S. real property interest (USRPI) by a U.S.-REIT in which a Series invests may trigger special tax consequences to a Series’ non-U.S. shareholders.

     The Foreign Investment in Real Property Tax Act of 1980 (FIRPTA) makes non-U.S. persons subject to U.S. tax on disposition of a USRPI as if he or she were a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Code provides a look-through rule for distributions of FIRPTA gain by a regulated investment company (RIC) received from a U.S.-REIT or U.S. real property holding corporation or realized by the RIC on a sale of a USRPI (other than a domestically controlled U.S.-REIT or RIC that is classified as a qualified investment entity) if all of the following requirements are met:

  The RIC is classified as a qualified investment entity. A RIC is classified as a “qualified investment entity” with respect to a distribution to a non-U.S. person which is attributable directly or indirectly to a distribution from a U.S.-REIT if, in general, more than 50% of the RIC’s assets consist of interests in U.S.-REITs and U.S. real property holding corporations, and
  You are a non-U.S. shareholder that owns more than 5% of a class of Series shares at any time during the one-year period ending on the date of the distribution.

  If these conditions are met, such Series distributions to you are treated as gain from the disposition of a USRPI, causing the distributions to be subject to U.S. withholding tax at a rate of 35%, and requiring that you file a nonresident U.S. income tax return.  In addition, even if you do not own more than 5% of a class of Series shares, but the Series is a qualified investment entity, such Series’ distributions to you will be taxable as ordinary dividends rather than as a capital gain dividend (a distribution of long-term capital gains) or a short-term capital gain dividend subject to withholding at the 30% or lower treaty withholding rate.

     These rules apply to dividends with respect to a Series’ taxable years beginning before January 1, 2010 (sunset date), except that after this date, the Series’ distributions from a U.S.-REIT (whether or not domestically controlled) attributable to FIRPTA gain will continue to be subject to the withholding rules described above provided the Series would otherwise be classified as a qualified investment entity. Because the Series expect to invest less than 50% of their assets at all times, directly or indirectly, in U.S. real property interests, a Series expects that neither gain on the sale or redemption of Series shares nor Series dividends and distributions would be subject to FIRPTA reporting and tax withholding.

     FIRPTA “Wash Sale” Rule. If a non-U.S. shareholder of the Series disposes of their Series shares during the 30-day period preceding a Series distribution that would have been treated as a distribution from the disposition of a U.S. real property interest by a U.S.-REIT in which the Series invests, acquires an identical stock interest during the 61-day period beginning the first day of such 30-day period preceding the distribution, and does not in fact receive the distribution in a manner that subjects the non-U.S. shareholder to tax under FIRPTA, then the non-U.S. shareholder is required to pay U.S. tax on an amount equal to the amount of the distribution that was not taxed under FIRPTA as a result of the disposition. These Rules also apply to substitute dividend payments and other similar arrangements; the portion of the substitute dividend or similar payment treated as FIRPTA gain equals the portion of the RIC distribution such payment is in lieu of that otherwise would have been treated as FIRPTA gain.

     Gain on Sale of Series Shares as FIRPTA Gain. In addition, a sale or redemption of Series shares will be FIRPTA gain only if:

As a non-U.S. shareholder, you own more than 5% of a class of shares in the Series; and

More than 50% of the Series’ assets consist of:
-	more-than 5% interests in publicly traded companies that are United States Real Property Holding Corporations (USRPHC),
-	interests in non-publicly traded companies that are USRPHCs, and

--interests in U.S.-REITs that are not controlled by U.S. shareholders where the REIT shares are either not publicly traded or are publicly traded and the Series owns more than 5%.

In the unlikely event a sale of Series shares results in FIRPTA gain, the gain will be taxed as income “effectively connected with a U.S. trade or business.” As a result, the non-U.S. shareholder will be required to pay U.S. income tax on such gain and file a nonresident U.S. income tax return.

     U.S. estate tax. An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Series shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies. If a treaty exemption is available, a decedent’s estate may nonetheless need to file a U.S. estate tax return to claim the exemption in order to obtain a U.S. federal transfer certificate. The transfer certificate will identify the property (i.e., Series shares) as to which the U.S. federal estate tax lien has been released. In the absence of a treaty, there is a $13,000 statutory estate tax credit (equivalent to U.S. situs assets with a value of $60,000). For estates with U.S. situs assets of not more than $60,000, a Series may accept, in lieu of a transfer certificate, an affidavit from an appropriate individual evidencing that decedent’s U.S. situs assets are below this threshold amount. In addition, a partial exemption from U.S estate tax may apply to Series shares held by the estate of a nonresident decedent. The amount treated as exempt is based upon the proportion of the assets held by a Series at the end of the quarter immediately preceding the decedent’s death that are debt obligations, deposits, or other property that would generally be treated as situated outside the United States if held directly by the estate. This provision applies to decedents dying after December 31, 2004 and before January 1, 2010, unless such provision is extended or made permanent. Transfers by gift of shares of a Series by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax.

     U.S. tax certification rules. Special U.S. tax certification requirements apply to non-U.S. shareholders both to avoid U.S. back-up withholding imposed at a rate of 28% and to obtain the benefits of any treaty between the United States and the shareholder’s country of residence. In general, a non-U.S. shareholder must provide a Form W-8 BEN (or other applicable Form W-8) to establish that you are not a U.S. person, to claim that you are the beneficial owner of the income and, if applicable, to claim a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty. A Form W-8 BEN provided without a U.S. taxpayer identification number will remain in effect for a period beginning on the date signed and ending on the last day of the third succeeding calendar year unless an earlier change of circumstances makes the information on the form incorrect.

     The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. shareholders are urged to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Series, including the applicability of foreign tax.

Series Classified as Partnerships

The Series will not be subject to any U.S. federal income tax. Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series’ income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series. The characterization of an item of profit or loss usually will be determined at the Series level (rather than at the shareholder lever). Because each Series does not contemplate making cash distributions to investors, the amount of income that may be realized by an investor likely will exceed the cash distributions to him. An allocable share of a tax-exempt investor’s income will be UBTI to the extent that a Series borrows money to acquire property or invests in assets that produce UBTI. In addition to U.S. federal income taxes, investors in the Series also may be subject to state and local taxes on their distributive share of a Series’ income and on gains arising on redemption or exchange of a Series’ shares.

While the Series are not classified as “regulated investment companies” under Subchapter M of the Code, the Series’ assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Series for such Series’ entire fiscal year.

Investment in Foreign Securities. Certain of the Series may be subject to foreign withholding taxes on income from certain foreign securities. This, in turn, could reduce a Series’ income dividends allocated to shareholders.

     Pass-through of foreign tax credits. The Series will be permitted to pass through to you a credit or deduction for your pro rata share of foreign withholding taxes paid by the Series.

     Effect of foreign investments on allocations. Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by a Series. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when allocated are taxable to you as ordinary income, and any losses reduce the Series’ ordinary income otherwise available for allocation to you. This treatment could increase or decrease the Series’ ordinary income allocations to you.

     PFIC securities. Certain Series may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (“PFICs”). In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income. When investing in PFIC securities, the Series intends to mark-to-market these securities and recognize any unrealized gains as ordinary income at the end of its fiscal year. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that a Series is required to allocate, even though it has not sold or received dividends from these securities. You also should be aware that the designation of a foreign security as a PFIC security will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends. These dividends generally will not qualify for the reduced rate of taxation on qualified dividends. Additional charges in the nature of interest may be imposed on the Series and its investors in respect of deferred taxes arising from such distributions or gains.

Sales, Exchanges and Redemption of Series Shares. If you are a taxable investor, sales and exchanges are taxable transactions for federal and state income tax purposes. If you held your shares as a capital asset, the gain or loss that you realize generally will be capital gain or loss and will be long-term or short-term, generally depending on how long you have held your shares. Any loss may be recognized only if an investor redeems its entire interest in the Series for money.

Generally, a distribution or series of distributions by a Series to a shareholder that results in termination of its entire interest in the Series results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder’s adjusted basis in its Series shares. When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder’s adjusted basis in its Series shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed. Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder’s Series shares and generally will be capital gain or loss.

U.S. Government Securities. To the extent a Series invests in certain U.S. government obligations, income allocated by the Series to shareholders that is derived from interest on these obligations should be exempt from state and local personal income taxes. The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Ginnie Mae or Fannie Mae securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporate shareholders.

Qualified Dividend Income. For individual shareholders, a portion of the income allocated from the Series may be qualified dividends eligible for taxation at long-term capital gain rates. This reduced rate generally is available for dividends paid by a Series out of dividends allocated from the Series’ investment in stocks of domestic corporations and qualified foreign corporations.

The Series must meet certain holding period requirements to qualify Series dividends for this treatment. Specifically, a Series must hold the stock for at least sixty-one (61) days during the 121-day period beginning sixty (60) days before the stock becomes ex-dividend. The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment. When counting the number of days you held your Series shares, include the day you sold your shares but not the day you acquired these shares.

While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes. For example, you will not be allowed to offset your long-term capital losses against qualified dividend income on your federal income tax return. Any qualified dividend income that you elect to be taxed at these reduced rates also cannot be used as investment income in determining your allowable investment interest expense. For other limitations on the amount of or use of qualified dividend income on your income tax return, please contact your personal tax advisor.

Dividends-Received Deduction for Corporations. For corporate shareholders, a portion of the income allocated by a Series may qualify for the dividends-received deduction. The portion of the income allocated by a Series that so qualifies will be designated each year in a notice mailed to the Series’ shareholders, and cannot exceed the gross amount of dividends received by the Series from domestic (U.S.) corporations that would have qualified for the dividends-received deduction in the hands of a Series if the Series was a regular corporation. Income allocated by certain Series from interest on debt securities or dividends earned on portfolio securities of non-U.S. issuers are not expected to qualify for the corporate dividends-received deduction.

The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions imposed under the Code on the corporation claiming the deduction. The amount that a Series may designate as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Series were debt-financed or held by the Series for less than a minimum period of time, generally forty-six (46) days during a 91-day period beginning forty-five (45) days before the stock becomes ex-dividend. Even if designated as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in your alternative minimum taxable income calculation.

Deductibility of Losses. Losses incurred on the sale of securities by one Series to another Series will be disallowed if, as of the date of sale, the same persons own directly or indirectly more than 50% of the outstanding shares in both the selling and purchasing Series. Various attribution rules apply in testing the ownership of a Series for purposes of the foregoing loss disallowance rule.

Investment in Complex Securities. A Series may invest in complex securities and such investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains or losses recognized by a Series are treated as ordinary income or capital gain, accelerate the recognition of income to the Series, defer a Series’ ability to recognize losses, and subject a Series to U.S. federal income tax on income from certain of the Series’ foreign investments. In turn, these rules may affect the amount, timing and/or tax character of a Series’ income and, in turn, of the income distributed to you.

     Derivatives. Certain Series are permitted to invest in certain options, futures and foreign currency contracts. If a Series makes these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts. Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses. In determining its net income for excise tax purposes, a Series also would be required to mark-to-market these contracts annually as of October 31 (for capital gain net income and ordinary income arising from certain foreign currency contracts), and to realize and distribute any resulting income and gains.

     Securities lending. A Series’ entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income and, to the extent that debt securities are loaned, will generally not qualify as qualified interest income for foreign withholding tax purposes.

     Short sales. A Series’ entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

     Convertible debt. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt.

     Tax straddles. A Series’ investment in options, futures and foreign currency contracts in connection with certain hedging transactions could cause a Series to hold offsetting positions in securities. If a Series’ risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds other securities, the Series could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

     Investment in taxable mortgage pools (excess inclusion income). A Series may invest in U.S.-REITs that hold residual interests in REMICs or which are, or have certain wholly-owned subsidiaries that are, “taxable mortgage pools.” Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of a Series’ income from a U.S.-REIT that is attributable to the REIT’s residual interest in a REMIC or equity interests in a taxable mortgage pool (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of a regulated investment company, such as a Series, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions); (ii) will constitute UBTI to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income; and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI) is a record holder of a share in a Series, then the Series will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income. While a Series does not intend to invest in U.S.-REITs, a substantial portion of the assets of which generates excess inclusion income, there can be no assurance that a Series will not allocate to shareholders excess inclusion income.

     The Series are awaiting further guidance from the IRS on how these rules are to be implemented. These rules are potentially applicable to any Series that receives income from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S.-REIT. It is unlikely that these rules will apply to a Series with a non-REIT strategy. Shareholders should talk to their tax advisors about the potential tax consequences of a Series’ receipt and distribution of excess inclusion income.

     Investments in securities of uncertain tax character. A Series may invest in securities the U.S. Federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by a Series, it could affect the timing or character of income recognized by the Series, requiring a Series to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Code.

Non-U.S. Investors. Investors in the Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by a Series on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors’ distributive share of a Series’ income. Non-U.S. investors also may wish to contact their tax advisors to determine the applicability of foreign tax laws.

     Series income not derived from the conduct of a U.S. trade or business. Non-U.S. investors should be aware of certain U.S. federal income tax consequences of investing in the Series. Provided that the Series is not deemed to be engaged in a trade or business in the United States for U.S. federal income tax purposes, the Series generally will be required to withhold tax on certain items of gross income (including fees received in connection with the Series’ lending activities, dividends and certain types of interest income derived from U.S. sources) included in the distributive share of each non-U.S. investor at a rate of 30%, unless the tax is reduced or eliminated by treaty. Certain other categories of income, generally including interest on certain portfolio debt obligations (which may include U.S. Government securities), capital gains (including those derived from options transactions), original issue discount obligations having an original maturity of 183 days or less, and certificates of deposit, will not be subject to this 30% tax.

     Income effectively connected with the conduct of a U.S. trade or business. If, on the other hand, the Series derives income which is effectively connected with a U.S. trade or business carried on by the Series (for example, by investing in REITs or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such effectively connected income of the Series, and the Series generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-U.S. shareholder at the highest rate of tax applicable to U.S. taxpayers. Thus, non-U.S. investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Series’ trade or business, and generally would be required to file U.S. tax returns. Furthermore, a foreign corporation investing in the Series would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

     U.S. tax certification rules. Special U.S. tax certification requirements apply to non-U.S. shareholders.

     U.S. estate tax. An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Series shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies. In the absence of a treaty, there is a $13,000 statutory estate tax credit. Transfers by gift of shares of a Series by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax. The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Series, including the applicability of foreign tax.

Other Tax Issues

The Board reserves the right to change the entity classification of a Series for U.S. federal income tax purposes at any time, as may be permitted or required under the Code. For instance, the Board might cause a Series that is classified as a corporation and taxable as a regulated investment company to elect to be classified as a partnership (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa. Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of a Series, or the nature and number of shareholders of a Series or other factors or events adversely affecting the ability of a Series to comply with the Code. A change in entity classification of a Series may be a taxable event, causing the Series and shareholders of the Series that are subject to tax to recognize a taxable gain or loss. Such a change in entity classification also would cause the shareholders of the Series to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.

The Trust may accept securities or local currencies in exchange for shares of a Series. A gain or loss for U.S. federal income tax purposes may be realized by investors who are subject to U.S. federal taxation upon the exchange, depending upon the U.S. dollar cost of the securities or local currency exchanged. Different rules apply in the case of a Corporate Series or a Partnership Series. Investors should consult their tax advisers. (See “In-kind Purchases” in Item 6(b).)

There are certain other tax issues that will be relevant to only certain investors in the Corporate Series or Partnership Series; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to a Corporate or Partnership Series of the Trust. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Series.

Effect of Future Legislation; Local Tax Considerations

The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein. Rules of state and local taxation of ordinary income, qualified dividend income and capital gain dividends may differ from the rules for U.S. federal income taxation described above. Distributions also may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above. Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in a Series.

This discussion of “Taxation of the Fund” is not intended or written to be used as tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Shareholders should consult their own tax advisors regarding their particular circumstances before making an investment in a Series.

Item 20. Underwriters. See response to Item 14(b). Principal Underwriters.

Item 21. Calculation of Performance Data. Not applicable.

A Series may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable performance data is available. Such indices are generally unmanaged and are prepared by entities and organizations that track the performance of investment companies or investment advisors. Unmanaged indices often do not reflect deductions for administrative and management costs and expenses. The performance of a Series also may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services. Any performance information, whether related to a Series or to the Advisor, should be considered in light of the Series’ investment objectives and policies, characteristics and the quality of the portfolio and market conditions during the time period indicated and should not be considered to be representative of what may be achieved in the future.

Item 22. Financial Statements.

Item 22(a), (b) and (c) The audited financial statements and financial highlights of the Trust for its fiscal period ended October 31, 2008 as set forth in the Trust’s annual reports to shareholders, including the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, are incorporated herein by reference. The unaudited financial statements and financial highlights of the Trust for its six-month period ended April 30, 2009 as set forth in the Trust’s semi-annual reports to shareholders also are incorporated herein by reference.

APPENDIX

ISS Governance Services Concise Summary of 2009 U.S. Proxy Voting Guidelines Effective for Meetings on or after Feb. 1, 2009

1. Operational Items:
Auditor Ratification
Vote FOR proposals to ratify auditors, unless any of the following apply:

  An auditor has a financial interest in or association with the company, and is therefore not independent;
  There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;
  Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or
  Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

  Non-audit (“other”) fees exceed audit fees + audit-related fees + tax compliance/preparation fees

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

  The tenure of the audit firm;
  The length of rotation specified in the proposal;
  Any significant audit-related issues at the company;
  The number of Audit Committee meetings held each year;
  The number of financial experts serving on the committee; and
  Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors:
Voting on Director Nominees in Uncontested Elections
Vote on director nominees should be determined on a CASE-BY-CASE basis. Vote AGAINST or WITHHOLD from individual directors who:

Attend less than 75 percent of the board and committee meetings without a valid excuse, such as illness,

service to the nation, work on behalf of the company, or funeral obligations. If the company provides meaningful public or private disclosure explaining the director’s absences, evaluate the information on a CASE-BY-CASE basis taking into account the following factors:

-	Degree to which absences were due to an unavoidable conflict;
-	Pattern of absenteeism; and
-	Other extraordinary circumstances underlying the director’s absence;
Sit on more than six public company boards; *
Are CEOs of public companies who sit on the boards of more than two public companies besides their own --
withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

*Dimensional will screen votes otherwise subject to this policy based on the qualifications and circumstances of the directors involved.

A-1

  The company’s proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;
  The company’s poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;
  The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;
  The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);
  The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);
  The board failed to act on takeover offers where the majority of the shareholders tendered their shares;
  At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;
  The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election- any or all appropriate nominees (except new) may be held accountable;
  The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only).

Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:

  The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;
  The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;
  The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;
  The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:

  The non-audit fees paid to the auditor are excessive;
  The company receives an adverse opinion on the company’s financial statements from its auditor; or
  There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-by-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are indentified, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:

  There is a negative correlation between the chief executive’s pay and company performance (see discussion under Equity Compensation Plans);
  The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;
  The company fails to submit one-time transfers of stock options to a shareholder vote;
  The company fails to fulfill the terms of a burn rate commitment they made to shareholders;
  The company has backdated options (see “Options Backdating” policy);

A-2

The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless the company satisfies all of the following criteria: The company maintains the following counterbalancing features:

Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

-	presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;
-	serves as liaison between the chairman and the independent directors;
-	approves information sent to the board;
-	approves meeting agendas for the board;
-	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
-	has the authority to call meetings of the independent directors;
-	if requested by major shareholders, ensures that he is available for consultation and direct communication;
Two-thirds independent board;
All independent key committees;
Established governance guidelines;
A company in the Russell 3000 universe must not have exhibited sustained poor total shareholder return performance, defined as one- and three-year TSR in the bottom half of the company’s four-digit GICS industry group within the Russell 3000 only), unless there has been a change in the Chairman/CEO within that time;

The company does not have any problematic governance or management issues, examples of which include, but are not limited to:
-	Egregious compensation practices;
-	Multiple related-party transactions or other issues putting director independence at risk;
-	Corporate and/or management scandals;
-	Excessive problematic corporate governance provisions; or
-	Flagrant board or management actions with potential or realized negative impact on shareholders.

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats.

Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that provides guidelines so that the company will promptly address the situation of a holdover director.

Performance/Governance Evaluation for Directors

Vote WITHHOLD/AGAINST on all director nominees if the board lacks accountability and oversight, coupled with sustained poor performance relative to peers, measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only).

Evaluate board accountability and oversight at companies that demonstrate sustained poor performance. Problematic provisions include but are not limited to:

  a classified board structure;
  a supermajority vote requirement;
  majority vote standard for director elections with no carve out for contested elections;
  the inability of shareholders to call special meetings;
  the inability of shareholders to act by written consent;

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  a dual-class structure; and/or
  a non-shareholder approved poison pill.

If a company exhibits sustained poor performance coupled with a lack of board accountability and oversight, also take into consideration the company’s five-year total shareholder return and five-year operational metrics in the evaluation.

3. Proxy Contests
Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

  Long-term financial performance of the target company relative to its industry;
  Management’s track record;
  Background to the proxy contest;
  Qualifications of director nominees (both slates);
  Strategic plan of dissident slate and quality of critique against management;
  Likelihood that the proposed goals and objectives can be achieved (both slates);
  Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

  The election of fewer than 50% of the directors to be elected is contested in the election;
  One or more of the dissident’s candidates is elected;
  Shareholders are not permitted to cumulate their votes for directors; and
  The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4. Antitakeover Defenses and Voting Related Issues
Advance Notice Requirements for Shareholder Proposals/Nominations

Vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

To be reasonable, the company’s deadline for shareholder notice of a proposal/ nominations must not be more than 60 days prior to the meeting, with a submittal window of at least 30 days prior to the deadline.

In general, support additional efforts by companies to ensure full disclosure in regard to a proponent’s economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposal.

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

  Shareholders have approved the adoption of the plan; or
  The board, in exercising its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this “fiduciary out” will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

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Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

  No lower than a 20% trigger, flip-in or flip-over;
  A term of no more than three years;
  No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
  Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

For management proposals to adopt a poison pill for the stated purpose of preserving a company’s net operating losses (“NOL pills”), the following factors should be considered:

  the trigger (NOL pills generally have a trigger slightly below 5%);
  the value of the NOLs;
  the term;
  shareholder protection mechanisms (sunset provision, causing expiration of the pill upon exhaustion or expiration of NOLs); and
  other factors that may be applicable.

In addition, vote WITHHOLD/AGAINST the entire board of directors, (except new nominees, who should be considered on a CASE-by-CASE basis) if the board adopts or renews a poison pill without shareholder approval, does not commit to putting it to a shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue.

5. Mergers and Corporate Restructurings
Overall Approach

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

  Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.
  Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
  Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
  Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.
  Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger.

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  Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation
Reincorporation Proposals

Evaluate management or shareholder proposals to change a company's state of incorporation on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns including the following:

  Reasons for reincorporation;
  Comparison of company's governance practices and provisions prior to and following the reincorporation; and
  Comparison of corporation laws of original state and destination state

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

7. Capital Structure
Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:

  Specific reasons/ rationale for the proposed increase;
  The dilutive impact of the request as determined through an allowable cap generated by ISS’ quantitative model;
  The board’s governance structure and practices; and
  Risks to shareholders of not approving the request.

Vote FOR proposals to approve increases beyond the allowable cap when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

Preferred Stock

Vote CASE-BY-CASE on proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:

  Specific reasons/ rationale for the proposed increase;
  The dilutive impact of the request as determined through an allowable cap generated by ISS’ quantitative model;
  The board’s governance structure and practices; and
  Risks to shareholders of not approving the request.

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

8. Executive and Director Compensation
Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

  The total cost of the company’s equity plans is unreasonable;
  The plan expressly permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval;
  The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company’s performance where over 50 percent of the year- over-year increase is attributed to equity awards;

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  The company’s three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group;
  The plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or
  The plan is a vehicle for poor pay practices.

Poor Pay Practices

Vote AGAINST or WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.

The following practices, while not exhaustive, are examples of poor compensation practices that may warrant withhold vote recommendations:

Egregious employment contracts - Contracts containing multi-year guarantees for salary increases, bonuses and equity compensation;
Excessive perks/tax reimbursements:
-	Overly generous perquisites, which may include, but are not limited to the following: personal use of corporate aircraft, personal security system maintenance and/or installation, car allowances;
-	Reimbursement of income taxes on executive perquisites or other payments;
-	Perquisites for former executives, such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;

Abnormally large bonus payouts without justifiable performance linkage or proper disclosure - Performance metrics that are changed, canceled or replaced during the performance period without adequate explanation of the action and the link to performance;

Egregious pension/SERP (supplemental executive retirement plan) payouts:
-	Inclusion of additional years of service not worked that result in significant payouts;
-	Inclusion of performance-based equity awards in the pension calculation;
New CEO with overly generous new hire package:
-	Excessive “make whole” provisions;
-	Any of the poor pay practices listed in this policy;
Excessive severance and/or change in control provisions:
-	Inclusion of excessive change in control or severance payments, especially those with a multiple in excess of 3X cash pay;
-	Payments upon an executive's termination in connection with performance failure;
-	Change in control payouts without loss of job or substantial diminution of job duties (single- triggered);
-	New or materially amended employment or severance agreements that provide for modified single triggers, under which an executive may voluntarily leave for any reason and still receive the change-in-control severance package;
-	Liberal change in control definition in individual contracts or equity plans which could result in payments to executives without an actual change in control occurring;
-	New or materially amended employment or severance agreements that provide for an excise tax gross-up. Modified gross-ups would be treated in the same manner as full gross-ups;
-	Perquisites for former executives such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;
Dividends or dividend equivalents paid on unvested performance shares or units;
Poor disclosure practices:
- Unclear explanation of how the CEO is involved in the pay setting process; - Retrospective performance targets and methodology not discussed;
- Methodology for benchmarking practices and/or peer group not disclosed and explained;
Internal Pay Disparity:
- Excessive differential between CEO total pay and that of next highest paid named executive officer (NEO);

  Options backdating (covered in a separate policy);
  Other excessive compensation payouts or poor pay practices at the company.

Other Compensation Proposals and Policies

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Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals

Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. Vote AGAINST these resolutions in cases where boards have failed to demonstrate good stewardship of investors’ interests regarding executive compensation practices.

For U.S. companies, consider the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices:

       Relative Considerations:

  Assessment of performance metrics relative to business strategy, as discussed and explained in the CD&A;
  Evaluation of peer groups used to set target pay or award opportunities;
  Alignment of company performance and executive pay trends over time (e.g., performance down: pay down);
  Assessment of disparity between total pay of the CEO and other Named Executive Officers (NEOs).

Design Considerations:

  Balance of fixed versus performance-driven pay;
  Assessment of excessive practices with respect to perks, severance packages, supplemental executive pension plans, and burn rates.

Communication Considerations:

  Evaluation of information and board rationale provided in CD&A about how compensation is determined (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);
  Assessment of board’s responsiveness to investor input and engagement on compensation issues (e.g., in responding to majority-supported shareholder proposals on executive pay topics).

Employee Stock Purchase Plans-- Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

  Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);
  Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;
  Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;
  No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.

Option Exchange Programs/Repricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, taking into consideration:

  Historic trading patterns--the stock price should not be so volatile that the options are likely to be back “in- the-money” over the near term;
  Rationale for the re-pricing--was the stock price decline beyond management's control?
  Is this a value-for-value exchange?
  Are surrendered stock options added back to the plan reserve?
  Option vesting--does the new option vest immediately or is there a black-out period?
  Term of the option--the term should remain the same as that of the replaced option;
  Exercise price--should be set at fair market or a premium to market;
  Participants--executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s total cost of equity plans and its three-year average burn rate.

In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the

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past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Other Shareholder Proposals on Compensation
Advisory Vote on Executive Compensation (Say-on-Pay)

Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the Named Executive Officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.

Golden Coffins/Executive Death Benefits

Generally vote FOR proposals calling on companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals for which the broad-based employee population is eligible.

Share Buyback Holding Periods

Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote FOR the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

Stock Ownership or Holding Period Guidelines

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

Vote on a CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring Named Executive Officers to retain 75% of the shares acquired through compensation plans while employed and/or for two years following the termination of their employment, and to report to shareholders regarding this policy. The following factors will be taken into account:

Whether the company has any holding period, retention ratio, or officer ownership requirements in place.
These should consist of:
-	Rigorous stock ownership guidelines, or
-	A holding period requirement coupled with a significant long-term ownership requirement, or
-	A meaningful retention ratio,
Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s own stock ownership or retention requirements.
Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

Tax Gross-Up Proposals

Generally vote FOR proposals asking companies to adopt a policy of not providing tax gross-up payments to executives, except where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

9. Corporate Social Responsibility (CSR) Issues
Overall Approach

When evaluating social and environmental shareholder proposals, ISS considers the following factors:

  Whether adoption of the proposal is likely to enhance or protect shareholder value;
  Whether the information requested concerns business issues that relate to a meaningful percentage of the company's business as measured by sales, assets, and earnings;
  The degree to which the company's stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

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  Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;
  Whether the company has already responded in some appropriate manner to the request embodied in the proposal;
  Whether the company's analysis and voting recommendation to shareholders are persuasive;
  What other companies have done in response to the issue addressed in the proposal;
  Whether the proposal itself is well framed and the cost of preparing the report is reasonable;
  Whether implementation of the proposal’s request would achieve the proposal’s objectives;
  Whether the subject of the proposal is best left to the discretion of the board;
  Whether the requested information is available to shareholders either from the company or from a publicly available source; and
  Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Genetically Modified Ingredients

Generally vote AGAINST proposals asking suppliers, genetic research companies, restaurants and food retail companies to voluntarily label genetically engineered (GE) ingredients in their products and/or eliminate GE ingredients. The cost of labeling and/or phasing out the use of GE ingredients may not be commensurate with the benefits to shareholders and is an issue better left to regulators.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

  The company's business and the proportion of it affected by the resolution;
  The quality of the company’s disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and
  Company’s current disclosure on the feasibility of GE product labeling, including information on the related costs.

Generally vote AGAINST proposals seeking a report on the social, health, and environmental effects of genetically modified organisms (GMOs). Studies of this sort are better undertaken by regulators and the scientific community. Generally vote AGAINST proposals to completely phase out GE ingredients from the company's products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company’s products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to regulators) that may outweigh the economic benefits derived from biotechnology.

Pharmaceutical Pricing, Access to Medicines, and Product Reimportation

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company report on their product pricing policies or their access to medicine policies, considering:

  The nature of the company’s business and the potential for reputational and market risk exposure;
  The existing disclosure of relevant policies;
  Deviation from established industry norms;
  The company’s existing, relevant initiatives to provide research and/or products to disadvantaged consumers;
  Whether the proposal focuses on specific products or geographic regions; and
  The potential cost and scope of the requested report.

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their prescription drug reimportation policies unless such information is already publicly disclosed.

Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits

Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would result in excessive costs for the company.

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Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Decisions regarding benefits should be left to the discretion of the company.

Climate Change

Generally vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations and investments considering whether:

  The company already provides current, publicly-available information on the impacts that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
  The company’s level of disclosure is at least comparable to that of industry peers; and
  There are no significant, controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Lobbying Expenditures/Initiatives

Vote CASE-BY-CASE on proposals requesting information on a company’s lobbying initiatives, considering:

  Significant controversies, fines, or litigation surrounding a company’s public policy activities,
  The company’s current level of disclosure on lobbying strategy, and
  The impact that the policy issue may have on the company’s business operations.

Political Contributions and Trade Association Spending

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

  There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and
  The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders. Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending, considering:

  Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and
  The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Labor and Human Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote CASE-BY-CASE on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:

  The degree to which existing relevant policies and practices are disclosed;
  Whether or not existing relevant policies are consistent with internationally recognized standards;
  Whether company facilities and those of its suppliers are monitored and how;
  Company participation in fair labor organizations or other internationally recognized human rights initiatives;
  Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

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  Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;
  The scope of the request; and
  Deviation from industry sector peer company standards and practices.

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

  The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or
  The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame

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ISS Governance Services Concise Summary of 2009 Non-U.S. Proxy Voting Guidelines Effective for Meetings on or after Feb. 1, 2009

1. Operational Items
Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

  There are concerns about the accounts presented or audit procedures used; or
  The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

  There are serious concerns about the accounts presented or the audit procedures used;
  The auditors are being changed without explanation; or
  Non-audit-related fees are substantial or are routinely in excess of standard annual audit-related fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or reelection of statutory auditors, unless:

  There are serious concerns about the statutory reports presented or the audit procedures used;
  Questions exist concerning any of the statutory auditors being appointed; or
  The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income Vote FOR approval of the allocation of income, unless:

  The dividend payout ratio has been consistently below 30 percent without adequate explanation; or
  The payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

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2. Board of Directors
Director Elections

Vote FOR management nominees in the election of directors, unless:

  Adequate disclosure has not been provided in a timely manner;
  There are clear concerns over questionable finances or restatements;
  There have been questionable transactions with conflicts of interest;
  There are any records of abuses against minority shareholder interests; or
  The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote on a CASE-BY-CASE basis for contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders. Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

ISS Classification of Directors – International Policy 2009

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Executive Director

  Employee or executive of the company;
  Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

  Any director who is attested by the board to be a non-independent NED;
  Any director specifically designated as a representative of a significant shareholder of the company;
  Any director who is also an employee or executive of a significant shareholder of the company;
  Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);
  Government representative;
  Currently provides (or a relative[1] provides) professional services[2] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year; • Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test[3]); • Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;
  Relative[1] of a current employee of the company or its affiliates;
  Relative[1] of a former executive of the company or its affiliates;
  A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

  Founder/co-founder/member of founding family but not currently an employee;
  Former executive (5 year cooling off period);
  Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered.[4]

Independent NED

• No material[5] connection, either directly or indirectly, to the company other than a board seat.

Employee Representative

• Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Footnotes:

[1] “Relative” follows the U.S. SEC’s definition of “immediate family members” which covers spouses, parents, children, stepparents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

[2] Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

[3] If the company makes or receives annual payments exceeding the greater of $200,000 or five percent of the recipient’s gross revenues (the recipient is the party receiving the financial proceeds from the transaction). [4] For example, in continental Europe, directors with a tenure exceeding 12 years will be considered non-independent. In the United Kingdom and Ireland, directors with a tenure exceeding nine years will be considered non-independent, unless the company provides sufficient and clear justification that the director is independent despite his long tenure.

[5] For purposes of ISS director independence classification, “material” will be defined as a standard of relationship financial, personal or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual's ability to satisfy requisite fiduciary standards on behalf of shareholders.

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Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

  A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or
  Any legal issues (e.g. civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or
  Other egregious governance issues where shareholders will bring legal action against the company or its directors.

For markets which do not routinely request discharge resolutions (e.g. common law countries or markets where discharge is not mandatory), analysts may voice concern in other appropriate agenda items, such as approval of the annual accounts or other relevant resolutions, to enable shareholders to express discontent with the board.

Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Board Structure

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

3. Capital Structure
Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding. Vote FOR specific proposals to increase authorized capital to any amount, unless:

  The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or
  The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to

A-16

shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional supervoting shares.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

Generally vote FOR share repurchase programs/market repurchase authorities, provided that the proposal meets the following parameters:

  Maximum volume: 10 percent for market repurchase within any single authority and 10 percent of outstanding shares to be kept in treasury (“on the shelf”);
  Duration does not exceed 18 months.

For markets that either generally do not specify the maximum duration of the authority or seek a duration beyond 18 months that is allowable under market specific legislation, ISS will assess the company’s historic practice. If there is evidence that a company has sought shareholder approval for the authority to repurchase shares on an annual basis, ISS will support the proposed authority.

In addition, vote AGAINST any proposal where:

  The repurchase can be used for takeover defenses;
  There is clear evidence of abuse;
  There is no safeguard against selective buybacks;
  Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.

ISS may support share repurchase plans in excess of 10 percent volume under exceptional circumstances, such as one-off company specific events (e.g. capital re-structuring). Such proposals will be assessed case-by-case based on merits, which should be clearly disclosed in the annual report, provided that following conditions are met:

  The overall balance of the proposed plan seems to be clearly in shareholders’ interests;
  The plan still respects the 10 percent maximum of shares to be kept in treasury.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

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Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

4. Other
Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every M&A analysis, ISS reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

  Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.
  Market reaction - How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.
  Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
  Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.
  Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

Mandatory Takeover Bid Waivers

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis.

Compensation Plans Vote compensation plans on a CASE-BY-CASE basis.

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit

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THE DFA INVESTMENT TRUST COMPANY
(Amendment No. 39)

PART C OTHER INFORMATION

(a)	Charter.

	(1)	Agreement and Declaration of Trust effective as of December 27, 1993.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 5 to the Registrant's
Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: November 29, 1995

	(2)	Certificate of Trust dated September 11, 1992.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 14 to the Registrant’s
Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	March 3, 1998

		(a)	Certificate of Amendment to Certificate of Trust dated January 15,
1993.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 14 to the Registrant’s
Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	March 3, 1998

(b)	By-Laws.

	(1)	By-Laws.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 14 to the Registrant's
Registration Statement on Form N-1A
File No.: 811-07436
Filing Date: March 3, 1998

(c)	Instruments Defining the Rights of Security Holders.

	(1)	No specimen securities are issued on behalf of the Registrant.

	(2)	Relevant portion of Agreement and Declaration of Trust.
See Article V
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 5 to the Registrant's
Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	November 29, 1995

	(3)	Relevant portion of By-Laws.
See Article II
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 14 to the Registrant's
Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	March 3, 1998

1

(d)	Investment Advisory Contracts.

	(1)	Investment Management Agreements.

		(a)	Amended and Restated Investment Management Agreement dated
December 1, 1995 between the Registrant and DFA on behalf of
The U.S. Large Company Series.

Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 31 to the
Registrant’s Registration Statement on Form N-1A
			File No.:	811-07436
			Filing Date:	March 29, 2004

		(b)	Investment Management Agreement dated January 6, 1993
between the Registrant and DFA on behalf of The DFA One-Year
Fixed Income Series.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 14 to the
Registrant’s Registration Statement on Form N-1A
			File No.:	811-07436
			Filing Date:	March 3, 1998

		(c)	Investment Management Agreement dated January 6, 1993
between the Registrant and DFA on behalf of The U.S. Large Cap
Value Series (formerly The U.S. Large Cap High Book to Market
Series).
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 14 to the
Registrant’s Registration Statement on Form N-1A
			File No.:	811-07436
			Filing Date:	March 3, 1998

		(d)	Investment Management Agreement dated December 1, 1993
between the Registrant and DFA on behalf of The DFA
International Value Series.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 14 to the
Registrant’s Registration Statement on Form N-1A
			File No.:	811-07436
			Filing Date:	March 3, 1998

2

(e)	Investment Management Agreement dated January 11, 1994
between the Registrant and DFA on behalf of The Emerging
Markets Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 38 to the Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	February 27, 2009

(f)	Investment Management Agreement dated February 8, 1996
between the Registrant and DFA on behalf of The DFA Two-Year
Global Fixed Income Series.

Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 6 to the Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	February 7, 1996

(g)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Japanese Small Company
Series.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	August 7, 1996

(h)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The United Kingdom Small
Company Series.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	August 7, 1996

(i)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Pacific Rim Small
Company Series.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	August 7, 1996

	(i)	Addendum Number One dated October 21, 2005 re: the

3

reflection of the following name change:
	*	The Pacific Rim Small Company Series to The Asia
Pacific Small Company Series
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 34 to the
Registrant’s Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 30, 2006

(j)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Continental Small
Company Series.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	August 7, 1996

(k)	Investment Management Agreement dated October 18, 1996
between the Registrant and DFA on behalf of The Emerging
Markets Small Cap Series.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 14 to the
Registrant’s Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 3, 1998

(l)	Investment Management Agreement dated December 7, 1998
between the Registrant and DFA on behalf of the Tax-Managed
U.S. Marketwide Value Series.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 31 to the
Registrant’s Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 29, 2004

(m)	Investment Management Agreement dated July 26, 2001 between
the Registrant and DFA on behalf of The Tax-Managed U.S.
Equity Series (formerly The Tax-Managed U.S. Marketwide
Series).
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 26 to the
Registrant’s Registration Statement on Form N-1A

4

		File No.:	811-07436
		Filing Date:	September 7, 2001

		(i)	Form of Addendum Number One re: the reflection of the
following name change:
		*	The Tax-Managed U.S. Marketwide Series to The
Tax-Managed U.S. Equity Series
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 26 to the
Registrant’s Registration Statement on Form
N-1A
		File No.:	811-07436
		Filing Date:	September 7, 2001

	(n)	Form of Investment Management Agreement dated March 30,
2007 between the Registrant and DFA on behalf of The Canadian
Small Company Series.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 36 to the Registrant’s
Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	March 30, 2007

(2)	Sub-Advisory Agreements.

	(a)	Sub-Advisory Agreement among the Registrant, DFA and
Australia Pty Ltd. (“DFA-Australia”) dated August 7, 1996 on behalf of The Japanese Small Company Series.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	August 7, 1996

	(b)	Sub-Advisory Agreement among the Registrant, DFA and
Dimensional Fund Advisors Ltd. (“DFAL”) dated August 7, 1996 on behalf of The United Kingdom Small Company Series.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	August 7, 1996

	(c)	Sub-Advisory Agreement among the Registrant, DFA and DFA-
Australia dated August 7, 1996 on behalf of The Pacific Rim Small
Company Series.

5

Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	August 7, 1996

	(i)	Amendment Number Two dated October 21, 2005 re:
the reflection of the following name change:
	*	The Pacific Rim Small Company Series to The Asia
Pacific Small Company Series
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 34 to the
Registrant’s Registration Statement on Form
N-1A
	File No.:	811-07436
Filing Date:March 30, 2006

(d)	Sub-Advisory Agreement among the Registrant, DFA and DFAL
dated August 7, 1996 on behalf of The Continental Small
Company Series.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to the Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	August 7, 1996

(e)	Form of Consulting Services Agreement between Dimensional
Fund Advisors Inc. and Dimensional Fund Advisors Ltd. dated
September 13, 1999 on behalf of:
THE DFA INVESTMENT TRUST COMPANY
* DFA International Value Series
* Emerging Markets Small Cap Series
* Emerging Markets Series
* Tax-Managed U.S. Marketwide Value Series
DFA INVESTMENT DIMENSIONS GROUP INC.
* DFA International Small Cap Value Portfolio
* VA International Value Portfolio
* Large Cap International Portfolio
* Tax-Managed DFA International Value Portfolio
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 16 to the
Registrant’s Registration Statement on Form N-1A
	File No:	811-07436
	Filing Date:	December 8, 1998

(f)	Form of Consulting Services Agreement between Dimensional

6

Fund Advisors Inc. and DFA Australia Ltd. on behalf of:
THE DFA INVESTMENT TRUST COMPANY
* DFA International Value Series
* Emerging Markets Small Cap Series
* Emerging Markets Series
* Tax-Managed U.S. Marketwide Value Series
DFA INVESTMENT DIMENSIONS GROUP INC.
* DFA International Small Cap Value Portfolio
* VA International Value Portfolio
* Large Cap International Portfolio
* Tax-Managed DFA International Value Portfolio; and
DIMENSIONAL EMERGING MARKETS VALUE FUND, INC.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 16 to the
Registrant’s Registration Statement on Form N-1A
		File No:	811-07436
		Filing Date:	December 8, 1998

(e)	Underwriting Contracts.
Amended and Restated Distribution Agreement dated December 19, 2003 between the Registrant and DFA Securities Inc.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 31 to the Registrant’s Registration
Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 29, 2004

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.

	(1)	Custodian Agreement between the Registrant and PFPC Trust Company
(“PFPC”) (formerly PNC Bank, N.A. and Provident National Bank N.A.)
dated January 15, 1993.
Incorporated herein by reference to:
	Filing:		Post-Effective Amendment No. 14 to the Registrant’s
Registration Statement on Form N-1A
	File No.:		811-07436
	Filing Date:		March 3, 1998

		(a)	Addendum Number One dated December 7, 1998 between
PFPC and the Registrant on behalf of each series of the
Registrant.
Incorporated herein by reference to:

7

	Filing:	Post-Effective Amendment No. 17 to the
Registrant's Registration statement on Form
N-1A
	File No.:	811-07436
	Filing Date:	March 24, 1999

(b)	Addendum Number Two dated May 28, 1999 between
PFPC Trust Company and the Registrant on behalf of each
series of the Registrant.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 18 to the
Registrant's Registration statement on Form
N-1A
	File No.:	811-07436
	Filing Date:	May 28, 1999

(c)	Addendum Number Three dated September 13, 1999
between PFPC Trust Company and the Registrant on behalf
of each series of the Registrant.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 31 to the
Registrant’s Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 29, 2004

(d)	Addendum Number Four dated July 27, 2000 between
PFPC Trust Company and the Registrant on behalf of each
series of the Registrant.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 31 to the
Registrant’s Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 29, 2004

(e)	Addendum Number Five dated March 27, 2001, between
PFPC Trust Company and the Registrant on behalf of each
series of the Registrant re: the reflection of the following name changes:
	*	The U.S. 4-10 Value Series to The U.S. Small XM
Value Series
	*	The U.S. 6-10 Value Series to The U.S. Small Cap
Value Series
	*	The U.S. 6-10 Small Company Series to The U.S.
Small Cap Series
	*	The U.S. 9-10 Small Company Series to The U.S.
Micro Cap Series
Incorporated herein by reference to:

8

		Filing:	Post-Effective Amendment No. 26 to the
Registrant’s Registration Statement on Form
N-1A
		File No.:	811-07436
		Filing Date:	September 7, 2001

	(f)	Addendum Number Six dated July 26, 2001 between PFPC
Trust Company and the Registrant on behalf of each series
of the Registrant re: the addition of the following Series:
		*	The Tax-Managed U.S. Marketwide Series; and
re: the reflection of the following name changes:
		*	The LD U.S. Large Company Series to The LD
U.S. Marketwide Series
		*	The HD U.S. Large Company Series to The HD
U.S. Marketwide Series
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 26 to the
Registrant’s Registration Statement on Form
N-1A
		File No.:	811-07436
		Filing Date:	September 7, 2001

	(g)	Addendum Number Seven dated September 21, 2001
between PFPC Trust Company and the Registrant on behalf
of each series of the Registrant re: the reflection of the
following name change:
		*	The Tax-Managed U.S. Marketwide Series to The
Tax-Managed U.S. Equity Series
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 31 to the
Registrant’s Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	March 29, 2004

(2)	Form of Global Custody Agreement dated January 18, 1994 between the
Registrant and The Chase Manhattan Bank, N.A. on behalf of The
Emerging Markets Series.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 14 to the Registrant’s
Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 3, 1998

(3)	Custodial Services Agreement dated January 13, 1998 between the
Registrant and Citibank, N.A.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 14 to the Registrant’s

9

Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	March 3, 1998
		(i)	Manual Transmission Authorization.
		(ii)	Manual Transmission Procedures.

(h)	Other Material Contracts.

	(1)	Transfer Agency Agreement dated January 15, 1993 between the
Registrant and PFPC Inc. (formerly known as Provident Financial
Processing Corporation) (“PFPC”).
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 14 to the Registrant’s
Registration Statement on Form N-1A
		File No.:	811-07436
		Filing Date:	March 3, 1998
		(i)	Appendix A:	Authorized Persons to Give Oral and
Written Instructions
		(ii)	Schedule A:	Listing of Statistical Reports

		(a)	Amendments to the Transfer Agency Agreement.

		(i)	Amendment Number One dated December 1, 1993 between
the Registrant and PFPC on behalf of The DFA
International Value Series.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 14 to the
Registrant’s Registration Statement on Form
N-1A
			File No.:	811-07436
			Filing Date:	March 3, 1998

		(b)	Addendum to the Transfer Agency Agreement.

		(i)	Addendum Number One dated December 7, 1998 between
PFPC and the Registrant on behalf of each series of the
Registrant.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 17 to the
Registrant's Registration Statement on Form
N-1A
			File No.:	811-07436
			Filing Date:	March 24, 1999

		(ii)	Addendum Number Two dated May 28, 1999 between
PFPC and the Registrant on behalf of each series of the

10

Registrant.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 18 to the
Registrant's Registration Statement on Form
N-1A
	File No.:	811-07436
	Filing Date:	May 28, 1999

(iii)	Addendum Number Three dated September 13, 1999
between PFPC and the Registrant on behalf of each series
of the Registrant.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 31 to the
Registrant’s Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 29, 2004

(iv)	Addendum Number Four dated July 27, 2000 between
PFPC and the Registrant on behalf of each series of the
Registrant.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 31 to the
Registrant’s Registration Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 29, 2004

(v)	Addendum Number Six dated July 26, 2001 between PFPC
and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
	*	The Tax-Managed U.S. Marketwide Series; and
re: the reflection of the following name changes:
	*	The LD U.S. Large Company Series to The LD
U.S. Marketwide Series
	*	The HD U.S. Large Company Series to The HD
U.S. Marketwide Series
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 26 to the
Registrant’s Registration Statement on Form
N-1A
	File No.:	811-07436
	Filing Date:	September 7, 2001

(vi)	Addendum Number Seven dated September 21, 2001
between PFPC and the Registrant on behalf of each series
of the Registrant re: the reflection of the following name
change:
	*	The Tax-Managed U.S. Marketwide Series to The

11

Tax-Managed U.S. Equity Series
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 31 to the
Registrant’s Registration Statement on Form N-1A
			File No.:	811-07436
			Filing Date:	March 29, 2004

		(vii)	Form of Addendum Number Eight dated September 13,
2005 between PFPC and the Registrant on behalf of each
series of the Registrant re: the reflection of the following name change:
			*	The Pacific Rim Small Company Series to the Asia
Pacific Small Company Series
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 33 to the
Registrant’s Registration Statement on Form N-1A
			File No.:	811-07436
			Filing Date:	September 13, 2005

(2)	Administration and Accounting Services Agreement dated January 15,
1993 between the Registrant and PFPC.
Incorporated herein by reference to:
	Filing:		Post-Effective Amendment No. 14 to the Registrant’s
Registration Statement on Form N-1A
	File No.:		811-07436
	Filing Date:		March 3, 1998

	(a)	Amendments to the Administration and Accounting Services
Agreement.

		(i)	Amendment Number One dated December 1, 1993 between
PFPC and the Registrant on behalf of The DFA
International Value Series.
Incorporated herein by reference to:
			Filing:	Post-Effective Amendment No. 14 to the
Registrant’s Registration Statement on Form
N-1A
			File No.:	811-07436
			Filing Date:	March 3, 1998

	(b)	Addenda to the Administration and Accounting Services
Agreement.

		(i)	Addendum Number One dated December 7, 1998 between
PFPC and the Registrant on behalf of each series of the
Registrant.
Incorporated herein by reference to:

12

	Filing:	Post-Effective Amendment No. 17 to the
Registrant’s Registration Statement on Form
N-1A
	File No.:	811-07436
	Filing Date:	March 24, 1999

(ii)	Addendum Number Two dated May 28, 1999 between
PFPC and the Registrant on behalf of each series of the
Registrant.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 18 to the
Registrant’s Registration Statement on Form
N-1A
	File No.:	811-07436
	Filing Date:	May 28, 1999

(iii)	Form of Addendum Number Three dated September 13,
1999 between PFPC and the Registrant on behalf of each
series of the Registrant.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 20 to the
Registrant’s Registration Statement on Form
N-1A
	File No.:	811-07436
	Filing Date:	September 13, 1999

(iv)	Form of Addendum Number Four dated July 27, 2000
between PFPC and the Registrant on behalf of each series
of the Registrant.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 22 to the
Registrant’s Registration Statement on Form
N-1A
	File No:	811-07436
	Filing Date:	July 27, 2000

(v)	Addendum Number Six dated July 26, 2001 between PFPC
and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:
	*	The Tax-Managed U.S. Marketwide Series; and
re: the reflection of the following name changes:
	*	The LD U.S. Large Company Series to The LD
U.S. Marketwide Series
	*	The HD U.S. Large Company Series to The HD
U.S. Marketwide Series
Incorporated herein by reference to:

13

		Filing:	Post-Effective Amendment No. 26 to the
Registrant’s Registration Statement on Form
N-1A
		File No.:	811-07436
		Filing Date:	September 7, 2001

	(vi)	Form of Addendum Number Seven dated September 21,
2001 between PFPC and the Registrant on behalf of each
series of the Registrant re: the reflection of the following name change:
		*	The Tax-Managed U.S. Marketwide Series to The
Tax-Managed U.S. Equity Series
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 27 to the
Registrant’s Registration Statement on Form
N-1A
		File No.:	811-07436
		Filing Date:	September 21, 2001

	(vii)	Form of Addendum Number Eight dated September 13,
2005 between PFPC and the Registrant on behalf of each
series of the Registrant re: the reflection of the following name change:
		*	The Pacific Rim Small Company Series to the Asia
Pacific Small Company Series
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 33 to the
Registrant’s Registration Statement on Form
N-1A
		File No.:	811-07436
		Filing Date:	September 13, 2005

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers
LLP.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 38 to the
Registrant's Registration Statement on Form
N-1A
File No.: 811-07436
Filing Date: February 27, 2009

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Not applicable.

(m)	Rule 12b-1 Plan.

14

Not applicable.

(n)	Rule 18f-3 Plan.
Not Applicable.

(o)	Power-of-Attorney.
Power-of-Attorney dated as of March 30, 2007, appointing David G. Booth, David
R. Martin, Catherine L. Newell, Valerie A. Brown and Jeff J. Jeon as attorneys-
in-fact to David G. Booth, Rex A. Sinquefield, George M. Constantinides, John P.
Gould, Roger G. Ibbotson, Robert C. Merton, Myron S. Scholes, Abbie J. Smith
and David R. Martin.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 36 to the Registrant’s Registration
Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 30, 2007

(p)	Codes of Ethics.

Code of Ethics of the Registrant, Advisor and Underwriter.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 31 to the Registrant’s Registration
Statement on Form N-1A
	File No.:	811-07436
	Filing Date:	March 29, 2004

Item 24.	Persons Controlled by or under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of a feeder fund that invests all of its investable assets in a Series of the
Trust, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, certain feeder portfolios of DFA Investment Dimensions Group (“DFA IDG”) and Dimensional
Investment Group (“DIG”), both Maryland corporations and registered investment companies, may be deemed to be under common control with their corresponding Series of the Trust. As of July 31, 2009, no person beneficially owned more than 25% of the outstanding voting securities of a feeder portfolio that controlled a Series of the Trust.

Item 25.	Indemnification.
Reference is made to Article VII of the Registrant’s Agreement and Declaration
of Trust and to Article X of the Registrant’s By-Laws, which are incorporated herein by reference.

15

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: “Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

Item 26.	Business and Other Connections of Investment Adviser.
Dimensional Fund Advisors LP, the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., Dimensional Emerging
Markets Value Fund Inc. and Dimensional Investment Group Inc. The Advisor
also serves as sub-advisor for certain other registered investment companies. For additional information, please see “Management of the Trust” in PART A and
“Management of the Registrant” in PART B of this Registration Statement.
Additional information as to the Advisor and the directors and officers of the
Advisor is included in the Advisor’s Form ADV filed with the Commission (File
No. 801-16283), which is incorporated herein by reference and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 27.	Principal Underwriters.

(a)	DFA Securities Inc., (“DFAS”) is the principal underwriter for the Registrant.
DFAS also serves as principal underwriter for DFA Investment Dimensions
Group Inc., Dimensional Investment Group Inc. and Dimensional Emerging
Markets Value Fund Inc.

(b)	The following table sets forth information as to the Distributor’s Directors,
Officers, Partners and Control Persons. The address of each officer is 1299 Ocean Avenue,
Santa Monica, CA 90401:

Name and Principal Business	Positions and Offices	Positions and Offices
Address	with Underwriter	with Fund
April A. Aandal	Vice President	Vice President and Chief
Learning Officer

16

Darryl D. Avery	Vice President	Vice President
Arthur H. Barlow	Vice President	Vice President
Scott A. Bosworth	Vice President	Vice President
Valerie A. Brown	Vice President and	Vice President and
	Assistant Secretary	Assistant Secretary
David P. Butler	Vice President	Vice President
Patrick E. Carter	Vice President	Vice President
Joseph H. Chi	Vice President	Vice President
Stephen A. Clark	Vice President	Vice President
Robert P. Cornell	Vice President	Vice President
Christopher S. Crossan	Vice President and Chief	Vice President and Chief
	Compliance Officer	Compliance Officer
James L. Davis	Vice President	Vice President
Robert T. Deere	Vice President	Vice President
Robert W. Dintzner	Vice President	Vice President
Kenneth Elmgren	Vice President	Vice President
Richard A. Eustice	Vice President and	Vice President and
	Assistant Secretary	Assistant Secretary
Eugene F. Fama, Jr.	Vice President	Vice President
Gretchen A. Flicker	Vice President	Vice President
Jed S. Fogdall	Vice President	Vice President
Glenn S. Freed	Vice President	Vice President
Mark R. Gochnour	Vice President	Vice President
Henry F. Gray	Vice President	Vice President
John T. Gray	Vice President	Vice President
Darla Hastings	Vice President	Vice President
Joel H. Hefner	Vice President	Vice President
Julie C. Henderson	Vice President and Fund	Vice President and Fund
	Controller	Controller
Kevin B. Hight	Vice President	Vice President
Christine W. Ho	Vice President	Vice President
Jeff J. Jeon	Vice President	Vice President
Patrick M. Keating	Vice President	Vice President
Joseph F. Kolerich	Vice President	Vice President
Michael F. Lane	Vice President	Vice President
Kristina M. LaRusso	Vice President	Vice President
Immoo Lee	Vice President	Vice President
Juliet H. Lee	Vice President	Vice President
Apollo D. Lupesco	Vice President	Vice President
David R. Martin	Vice President, Chief	Vice President, Chief
	Financial Officer and	Financial Officer and
	Treasurer	Treasurer
Catherine L. Newell	Vice President and	Vice President and
	Secretary	Secretary
Christian Newton	Vice President	Vice President

17

Gerard K. O’Reilly	Vice President	Vice President
Daniel C. Ong	Vice President	Vice President
Carmen Palafox	Vice President	Vice President
Sonya K. Park	Vice President	Vice President
David A. Plecha	Vice President	Vice President
Ted Randall	Vice President	Vice President
L. Jacobo Rodríguez	Vice President	Vice President
David E. Schneider	Vice President	Vice President
Bruce A. Simmons	Vice President	Vice President
Ted R. Simpson	Vice President	Vice President
Bryce D. Skaff	Vice President	Vice President
Grady M. Smith	Vice President	Vice President
Carl G. Snyder	Vice President	Vice President
Lawrence R. Spieth	Vice President	Vice President
Bradley G. Steiman	Vice President	Vice President
Robert C. Trotter	Vice President	Vice President
Karen E. Umland	Vice President	Vice President
Sunil Wahal	Vice President	Vice President
Brian J. Walsh	Vice President	Vice President
Carol W. Wardlaw	Vice President	Vice President
Weston J. Wellington	Vice President	Vice President
Daniel M. Wheeler	Vice President	Vice President
Ryan J. Wiley	Vice President	Vice President
Paul E. Wise	Vice President	Vice President
David G. Booth	Chairman, Director,	Chairman, Director,
	President and Chief	President and Chief
	Executive Office	Executive Office
Kenneth R. French	Director	Not Applicable
John A. McQuown	Director	Not Applicable
Eduardo A. Repetto	Vice President, and Chief Investment Officer	Director, Vice President, and Chief Investment Officer
Dimensional Fund Advisors	Shareholder	Not Applicable
LP

(c)	Not applicable.

Item 28.	Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the
Registrant and at additional locations, as follows:

	Name	Address
	The DFA Investment Trust Company	6300 Bee Cave Road, Building One
Austin, TX 78746

18

	PNC Global Investment Servicing	301 Bellevue Parkway
Wilmington, DE 19809

	The Chase Manhattan Bank	4 Chase MetroTech Center
Brooklyn, NY 11245

Item 29.	Management Services.
There are no management-related service contracts not discussed in Part A or Part
B.

Item 30.	Undertakings.

	(a)	The Registrant undertakes to furnish each person to whom this Post-
Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

	(b)	The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant’s outstanding shares and to assist its shareholders in accordance with the requirements of Section
16(c) of the Investment Company Act of 1940 relating to shareholder communications.

19

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 39 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 15th day of September, 2009.

THE DFA INVESTMENT TRUST COMPANY (Registrant)

By: /s/ Valerie A. Brown Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference) Vice President and Assistant Secretary (Signature and Title)

20

EXHIBIT INDEX

N-1A	EDGAR EXHIBIT
EXHIBIT NO.	NO.	DESCRIPTION

21